Filed Pursuant to Rule 424(b)(5)
Registration No. 333-183196

Prospectus Supplement

(To Prospectus dated August 20, 2012)

$350,000,000

Radian Group Inc.

2.25% Convertible Senior Notes due 2019

Radian Group is offering $350 million aggregate principal amount of its 2.25% Convertible Senior Notes due 2019.

The notes will bear interest at a rate of 2.25% per year, payable semi-annually in arrears on March 1 and September 1 of each year, beginning on September 1, 2013. The notes will mature on March 1, 2019 unless earlier converted or repurchased by us.

Holders will be able to convert their notes at their option before the close of business on the business day immediately preceding December 1, 2018 only under the following circumstances: (1) during any calendar quarter commencing after March 31, 2013 (and only during such calendar quarter), if the last reported sale price of Radian Group’s common stock for each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (we refer to this five consecutive trading day period as the “measurement period”) in which the trading price per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the indenture, for each trading day during that measurement period was less than 98% of the product of the last reported sale price of the common stock and the applicable conversion rate on such trading day; (3) any time prior to the close of business on the business day prior to the redemption date if we call the notes for redemption; or (4) upon the occurrence of specified corporate events. However, on or after December 1, 2018, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at any time, regardless of the conditions specified above. Upon conversion, Radian Group will pay or deliver, as the case may be, cash, shares of common stock or a combination of cash and shares of common stock, at Radian Group’s election, as described in this prospectus supplement.

The conversion rate will initially be 94.3396 shares of common stock per $1,000 principal amount of notes (corresponding to an initial conversion price of approximately $10.60 per share of common stock). The conversion rate will be subject to adjustment for some events but will not be adjusted for any accrued and unpaid interest, if any. In addition, following certain corporate events, Radian Group will increase the conversion rate for a holder who elects to convert its notes in connection with that corporate event in certain circumstances.

Holders may require Radian Group to purchase for cash all or part of their notes upon a fundamental change at a price in cash equal to 100% of the principal amount of the notes being purchased plus accrued and unpaid interest, if any, up to, but excluding, the fundamental change repurchase date.

At any time on or after March 8, 2016, we may redeem all or part of the notes, but only if the last reported sale price of our common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the trading day prior to the date we provide notice of redemption exceeds 130% of the conversion price in effect on each such trading day. The redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (unless the redemption date falls after a regular record date but on or prior to the immediately succeeding interest payment date, in which case we will pay the full amount of accrued and unpaid interest to the holder of record as of the close of business on such regular record date, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed).

The notes will be Radian Group’s general unsecured, senior obligations and will rank equally in right of payment with all of its other existing and future obligations that are unsecured and unsubordinated; senior in right of payment to Radian Group’s existing and future obligations that are expressly subordinated in right of payment to the notes; effectively subordinate to any of Radian Group’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally subordinated to all existing and future liabilities, including claims with respect to insured policies and trade payables, of its subsidiaries.

Concurrently with this offering, Radian Group is offering 34 million shares of its common stock (or 39.1 million shares if the underwriters in that offering exercise in full their option to purchase additional shares) in an underwritten offering pursuant to a separate prospectus supplement.

The notes will not be listed on any securities exchange or automated dealer quotation system. The common stock is listed on the New York Stock Exchange under the symbol “RDN.” On February 22, 2013, the last reported sale price of the common stock, as reported on the New York Stock Exchange, was $7.95 per share.

Investing in the notes involves a high degree of risk. You should carefully consider the discussion under “Risk Factors” beginning on page S-10 of this prospectus supplement, on page 5 of the accompanying prospectus and in the reports we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price (1)	100.00%	$350,000,000.00
Underwriting discounts and commissions (excluding notes sold to an investor identified by us) (2)	3.00%	$8,250,000.00
Proceeds to Radian Group Inc. (before expenses) (2)	97.00%	$341,750,000.00
(1)	Plus accrued interest, if any, from, and including, March 4, 2013.
(2)	No underwriting discount will be paid to the underwriters with respect to $75 million principal amount of notes purchased in the offering by an investor identified by us.

The underwriters may also purchase up to an additional $50 million principal amount of notes within 30 days of the date of this prospectus supplement.

The underwriters expect to deliver the notes in book-entry form only, through the facilities of The Depository Trust Company on or about March 4, 2013.

Joint Bookrunning Managers

Morgan Stanley	Goldman, Sachs & Co.

Keefe, Bruyette & Woods

                                       A Stifel Company

Prospectus Supplement dated February 26, 2013

Prospectus Supplement

Prospectus

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus and any free writing prospectus that Radian Group authorizes to be distributed to you. You may obtain the information incorporated by reference into this prospectus supplement and the accompanying prospectus without charge by following the instructions under “Where You Can Find More Information” and “Information Incorporated by Reference” below. Radian Group has not, and the underwriters have not, authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. Radian Group is not and the underwriters are not making an offer to sell the notes or soliciting an offer to buy the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, any free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since such respective dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC. This document contains two parts. The first part is the prospectus supplement, which describes the specific details regarding this offering, including the price, amount of notes being offered, the risks of investing in the notes and other items. The second part is the accompanying prospectus, which provides more general information about the securities Radian Group may offer from time to time under the registration statement, some of which may not apply to the notes covered by this prospectus supplement. If there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information in this prospectus supplement will control. You should read both this prospectus supplement and the accompanying prospectus together with the additional information described in “Where You Can Find More Information” and the documents listed in “Information Incorporated by Reference” before you decide whether to invest in the notes.

In making an investment decision, you must rely on your own examination of the Company and the terms of this offering and the notes, including the merits and risks involved. Radian Group is not making any representation to any purchaser of the notes regarding the legality of an investment in the notes by such purchaser. You should not consider any information in this prospectus supplement or the accompanying prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in the notes.

Unless the context otherwise requires, we use the terms “Company,” “we,” “us,” and “our” to refer to Radian Group Inc. and its subsidiaries, except that with respect to the common stock issued by Radian Group and the notes offered hereby, such terms refer solely to Radian Group Inc. and not to any of its subsidiaries. The notes offered hereby are the general unsecured obligations of Radian Group and not of any of its subsidiaries. We generally refer to Radian Group Inc. alone, without its consolidated subsidiaries, as “Radian Group.” Unless the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “holders,” includes holders of beneficial interests in the global notes deposited with, or on behalf of, The Depository Trust Company (“DTC”), and registered in the name of DTC or a nominee of DTC.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement and the accompanying prospectus are a part. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to the Company and the notes offered hereby, you are referred to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents contain specific information regarding us. These documents, including any exhibits and schedules, may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part of such documents may be obtained from the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov. Radian Group’s common stock is listed on the New York Stock Exchange under the ticker symbol “RDN.” Our SEC filings are also available (free of charge) from our website at www.radian.biz. Information contained on our website or any other website is not incorporated into this prospectus supplement or the accompanying prospectus and does not constitute a part of this prospectus supplement or the accompanying prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

In addition to historical information, this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, contain statements relating to events, developments or results that we expect or anticipate may occur in the future. These statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the United States (“U.S.”) Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” or the negative or other variations on these words and other similar expressions. These statements, which may include, without limitation, projections regarding our future performance and financial condition, are made on the basis of management’s current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking statement. These statements speak only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We operate in a changing environment. New risks emerge from time to time and it is not possible for us to predict all risks that may affect us. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following:

•

changes in general economic and political conditions, including high unemployment rates and weakness in the U.S. housing and mortgage credit markets, a significant downturn in the U.S. or global economies, a lack of meaningful liquidity in the capital or credit markets, changes or volatility in interest rates or consumer confidence and changes in credit spreads, each of which may be accelerated or intensified by, among other things, legislative activity or inactivity or actual or threatened downgrades of U.S. credit ratings;

•

changes in the way customers, investors, regulators or legislators perceive the strength of private mortgage insurers or financial guaranty providers, in particular in light of developments in the private mortgage insurance and financial guaranty industries in which certain of our former competitors have ceased writing new insurance business and have been placed under supervision or receivership by insurance regulators;

•

catastrophic events or economic changes in certain geographic regions, including those affecting governments and municipalities, where our mortgage insurance exposure is more concentrated or where we have financial guaranty exposure;

•

our ability to maintain sufficient holding company liquidity to meet our short- and long-term liquidity needs, including in particular, additional capital contributions that may be required to support our mortgage insurance business and the repayment of our long-term debt;

•

a reduction in, or prolonged period of depressed levels of, home mortgage originations due to reduced liquidity in the lending market, tighter underwriting standards, and general reduced housing demand in the U.S., which may be exacerbated by regulations impacting home mortgage originations, including requirements established under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”);

•

the potential adverse impact on the mortgage origination market and on private mortgage insurers due to increased capital requirements for mortgage loans under proposed interagency rules to implement the third Basel Capital Accord, including in particular, the possibility that loans insured by the Federal Housing Administration (“FHA”) will receive more favorable regulatory capital treatment than loans with private mortgage insurance;

•

our ability to maintain an adequate risk-to-capital position, minimum policyholder position and other surplus requirements for Radian Guaranty Inc. (“Radian Guaranty”), our principal mortgage insurance subsidiary, including, if necessary, our ability to write new mortgage insurance while maintaining a capital position that is not in compliance with risk-based capital requirements imposed in certain states, either through waivers of these limitations or through use of another mortgage insurance subsidiary, and the possibility that state regulators could pursue regulatory actions or proceedings, including possible supervisory or receivership actions, against Radian Guaranty in the event Radian Guaranty’s capital and financial position is not in compliance with levels that are acceptable to such regulators;

•	our ability to continue to effectively mitigate our mortgage insurance and financial guaranty losses;

•

a more rapid than expected decrease in the current elevated levels of mortgage insurance rescissions and claim denials, which have reduced our paid losses and resulted in a significant reduction in our loss reserves, including a decrease in net rescissions or denials resulting from an increase in the number of successful challenges to previously rescinded policies or claim denials, or caused by the government-sponsored entities intervening in mortgage insurers’ loss mitigation practices, including settlements of disputes regarding loss mitigation activities;

•

the negative impact that our loss mitigation activities may have on our relationships with customers and potential customers, including the potential loss of business and the heightened risk of disputes and litigation;

•

the need, in the event that we are unsuccessful in defending our rescissions, denials or claim curtailments, to increase our loss reserves for, and reassume risk on, rescinded loans or denied claims, and to pay additional claims, including amounts previously curtailed;

•	any disruption in the servicing of mortgages covered by our insurance policies, as well as poor servicer performance;

•

adverse changes in the severity or frequency of losses associated with certain products that we formerly offered (and which remain in our insured portfolio) that are riskier than traditional mortgage insurance or financial guaranty insurance policies;

•	a decrease in the persistency rates of our mortgage insurance policies, which has the effect of reducing our premium income;

•

heightened competition for our mortgage insurance business from others such as the FHA, the U.S. Department of Veterans Affairs and other private mortgage insurers, including in particular, those that have been assigned higher ratings than we have, that may have access to greater amounts of capital than we do, or that are new entrants to the industry and are therefore not burdened by legacy obligations;

•

changes in the charters or business practices of, or rules or regulations applicable to, Fannie Mae and Freddie Mac, the largest purchasers of mortgage loans that we insure, and our ability to remain an eligible provider to both Fannie Mae and Freddie Mac;

•

changes to the current system of housing finance, including the possibility of a new system in which private mortgage insurers are not required or their products are significantly limited in effect or scope;

•

the effect of the Dodd-Frank Act on the financial services industry in general, and on our mortgage insurance and financial guaranty businesses in particular, including whether and to what extent loans with private mortgage insurance may be considered “qualified residential mortgages” for purposes of the Dodd-Frank Act securitization provisions;

•

the application of existing federal or state laws and regulations, or changes in these laws and regulations or the way they are interpreted, including, without limitation: (i) the resolution of existing, or the possibility of additional, lawsuits or investigations (including in particular investigations and litigation relating to captive reinsurance arrangements under the Real Estate Settlement Practices Act of 1974); and (ii) legislative and regulatory changes (a) impacting the demand for private mortgage insurance, (b) limiting or restricting the products we may offer or increasing the amount of capital we

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are required to hold, (c) affecting the form in which we execute credit protection, or (d) otherwise impacting our existing businesses;

•	the amount and timing of potential payments or adjustments associated with federal or other tax examinations;

•

the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses, or to estimate accurately the fair value amounts of derivative instruments in determining gains and losses on these instruments;

•	volatility in our earnings caused by changes in the fair value of our assets and liabilities carried at fair value, including our derivative instruments;

•

our ability to realize some or all of the tax benefits associated with our gross deferred tax assets, which will depend on our ability to generate sufficient sustainable taxable income in future periods;

•	changes in accounting principles generally accepted in the United States of America or statutory accounting principles, rules and guidance, or their interpretation; and

•	legal and other limitations on amounts we may receive from our subsidiaries as dividends or through our tax- and expense-sharing arrangements with our subsidiaries.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, investors should review the discussion under “Risk Factors” in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the discussion under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2012, and those risks detailed in our subsequent reports and registration statements filed from time to time with the SEC. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date on which we filed this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us, Radian Group’s notes and this offering. It highlights selected information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is a summary, it does not contain all of the information that you should consider before investing in the notes. Before making an investment decision, you should read this entire prospectus supplement, including the section entitled “Risk Factors,” the accompanying prospectus, our financial statements and the accompanying notes to the financial statements and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Radian Group Inc.

We are a credit enhancement company with a primary strategic focus on domestic first-lien residential mortgage insurance.

We currently have two operating business segments – mortgage insurance and financial guaranty:

•	Our mortgage insurance segment provides credit-related insurance coverage, principally through private mortgage insurance, and risk management services to mortgage lending institutions.

•

Our financial guaranty segment previously offered direct insurance and reinsurance on credit-based risks through Radian Asset Assurance Inc. (“Radian Asset Assurance”), a wholly-owned subsidiary of Radian Guaranty, through financial guarantees and credit default swaps. While we discontinued writing new financial guaranty business in 2008, Radian Asset Assurance continues to provide financial guaranty insurance on its existing portfolio of structured finance and public finance credits. Our financial guaranty business serves as an important source of capital support for Radian Guaranty.

Radian Group acts principally as a holding company for its insurance subsidiaries and does not have any significant operations of its own.

Our principal executive offices are located at 1601 Market Street, Philadelphia, Pennsylvania 19103. Our telephone number is (215) 231-1000. We maintain a website at www.radian.biz where general information about us is available. We are not incorporating the contents of the website into this prospectus supplement. Radian Group was incorporated in Delaware in 1991.

Summary of the Offering

Summary details of the offering of the notes under this prospectus supplement and the accompanying prospectus are set forth below. Certain terms and conditions described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus supplement and the “Description of Debt Securities” section of the accompanying prospectus contain a more detailed description of the terms and conditions of the notes.

Issuer	Radian Group Inc.

Securities Offered	$350 million principal amount of 2.25% Convertible Senior Notes due 2019.

Option to Purchase Additional Notes	We have granted the underwriters an option to purchase up to an additional $50 million principal amount of notes, within 30 days from the date of this prospectus supplement.

Maturity Date	March 1, 2019, unless earlier repurchased or converted.

Issue Price	100% of principal amount, plus accrued interest, if any, from March 4, 2013.

Interest	2.25% per annum. Interest will accrue from March 4, 2013, or from the most recent date on which interest has been paid or duly provided for. Interest will be payable semi-annually in arrears on March 1 and September 1 of each year, beginning on September 1, 2013, except as described in this prospectus supplement. We may pay additional interest at our election as the sole remedy relating to any failure to comply with our reporting obligations as described under “Description of the Notes—Events of Default.”

Optional Redemption	At any time on or after March 8, 2016, we may redeem all or part of the notes, but only if the last reported sale price of our common stock for 20 or more trading days (whether consecutive or not) in a period of 30 consecutive trading days ending on, and including, the trading day prior to the date we provide notice of redemption exceeds 130% of the conversion price in effect on each such trading day. The redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (unless the redemption date falls after a regular record date but on or prior to the immediately succeeding interest payment date, in which case we will pay the full amount of accrued and unpaid interest to the holder of record as of the close of business on such regular record date, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed). See “Description of the Notes—Optional Redemption.”

Conversion Rights	Holders may convert their notes, in integral multiples of $1,000 principal amount, before the close of business on the business day immediately preceding December 1, 2018 only under the following circumstances:

•

during any calendar quarter commencing after March 31, 2013 (and only during such calendar quarter), if the last reported sale price of our common stock for each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day;

•

during the five business day period after any five consecutive trading day period (we refer to this five consecutive trading day period as the “measurement period”) in which the trading price (as defined under “Description of the Notes—Conversion Rights—Conversion Upon Satisfaction of Trading Price Condition”) per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the indenture, for each trading day during that measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on such trading day;

•	any time prior to the close of business on the business day prior to the redemption date if we call the notes for redemption; or

•	upon the occurrence of specified corporate events described under “Description of the Notes—Conversion Rights—Conversion Upon Specified Corporate Events.”

However, on or after December 1, 2018, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes in integral multiples of $1,000 principal amount at any time, regardless of the conditions specified above.

The conversion rate will initially be 94.3396 shares of common stock per $1,000 principal amount of notes (corresponding to an initial conversion price of approximately $10.60 per share of common stock). The conversion rate will be subject to adjustment for certain events as described in this prospectus supplement, but will not be adjusted for any accrued and unpaid interest, if any. In addition, following certain corporate events, we will increase the conversion rate for a holder who elects to convert its notes in connection with that corporate event in certain circumstances, as described under “Description of the Notes—Adjustment to Conversion Rate Upon Conversion Upon a Make-Whole Fundamental Change.”

Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. See “Description of the Notes—Conversion Rights—Settlement Upon Conversion.”

Insurance Conversion Restriction	The notes will not be convertible by a holder to the extent that conversion of such holder’s notes would cause such holder or a person who directly or indirectly controls (as defined under the applicable state insurance laws and regulations), is controlled by, or under common control with, such holder to hold, for purposes of such insurance laws and regulations, 10% or more of the outstanding shares of our common stock, except to the extent that the conversion of such holder’s notes has been approved by the applicable insurance regulator, or is exempted from the approval requirements by such regulator, under all insurance statutes and regulations applicable to our direct and indirect insurance company subsidiaries. See “Description of the Notes—Conversion Rights—Insurance Conversion Restriction.”

Fundamental Change	If we undergo a “fundamental change” (as defined under “Description of the Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes”), holders will, subject to certain conditions, have the option to require us to purchase their notes for cash at a price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, up to, but excluding, the fundamental change repurchase date. See “Description of the Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes.”

Ranking	The notes will be our senior unsecured obligations and will rank:

•	senior in right of payment to any of our existing and future indebtedness that is expressly subordinated in right of payment to the notes;

•	equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated;

•	effectively subordinate to any of our secured indebtedness, to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to all existing and future liabilities, including claims with respect to insured policies and trade payables, of our subsidiaries.

See “Description of the Notes—Ranking.”

As of December 31, 2012 we had no secured debt outstanding. At that date, Radian Group did have outstanding approximately $79.4 million principal amount of 5.625% senior notes due in February 2013 (which was subsequently paid in full on February 15, 2013), $250 million principal amount of 5.375% senior notes due in June 2015 and $450 million principal amount of 3.00% convertible senior notes due in November 2017, all of which would rank equally in right of payment with the notes. On January 4, 2013, we exchanged $195.2 million aggregate principal amount of our 5.375% senior notes due June 2015 for the same aggregate principal amount of 9.000% senior notes due June 2017. Under the indentures governing Radian Group’s 5.375% senior notes due in June 2015 and Radian Group’s 9.000% senior notes due in June 2017, however, any lien that we grant on the stock of certain subsidiaries would also have to secure the indebtedness under those indentures, which would cause all such indebtedness to rank senior to the notes. See “Description of Other Indebtedness.”

As of December 31, 2012, our subsidiaries had approximately $135.0 million face value of indebtedness (exclusive of claims with respect to insured policies and trade payables) that would effectively rank senior to the notes. This indebtedness is entirely comprised of secured indebtedness of variable interest entities that are consolidated in our financial results pursuant to the accounting standard regarding variable interest entities. Certain of our subsidiaries guarantee substantially all of that indebtedness. As adjusted to include the sale of the notes we are offering by this prospectus supplement, assuming the underwriters do not exercise their option to purchase additional notes and also assuming the consummation of the concurrent common stock offering discussed below, our total consolidated long-term debt as of December 31, 2012 would have been approximately $865.0 million and would have represented approximately 43.1% of our total capitalization as of that date. See “Capitalization.”

The indenture governing the notes does not limit the amount of debt that we may incur.

Use of Proceeds	The net proceeds from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $341.3 million (or approximately $389.8 million if the underwriters exercise in full their option to purchase additional notes). No underwriting discount will be paid to the underwriters with respect to $75 million principal amount of notes purchased in the offering by an investor identified by us.

We intend to use the net proceeds from this offering and the concurrent common stock offering to fund working capital requirements and for general corporate purposes, including additional capital support for our mortgage insurance business.

Book-Entry Form

The notes will initially be issued in book-entry form, represented by a global certificate deposited with, or on behalf of, The Depository Trust Company, which we refer to as DTC, and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee. Interests in the global certificate may be exchanged for certificated securities only in limited circumstances. See “Description of the Notes—Book-Entry, Settlement and Clearance.”

Absence of a Public Market for the Notes	The notes are a new issue of securities, and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market-making with respect to the notes at any time and without notice. We do not intend to list the notes on any securities exchange or automated dealer quotation system.

U.S. Federal Tax Consequences	For a discussion of certain U.S. federal income tax consequences of holding, disposing of and converting the notes, and holding and disposing of shares of our common stock, see “Certain U.S. Federal Income Tax Considerations.”

Trustee, Paying Agent and Conversion Agent	U.S. Bank National Association

New York Stock Exchange Symbol for the Common Stock	RDN

Concurrent Common Stock Offering	Concurrently with this offering, Radian Group is offering 34 million shares of its common stock (or a total of 39.1 million shares of its common stock if the underwriters in that offering exercise in full their option to purchase additional shares) in an underwritten public offering pursuant to a separate prospectus supplement, which we refer to as the “common stock offering.” See “Concurrent Common Stock Offering” in this prospectus supplement.

We expect to raise approximately $260.7 million in net proceeds from the common stock offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, assuming no exercise of the underwriters’ option to purchase additional shares of common stock in that offering. No underwriting discount will be paid to the underwriters with respect to 5 million shares of our common stock purchased in the common stock offering by an investor identified by us. However, the number of shares sold in this concurrent offering may increase or decrease based on market conditions related to the shares. See “Use of Proceeds” in this prospectus supplement.

This prospectus supplement shall not be deemed an offer to sell or a solicitation of an offer to buy any of the common stock offered in the common stock offering. The notes offering is not contingent upon the common stock offering, and the common stock offering is not contingent upon the notes offering.

Unless we specifically state otherwise, the information in this prospectus supplement assumes the completion of the common stock offering and that the underwriters for the common stock offering do not exercise their right to purchase additional shares in that offering.

NOL Preservation Strategy	We had approximately $1.9 billion of net operating losses and other tax attributes for U.S. federal income tax purposes as of December 31, 2012. If we were to experience an “ownership change” as determined under Section 382 (“Section 382”) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), Section 382 would impose an annual limit on the amount of taxable income that could be offset using these tax assets, which could result in a material amount of the tax assets expiring unused and, therefore, significantly impair the value of these important tax assets.

In order to help preserve these important tax assets, in 2010, we adopted a Tax Benefit Preservation Plan, as amended (the “Plan”), and certain amendments to Radian Group’s amended and restated bylaws (the “Bylaw Amendment”) and to Radian Group’s amended and restated certificate of incorporation (the “Charter Amendment”). The Plan, the Bylaw Amendment and the Charter Amendment all restrict or discourage certain transfers of our common stock that would (i) create or result in a person becoming a five-percent shareholder under Section 382 of the Internal Revenue Code (or under the terms of the Plan from owning 4.9%) or (ii) increase the stock ownership of any existing five-percent shareholder under Section 382. Therefore, note holders who are currently or would become five-percent shareholders under Section 382 may be restricted or prohibited from converting their notes. Under the applicable provisions of the Internal Revenue Code, ownership of the notes is not considered to be ownership of our common stock for purposes of Section 382 except to the extent converted.

In general, the Plan and the transfer restrictions contained in the Bylaw Amendment and in the Charter Amendment will each terminate (i) if Section 382 is repealed and our board of directors determines that the transfer restrictions contained therein are no longer necessary for the preservation of the tax benefits, (ii) at the beginning of a taxable year to which our board of directors determines that no NOLs may be carried forward; or (iii) if our board of directors determines that the potential limitation on the use of the tax benefits under Section 382 is no longer material to us. Finally, the Plan and the transfer restrictions in the Bylaw Amendment and the Charter Amendment will each terminate if the Plan and the Charter Amendment are not re-approved by our stockholders every three years. We currently intend to submit the Plan and the Charter Amendment for re-approval by our stockholders at the 2013 annual meeting of the stockholders of Radian Group (the “2013 Annual Meeting”). If the Plan is not re-approved, it will terminate, and if the

Charter Amendment is not re-approved, the transfer restrictions in the Charter Amendment and the Bylaw Amendment will terminate.

See “Risk Factors—Risks Related to the Offering, the Notes and our Common Stock—The steps we have taken to protect our NOLs may discourage transactions in our common stock or be challenged by our stockholders,” “Risk Factors—Risks Related to the Offering, the Notes and our Common Stock—Additional provisions in Radian Group’s organizational documents, applicable state law and regulatory restrictions could delay or prevent a change in control of the Company, or cause a change in control of the Company to have adverse regulatory consequences, any of which could adversely affect the price of the common stock,” and “Description of the Common Stock—Anti-takeover Provisions.”

Risk Factors	You should carefully consider the discussion under “Risk Factors” beginning on page S-10 of this prospectus supplement, page 5 of the accompanying prospectus and in the reports we have filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus to better understand the risks associated with an investment in the notes.

Ratio of Earnings to Fixed Charges

The following table sets forth our historical ratio of earnings to fixed charges and to combined fixed charges from continuing operations. Earnings consist of income from continuing operations before income taxes, extraordinary items, cumulative effect of accounting changes, equity in net income of affiliates and fixed charges. Fixed charges consist of interest expense and capitalized interest and an estimate of interest expense within rental expense. Radian Group does not have any outstanding shares of preferred stock.

	Fiscal Years Ended December 31,
	2012	2011	2010	2009	2008
(In thousands)
Net earnings (loss) and fixed charges	(390,387)	431,519	(1,521,450)	(215,960)	(642,423)
Ratio of net earnings (loss) and fixed charges to fixed charges (B)	(A)	6.8x	(A)	(A)	(A)

(A)	For the periods ended December 31, 2012, 2010, 2009 and 2008, earnings were not adequate to cover fixed charges in the amount of $(390,387), $(1,521,450), $(215,960) and $(642,423), respectively.
(B)	Interest on tax accruals that are non-third party indebtedness are excluded from the calculation.

RISK FACTORS

Investing in the notes involves risk. Please see the risk factors described in “Item 1A. Risk Factors” beginning on page 59 of our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference in this prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. These risk factors may be amended, supplemented or superseded from time to time by subsequent filings we make under the Securities Exchange Act of 1934, as amended.

The risks and uncertainties discussed below and in the documents incorporated by reference are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks and cause the value of our securities, including the notes offered by this prospectus supplement and our common stock, to decline. The trading price of our securities, including the notes offered by this prospectus supplement and our common stock, could decline due to any of these risks, and you could lose all or part of your investment.

Risks Related to the Company and its Business

Losses in our mortgage insurance and financial guaranty businesses have reduced Radian Guaranty’s statutory surplus and increased Radian Guaranty’s risk-to-capital ratio; additional losses in these businesses, without a corresponding increase in new capital or capital relief, would further negatively impact this ratio, which could limit Radian Guaranty’s ability to write new insurance and increase restrictions and requirements placed on Radian Guaranty.

We and our insurance subsidiaries are subject to comprehensive, detailed regulation by the insurance departments in the states where our insurance subsidiaries are licensed to transact business. These regulations are principally designed for the protection of our policyholders rather than for the benefit of investors. Insurance laws vary from state to state, but generally grant broad supervisory powers to state agencies or officials to examine insurance companies and enforce rules or exercise discretion affecting almost every significant aspect of the insurance business, including the power to revoke or restrict an insurance company’s ability to write new business.

Fannie Mae and Freddie Mac (referred to collectively as, the “Government Sponsored Entities” or “GSEs”) and state insurance regulators impose various capital requirements on our insurance subsidiaries. These include risk-to-capital ratios, other risk-based capital measures and surplus requirements that potentially may limit the amount of insurance that each of our insurance subsidiaries may write. The GSEs and our state insurance regulators also possess significant discretion with respect to our insurance subsidiaries. Our failure to maintain adequate levels of capital, among other things, could lead to intervention by the various insurance regulatory authorities or the GSEs, which could materially and adversely affect our business, business prospects and financial condition.

Under state insurance regulations, Radian Guaranty is required to maintain minimum surplus levels and, in certain states, a minimum amount of statutory capital relative to the level of net risk in force (“RIF”), or “risk-to-capital.” Sixteen states (the “RBC States”) currently impose a statutory or regulatory risk-based capital requirement (the “Statutory RBC Requirement”). The most common Statutory RBC Requirement is that a mortgage insurer’s risk-to-capital ratio not exceed 25 to 1. In some of the RBC States, the Statutory RBC Requirement is that Radian Guaranty must maintain a minimum policyholder position, which is based on both risk and surplus levels (the “MPP Requirement”). Unless an RBC State grants a waiver or other form of relief, if a mortgage insurer is not in compliance with the Statutory RBC Requirement of such RBC State, it may be prohibited from writing new mortgage insurance business in that state. Radian Guaranty’s domiciliary state,

Pennsylvania, is not one of the RBC States. In 2012 and 2011, the RBC States accounted for approximately 54.3% and 50.5%, respectively, of Radian Guaranty’s total primary new insurance written (“NIW”).

As of December 31, 2012, Radian Guaranty’s risk-to-capital ratio was 20.8 to 1. Radian Guaranty’s risk-to-capital ratio has been negatively impacted in recent years by operating losses. The ultimate amount and timing of future losses will depend, in part, on general economic conditions and other factors, including the health of credit markets, home prices and unemployment rates, all of which are difficult to predict and beyond our control. We intend to maintain Radian Guaranty’s risk-to-capital ratio below 25 to 1 throughout 2013, including if necessary, by making contributions to Radian Guaranty from Radian Group’s remaining available liquidity. Based on our current projections, in the absence of these contributions or other risk-to-capital support, we anticipate that Radian Guaranty will exceed the 25 to 1 risk-to-capital ratio requirement during 2013. As of December 31, 2012, Radian Guaranty was operating under waivers in two RBC States with MPP Requirements for which Radian Guaranty’s minimum policyholder position was below the applicable requirements. Each of these RBC States has issued to Radian Guaranty a waiver of its MPP requirement that allows Radian Guaranty to continue writing new business in these states regardless of whether the MPP Requirement has been met. One of these waivers has no specified expiration date and the other expires on December 31, 2013.

Our mortgage insurance incurred losses are driven primarily by new mortgage insurance defaults and adverse developments in the assumptions used to determine our loss reserves. Establishing loss reserves in our businesses requires significant judgment by management with respect to the likelihood, magnitude and timing of anticipated losses. This judgment has been made more difficult in the current period of prolonged economic uncertainty. Our estimate of the default to claim rate is a significant assumption in our reserving methodology. Our assumed aggregate weighted average default to claim rate (which incorporates the expected impact of rescissions and denials) was approximately 47% and 43% for the years ended December 31, 2012 and 2011, respectively. Assuming all other factors remain constant, for each one percentage point increase in our aggregate weighted average default to claim rate as of December 31, 2012, incurred losses would increase by approximately $55 million. Radian Guaranty’s statutory capital would be reduced by the after-tax impact of these incurred losses. Our level of incurred losses is also dependent on our estimate of anticipated rescissions and denials, including our estimate of the likely number of successful challenges to previously rescinded policies or claim denials, among other assumptions. If the actual losses we ultimately realize are in excess of the loss estimates we use in establishing loss reserves, we may be required to take unexpected charges to income, which could adversely affect Radian Guaranty’s statutory capital position.

If Radian Guaranty is not in compliance with a state’s applicable Statutory RBC Requirement, it may be prohibited from writing new business in that state until it is back in compliance or it receives a waiver of, or similar relief from, the requirement, as discussed in more detail below. In those states that do not have a Statutory RBC Requirement, it is not clear what actions the applicable state regulators would take if a mortgage insurer fails to meet the Statutory RBC Requirement established by another state. Accordingly, if Radian Guaranty fails to meet the Statutory RBC Requirement in one or more states, it could be required to suspend writing business in some or all of the states in which it does business. In addition, the GSEs and our mortgage lending customers may decide not to conduct new business with Radian Guaranty (or may reduce current business levels) or impose restrictions on Radian Guaranty while its capital position remained at such levels. The franchise value of our mortgage insurance business would likely be significantly diminished if we were prohibited from writing new business or restricted in the amount of new business we could write in one or more states.

Radian Guaranty’s capital position also is dependent on the performance of our financial guaranty portfolio. During the third quarter of 2008, we contributed our ownership interest in Radian Asset Assurance to Radian Guaranty. While this reorganization provided Radian Guaranty with substantial regulatory capital and dividends, it also makes the capital adequacy of our mortgage insurance business dependent, to a significant degree, on the successful run-off of our financial guaranty business. As of December 31, 2012, Radian Guaranty’s statutory surplus was $926.0 million, which included Radian Asset Assurance’s statutory surplus of $1.1 billion as of the same date. Any decrease in the statutory capital in our financial guaranty business would therefore have a negative impact on Radian Guaranty’s capital position and its ability to remain in compliance with the Statutory RBC Requirements. If our financial guaranty portfolio performs worse than anticipated, including if we are required to establish (or increase) statutory reserves on defaulted obligations that we have insured, or if we make net commutation payments to terminate insured financial guaranty obligations in excess of the then established statutory reserves for such obligations, the statutory capital of Radian Guaranty also would be negatively impacted. See “Deterioration in our financial guaranty portfolio could reduce Radian Asset Assurance’s statutory surplus and negatively impact its ability to pay dividends to Radian Guaranty.”

We actively manage Radian Guaranty’s capital position in various ways, including: (1) through internal and external reinsurance arrangements; (2) by seeking opportunities to reduce our risk exposure through commutations or other negotiated transactions; (3) by contributing additional capital from Radian Group to our mortgage insurance subsidiaries; and (4) by realizing gains in our investment portfolio through open market sales of securities. Radian Group had unrestricted cash and liquid investments of $375.6 million as of December 31, 2012, which amount includes approximately $39.4 million of future expected corporate expenses and interest payments that have been accrued for and paid by certain subsidiaries to Radian Group as of that date. Of these funds, $79.4 million was used to repay the remaining principal amount outstanding on our 5.625% senior notes due February 2013 that matured on February 15, 2013. Radian Group currently has outstanding $54.8 million of debt due in 2015, $195.2 million of debt due in June 2017 and an additional $450 million of convertible debt due in November 2017. Depending on the extent of our future statutory incurred losses in our mortgage insurance subsidiaries and in Radian Asset Assurance, as well as the level of NIW and other factors, the amount of capital contributions required for Radian Guaranty to remain in compliance with the Statutory RBC Requirements could be substantial and could exceed amounts available at Radian Group.

We use reinsurance from affiliated companies to support Radian Guaranty’s risk-to-capital ratio. In order to improve its capital position, in the fourth quarter of 2012, Radian Guaranty entered into an excess-of-loss reinsurance transaction with Radian Mortgage Insurance Inc. (“Radian Mortgage Insurance”) under which Radian Guaranty transferred approximately $2.5 billion of RIF to Radian Mortgage Insurance. In 2011 and 2010, Radian Guaranty entered into excess-of-loss reinsurance agreements with Radian Insurance Inc. (“Radian Insurance”) under which Radian Guaranty initially transferred a total of approximately $6.1 billion of RIF to Radian Insurance. Our ability to continue to reduce Radian Guaranty’s risk through similar affiliated reinsurance arrangements may be limited. These arrangements are subject to regulation by state insurance regulators who could decide to limit, or require the termination of, such arrangements.

Certain of these affiliated reinsurance companies currently are operating at or near minimum capital levels and have required, and may continue to require, additional capital contributions from Radian Group in the future. Radian Mortgage Insurance and Radian Insurance are each required to maintain a minimum statutory surplus of $20 million to remain authorized reinsurers, and in 2012, Radian Guaranty made a capital contribution to Radian Mortgage Insurance totaling approximately $60 million. Commonwealth Mortgage Assurance Company of Texas (“CMAC of Texas”), which provides reinsurance to Radian Guaranty for coverage in excess of 25% of certain loans insured by Radian Guaranty, is a sister company of Radian Guaranty, and therefore, any contributions to this insurer would not be consolidated with Radian Guaranty’s capital for purposes of calculating Radian Guaranty’s risk-to-capital position. In addition, we must obtain prior approval from one or both of the GSEs to enter into new, or to modify existing, reinsurance arrangements. If we are limited in, or prohibited from, using reinsurance arrangements to reduce Radian Guaranty’s risk, it would adversely affect Radian Guaranty’s risk-to-capital position.

In order to maximize our financial flexibility in the event Radian Guaranty is unable to comply with applicable Statutory RBC Requirements, we have applied for waivers or similar relief for Radian Guaranty in each of the RBC States. Of the 16 RBC States, New York does not possess the regulatory authority to grant waivers and Iowa, Kansas and Ohio have declined to grant waivers to Radian Guaranty. In addition, we have an application for a waiver pending in Idaho, and Oregon has indicated that it will not consider a waiver application until such time that Radian Guaranty has exceeded its Statutory RBC Requirement. Currently, Radian Guaranty

has waivers or similar relief from the following RBC States: Kentucky, Wisconsin, Arizona, Missouri, North Carolina, California and Texas. Waivers that were previously granted to Radian Guaranty from Illinois, New Jersey and Florida expired at the end of 2012 and we currently are pursuing a renewal of the waivers from these states. Certain of the existing waivers contain conditions, including requirements that Radian Guaranty’s risk-to-capital ratio may not exceed a revised maximum ratio, ranging from 30 to 1 up to 35 to 1. There can be no assurance that: (1) Radian Guaranty will be granted a waiver in Idaho or Oregon or a renewal of the waivers that have expired in Illinois, New Jersey and Florida; (2) for any waiver granted, such regulator will not revoke or terminate the waiver, which the regulator generally has the authority to do at any time; (3) for any waiver granted, it will be renewed or extended after its original expiration date; or (4) additional requirements will not be imposed as a condition to such waivers or their renewal or extension and, if so, whether we will be able to comply with such requirements.

In addition to filing for waivers in the RBC States, if necessary, we intend to write new first-lien insurance business in Radian Mortgage Assurance Inc. (“RMAI”) in any RBC State that does not permit Radian Guaranty to continue writing insurance while it is out of compliance with applicable Statutory RBC Requirements. RMAI is a wholly-owned subsidiary of Radian Guaranty and is licensed to write mortgage insurance in each of the fifty states and the District of Columbia. Fannie Mae has approved RMAI to write new mortgage insurance business in any RBC State where Radian Guaranty would be prohibited from writing new business if it were not in compliance with the state’s Statutory RBC Requirement, without a waiver or other similar relief (the “Fannie Mae Approval”). The Fannie Mae Approval expires on December 31, 2013. Freddie Mac also has approved RMAI as a limited mortgage insurer to write business in those RBC States for which we are unable to obtain a waiver (the “Freddie Mac Approval,” and together with the Fannie Mae Approval, the “GSE Approvals”). On December 20, 2012, Freddie Mac amended its approval to extend it for an additional one-year period that will expire on December 31, 2013. Pursuant to the Freddie Mac Approval, RMAI currently is eligible to write business in New York, Ohio, Iowa, Kansas and, subject to certain conditions, Oregon and Idaho.

The GSE Approvals are temporary and are conditioned upon our compliance with a broad range of conditions and restrictions, including without limitation, minimum capital and liquidity requirements, a maximum risk-to-capital ratio of 20 to 1 for RMAI, restrictions on the payment of dividends and restrictions on affiliate transactions involving Radian Guaranty or RMAI. Under the GSE Approvals, Radian Group is required to contribute $50 million of additional capital to Radian Guaranty (which would then be contributed to RMAI) if Radian Guaranty exceeds a 25 to 1 risk-to-capital ratio, or if it fails to satisfy an MPP requirement in a state where it has not obtained a waiver or other similar relief. The Freddie Mac Approval also includes a condition specifying the time frame by which Radian Guaranty will evaluate and resolve claims. There can be no assurance that: (1) we will be able to comply with the conditions imposed by the GSE Approvals; (2) the GSEs will not revoke or terminate their approvals, which they generally have the authority to do at any time; (3) the GSE Approvals will be renewed or extended after their expiration dates; or (4) additional requirements will not be imposed as a condition to such on-going approvals, including their renewal or extension.

The GSE Approvals are limited to the RBC States. It is possible that if Radian Guaranty were not able to comply with the Statutory RBC Requirements of one or more states, the insurance regulatory authorities in states other than the RBC States could prevent Radian Guaranty from continuing to write new business in such states. If this were to occur, we would need to seek approval from the GSEs to expand the scope of their approvals to allow RMAI to write business in states other than the RBC States.

Our existing capital resources may not be sufficient to successfully manage Radian Guaranty’s capital position. Our ability to utilize waivers and RMAI to continue to write business if Radian Guaranty’s capital position is not in compliance with the Statutory RBC Requirements is subject to conditions that we may be unable to satisfy. As a result, even if we are successful in implementing this strategy, additional capital contributions or other risk-to-capital support or relief could be necessary, which we may not have the ability to provide. Further, regardless of the waivers and the GSE Approvals of RMAI, we may choose to use our existing capital at Radian Group to maintain compliance with the Statutory RBC Requirements, including for periods after 2013. Depending on the extent of our future incurred losses along with other factors, the amount of capital contributions that may be required to maintain compliance with the Statutory RBC Requirements could be significant and could exceed all of our remaining available capital. In the event we contribute a significant amount of Radian Group’s available capital to Radian Guaranty and RMAI, our financial flexibility would be significantly reduced, making it more difficult for Radian Group to meet its obligations in the future, including future principal payments on our outstanding debt.

We have incurred significant losses on our insured products as a result of the economic downturn that began in 2007 and we expect to incur additional losses in the future.

As a seller of credit protection, our results are subject to macroeconomic conditions and specific events that impact the credit performance of our underlying insured assets. Many of these conditions are beyond our control, including national and regional economic conditions, housing prices, unemployment levels, interest rate changes, the availability of credit and other factors. The economic downturn in the U.S. housing and related credit markets that began in 2007 had a significant negative impact on the operating environment and results of operations for our businesses. Since 2007, we have experienced high levels of defaults and claims in our mortgage insurance business and our results of operations continue to be negatively impacted by the mortgage insurance we wrote during the poor underwriting years of 2005 through 2008 (we refer to the mortgage insurance that we wrote during these years as our “legacy portfolio”).

Although there has been some stabilization of the U.S. economy and improvement in the operating environment for our businesses in 2012, the U.S. economy and housing market remain in a state of recovery and, in many respects, are weak compared to historical standards. As a result, it is difficult to predict with any degree of certainty if and when a full recovery of the economy will occur, including a meaningful reduction in unemployment and a broad and lasting recovery in the housing market. In light of this, there remains a great deal of uncertainty regarding our ultimate loss performance, which we expect will depend largely on the performance of our legacy portfolio. While we expect to experience marginal operating profitability in our mortgage insurance business in 2013, this projection is based, among other significant factors, on our assumption that incurred losses will continue to improve significantly in 2013 as the economy and housing market continue to strengthen. These assumptions are based on factors that are beyond our control, and therefore, we can provide no assurance whether our projections will prove to be accurate or if and when we may return to profitability.

In addition to the impact of housing and credit market deterioration, our results of operations and financial condition could be negatively impacted by natural disasters or other catastrophic events, acts of terrorism, war or other severe conflicts, event-specific economic depressions or other harmful events in the regions, including in foreign countries, where we do business.

Our financial guaranty portfolio has also been, and continues to be, negatively impacted by deterioration in the credit markets and the overall economy. See “Our financial guaranty portfolio has experienced losses as a result of the most recent economic downturn and is susceptible to further deterioration, which could have a material adverse effect on the capital adequacy of Radian Guaranty.”

Our loss mitigation strategies are less effective in markets where housing values fail to appreciate or continue to decline.

The amount of mortgage insurance loss we suffer depends in part on the extent to which the home of a borrower who has defaulted on a mortgage can be sold for an amount that will cover the unpaid principal and interest on the mortgage and the expenses of the sale. In the event of a claim under our standard mortgage insurance policy, we generally have the option of paying the entire loss amount and taking title to a mortgaged property or paying our coverage percentage. In the past, we were able to take title to properties underlying certain defaulted loans and sell the properties quickly at prices that allowed us to recover some or all of our losses. In the current housing market, our ability to mitigate our losses in this manner has been significantly reduced. Further, in certain cases and subject to certain conditions, we consent to a sale of the property by the borrower for less than the amount needed to cover the borrower’s mortgage obligation (a “short sale”), which has the effect of reducing our ultimate claim payment obligation. If housing values decline further on either a broad geographic basis or in the regions where our business is concentrated, the frequency of defaulted loans resulting in claims under our policies could increase and our ability to mitigate our losses on defaulted mortgages through short sales or through the resale of properties we acquire may be reduced, which could have a material adverse effect on our business, financial condition and results of operations.

A portion of our mortgage insurance RIF consists of higher risk loans, such as high loan-to-value (“LTV”) and non-prime loans, as well as pool mortgage insurance.

High-LTV Mortgages. We provide mortgage insurance on residential mortgage loans made mostly to home buyers who make down payments of less than 20% of the home’s purchase price. As a result, we typically insure loans where borrowers have less equity at risk at origination than borrowers who make larger down payments; therefore, with respect to this loan characteristic, the loans we insure have a higher propensity to default relative to the total mortgage market. In addition, of the mortgage loans that we have insured, 13.5% of our total primary mortgage insurance RIF at December 31, 2012 consisted of insurance on mortgage loans with LTVs at origination of greater than 95%. We believe mortgage loans with LTVs greater than 95%, absent other mitigating factors such as high Fair Isaac Corporation (“FICO”) scores, default substantially more often than those with lower LTVs. In addition, when we are required to pay a claim on a higher LTV loan, it is generally more difficult to recover our costs from the underlying property, especially in areas with declining property values. Beginning in 2008, we altered our underwriting criteria to significantly reduce the number of new loans we are insuring with LTVs greater than 95% and we have adopted more stringent guidelines for loans with LTVs greater than 90%. While we believe these changes have improved the overall risk profile of our new business written, it is likely that our results of operations and financial condition will continue to be negatively impacted by the performance of our existing insured loans with high-LTVs, especially those loans originated in 2005 through 2008.

Non-Prime Loans. A large percentage of the mortgage insurance we wrote in years 2005 through 2008 is related to non-prime loans. At December 31, 2012, our non-prime mortgage insurance RIF, including Alt-A, was 11.7% of our total primary insurance RIF. Historically, non-prime loans are more likely to result in claims than prime loans. In addition, our non-prime business, in particular Alt-A loans, tends to have larger loan balances relative to other loans, which often results in larger claims. We have experienced a significant number of loan defaults related to Alt-A loans originated in 2005 through 2008. These losses have occurred more rapidly and well in excess of historical loss patterns and have contributed in large part to our elevated losses since 2007. If defaults and claim rates on our insured portfolio of non-prime loans remain elevated or continue to increase, our results of operations and financial condition will continue to be negatively affected. We generally define Alt-A loans as loans where the borrower’s FICO score is 620 or higher and the loan documentation has been reduced.

Pool Mortgage Insurance. We wrote pool mortgage insurance, which exposes us to an increased risk of greater loss severity on individual loans compared to primary mortgage insurance. Our pool mortgage insurance products generally cover all losses in a pool of loans up to our stop loss, which generally is between 1% and 10% of the initial aggregate loan balance of the entire pool of loans. Under pool mortgage insurance, we could be required to pay the full claim amount of every loan in the pool up to our stop losses, rather than a percentage of each defaulted loan, as is the case with traditional primary mortgage insurance. At December 31, 2012, approximately 5.0% of our total mortgage insurance RIF was attributable to pool mortgage insurance. Under most of our pool mortgage insurance policies, the property underlying a defaulted loan must be sold before a claim may be submitted to us. Therefore, in a weak housing market, we expect to pay higher pool mortgage insurance claims when homes are sold after a prolonged period of home price depreciation, in particular when homes remain unsold for extended periods of time as is currently the case in many markets. Further declines in housing values could result in increases in the average claim size of our pool insured loans. Pool mortgage claims may continue to adversely affect our results of operations and could negatively impact our financial condition.

We insure adjustable rate loans that have resulted in significant losses and are expected to result in further losses.

At December 31, 2012, approximately 8.4% of our primary mortgage insurance RIF consisted of Adjustable Rate Mortgages (“ARMS”), which include loans with negative amortization features, such as pay option ARMs. Our claim frequency on ARMs has been higher than on fixed-rate loans due to monthly payment increases that occur when interest rates rise or when the “teaser rate” (an initial interest rate that does not fully reflect the index, which determines subsequent rates) expires. We consider a loan to be an ARM if the interest rate for that loan will reset at any point during the life of the loan. However, it has been our experience that ARMs with resets within five years from origination are more likely to result in a claim than longer-term ARMs. ARMs with resets within five years from origination represented approximately 3.5% of our total primary RIF as of December 31, 2012. Approximately 8.5% of the ARMs that we insure are scheduled to have initial interest rate resets in 2013.

At December 31, 2012, approximately 4.6% of our primary mortgage insurance RIF consisted of interest-only mortgages (including approximately 1.6% of our primary mortgage insurance RIF where the interest-only mortgages are ARMs), where the borrower pays only the interest on a mortgage for a specified period of time, usually five to ten years, after which the loan payment increases to include principal payments. We believe that, like ARMs, these loans are more likely to default because of possible “payment shocks” after the initial low payment period expires and because the borrower does not build equity as payments are made.

During the recent economic downturn, reduced liquidity in the mortgage market, tighter underwriting standards and declining home prices in many regions in the U.S. have combined to make it more difficult for many borrowers with ARMs and interest-only mortgages to refinance their mortgages into fixed-rate products. As a result, without available alternatives, many borrowers have defaulted when their interest rates reset to a higher rate or when principal becomes payable. Although there can be no assurance, the historically low level of interest rates in the current mortgage market may help to reduce the size of interest payment increases (and in some cases eliminate any increase) for loans resetting in the near future, but these loans will remain more vulnerable to payment shocks if and when interest rates rise in the future.

In the long term, absent a change in the current lending environment or a positive impact from federal and private measures aimed at reducing defaults from adjustable rate resets, defaults related to these products may continue to increase. If this occurs, our results of operations and financial condition could be negatively affected.

Insurance rescissions and claim denials are not expected to continue at the elevated levels we have been experiencing and a number of our lender customers are challenging our loss mitigation actions.

Since 2008, the amount of insurance we have rescinded due to fraud, misrepresentation, underwriting negligence or other non-compliance with our insurance policies has increased significantly. Likewise, the number of claims that we have denied has also increased, primarily due to the inability of our servicing customers to provide the loan origination file or other servicing records that are necessary for our review within the time periods required to perfect a claim.

These rescissions and denials have materially mitigated our paid losses and resulted in a significant reduction in our loss reserves. Our estimate of future expected rescissions and denials on defaulted loans reduced our loss reserves as of December 31, 2012 by approximately $455.0 million. During 2012 and 2011, we rescinded or denied approximately $818.7 million and $645.1 million, respectively, of first-lien claims submitted to us for payment, (net of those loans for which we reinstated coverage following an initial rescission or denial decision) compared to approximately $800.0 million for 2010. These amounts also include a small amount of submitted claims that were subsequently withdrawn by the insured. We do not expect that rescissions and denials will, in the longer-term, continue to mitigate paid losses at the same levels we have recently experienced, in particular as the 2005 through 2008 origination years continue to decrease as a total percentage of our insured portfolio. In recent periods, lenders have demonstrated an increased ability to produce the additional information necessary to perfect a claim. As a result, we expect that a significant portion of previously denied claims will be resubmitted with the required documentation and ultimately paid, and we have incorporated this expectation into our reserve estimate. Our estimate for reserves for defaults that have been incurred but have not been reported, which consists primarily of our estimate of the future reinstatements of previously rescinded policies and denied claims, was $323.0 million, $170.6 million and $39.5 million at December 31, 2012, 2011 and 2010, respectively.

As part of our claims review process, we assess whether defaulted loans were serviced appropriately in accordance with our insurance policies and servicing guidelines. To the extent a servicer has failed to satisfy its servicing obligations, our policies provide that we may curtail the claim payment for such default, and in certain circumstances, cancel coverage or deny the claim. In 2012, claim curtailments due to servicer non-compliance with our insurance policies and servicing guidelines have increased both in frequency and in amount, which has contributed to a reduction in the severity of our claim payments during this period. Further, we have identified a significant number of loans in our total defaulted portfolio (in particular, our older defaulted portfolio) for which “Appropriate Proceedings” (actions or proceedings such as foreclosure that provide the insured with title to the property) may not have been commenced within the outermost deadline in our master insurance policy. We currently are in discussions with the servicers for these loans regarding this potential violation and our corresponding rights under the master insurance policy. While we can provide no assurance regarding the outcome of these conversations or the ultimate resolution of these issues, it is possible that this matter could result in arbitration or legal proceedings. We cannot give assurance regarding the extent or level at which such claim curtailments will continue, however, we expect this trend to continue for the immediate future in light of well publicized issues in the servicing industry and our existing portfolio of aged defaults.

Under our master insurance policy, any suit or action arising from any right of the insured under the policy generally must be commenced within two years after such right arose and within three years for certain other policies, including certain pool insurance policies. We have faced an increasing number of challenges from certain lender customers regarding our insurance rescissions and claim denials, which have led us to reverse some, but not all, of our prior decisions regarding rescissions and denials. In the last two years (for primary loans) and the last three years (for pool loans), despite challenges to our decision to rescind, we have determined not to reinstate approximately $461.4 million of rescinded loans.

We are currently in active discussions with customers regarding a portion of our rescissions, as well as claims we have denied or curtailed. These discussions, if not resolved, could result in arbitration or judicial proceedings, which could be brought with respect to all rescissions, denials and claim curtailments that have been challenged by such customers. The heightened risk of disputes with our customers regarding our increased rescissions, denials and claim curtailments could have a negative impact on our relationships with such customers or potential customers, including the potential loss of business and an increased risk of disputes and litigation.

On August 1, 2011, Radian Guaranty filed a lawsuit against Quicken Loans Inc. (“Quicken”) in the U.S. District Court for the Eastern District, seeking a declaratory judgment that Radian Guaranty properly rescinded mortgage insurance coverage under our master insurance policy and delegated underwriting endorsement for approximately 220 home mortgage loans originated by Quicken based upon deficiencies and improprieties in the underwriting process. We may be unsuccessful in this proceeding, or other similar proceedings that may be brought with respect to rescissions, denials and claim curtailments, which may be costly and time consuming. Our rescission practices with respect to Quicken’s loans are the same as for other lenders and servicers. Therefore, any adverse result in the Quicken proceeding or other similar proceedings may adversely affect the outcome or ultimate result of rescissions involving other lenders and servicers.

The determination of our reserve for losses involves significant use of estimates with regard to the likelihood, magnitude and timing of a loss, including an estimate of the number of defaulted loans that will be successfully rescinded or denied. If the actual amount of rescissions and denials is significantly lower than our estimate, as a result of a greater than anticipated number of successful challenges to our rescissions and denials, litigation, settlements or other factors, or if the levels of rescission and denials decrease faster than we expect, our losses may materially increase, which could have a material adverse effect on our financial condition and results of operations. Similarly, if a significant amount of our claim curtailments are successfully challenged, it could result in our payment of additional claims, which could adversely affect our financial condition.

Because most of the mortgage loans that we insure are sold to Freddie Mac and Fannie Mae, changes in their charters or business practices could significantly impact our mortgage insurance business.

Freddie Mac and Fannie Mae are the beneficiaries of the majority of our mortgage insurance policies. Freddie Mac’s and Fannie Mae’s federal charters generally prohibit them from purchasing any mortgage with a loan amount that exceeds 80% of a home’s value, unless that mortgage is insured by a qualified insurer, the mortgage seller retains at least a 10% participation in the loan or the seller agrees to repurchase or replace the loan in the event of a default. As a result, high-LTV mortgages purchased by Freddie Mac or Fannie Mae generally are insured with private mortgage insurance. Changes in the charters or business practices of Freddie Mac or Fannie Mae could reduce the number of mortgages they purchase that are insured by us and consequently diminish our franchise value. In particular, with respect to loans they purchase, Freddie Mac and Fannie Mae have the ability to:

•

implement new eligibility requirements for mortgage insurers and alter or liberalize underwriting standards on low-down-payment mortgages they purchase (see “We could lose our eligibility status with the GSEs, causing Freddie Mac and Fannie Mae to decide not to purchase mortgages insured by us, which would significantly impair our mortgage insurance franchise”);

•	alter the terms on which mortgage insurance coverage may be canceled before reaching the cancellation thresholds established by law;

•

establish and change the terms to be included in mortgage insurance policies (the GSEs recently have informed mortgage insurers that their master insurance policies must include a series of specific items relating to, among other things, loss mitigation, claims processing and the GSEs’ rights under the policy; we currently are in discussions with the GSEs regarding these proposed items, which are expected to be effective for loans insured beginning in 2014);

•	require private mortgage insurers to perform activities intended to avoid or mitigate loss on insured mortgages that are in default;

•

establish and require changes to the amount of loan level delivery fees (which result in higher cost to borrowers) that the GSEs charge on loans that require mortgage insurance (see “Our mortgage insurance business faces intense competition”);

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intervene in mortgage insurers’ rescission practices or rescission settlement practices with lenders (in April 2011, Freddie Mac advised its servicers that they must obtain its prior approval for settlements of claims to rescind policies and Fannie Mae advised its servicers that they are prohibited from entering into such settlements; in addition, under the terms of the GSE Approvals, we may be required to obtain their prior consent for any settlements and there can be no assurance that the GSEs will approve any settlement agreements); and

•	influence a mortgage lender’s selection of the mortgage insurer providing coverage.

Some of Freddie Mac’s and Fannie Mae’s programs require less insurance coverage than they historically have required, and they have the ability to further reduce coverage requirements, which could reduce the amount of mortgage insurance purchased and have an adverse effect on our business and revenues. For a number of years, the GSEs have had programs under which lenders could choose, for certain loans, a mortgage insurance coverage percentage that was the minimum required by the GSEs’ charter, with the GSEs paying a lower price for these loans (“charter coverage”). In the second quarter of 2010, Fannie Mae broadly expanded the types of loans eligible for charter coverage. To the extent lenders selling loans to Fannie Mae choose charter coverage for loans that we insure, our revenues would likely be reduced.

The GSE business practices may be impacted by their results of operations, as well as legislative or regulatory changes governing their operations. In July 2008, an overhaul of regulatory oversight of the GSEs was enacted. The provisions contained within the Housing and Economic Recovery Act of 2008 encompass substantially all of the GSE operations. This new law abolished the former regulator for the GSEs and created a new regulator, the Federal Housing Finance Agency (the “FHFA”), in addition to other oversight reforms. In September 2008, the FHFA was appointed as the conservator of the GSEs to control and direct the operations of the GSEs. The continued role of the conservator may increase the likelihood that the business practices of the GSEs will be changed in ways that may have a material adverse effect on us. In particular, if the private mortgage insurance industry does not have the ability, due to capital constraints, to continue to write sufficient business to meet the needs of the GSEs, the GSEs may seek alternatives other than private mortgage insurance to conduct their business.

In February 2011, the U.S. Presidential Administration (the “Administration”) delivered a report to the U.S. Congress (“Congress”) with recommendations for reforming the U.S. housing finance market. As part of this report, the Administration recommended the winding down of the GSEs over a period of time, including by increasing pricing at the GSEs, reducing the size of loans that the GSEs may purchase, requiring borrowers to provide a 10% down payment for GSE loans and decreasing the GSE investment portfolios by at least 10% each year. In addition, the report encouraged the GSEs to pursue “additional credit-loss protection from private insurers and other capital providers” in order to increase the level of private capital in the housing finance system. These recommendations cannot be implemented without legislative action; thus, some of them have been and will continue to be the subject of significant Congressional focus and debate in the near future.

Since 2011, there have been numerous legislative proposals that are intended to wind down the GSEs in a piecemeal fashion. Among other changes, these bills, if ultimately enacted, would gradually reduce the GSE maximum portfolio size, prohibit the GSEs from engaging in any new activities or businesses and repeal the GSE affordable housing goals. In addition, there were several comprehensive housing finance reform proposals introduced in Congress. Each of these proposals has been designed to eliminate the GSEs, while most of them would also replace the GSEs with a new mortgage financing system. The proposals vary greatly with regard to the government’s role in the housing market, and more specifically, with regard to the existence of an explicit or implicit government guarantee. Most of the proposals would maintain the current role of private mortgage insurance, while some of the proposals would provide for deeper mortgage insurance coverage. It is difficult to predict whether any of these proposals will become law or the impact any future legislation will have on our business and prospects.

The future structure of the residential housing finance system remains uncertain, including the impact of any such changes on our business. Although we believe that traditional private mortgage insurance will continue to play an important role in any future housing finance structure, it is reasonably possible that new federal legislation could reduce the level of private mortgage insurance coverage used by the GSEs as credit enhancement, or even eliminate the requirement altogether, which would reduce our available market and could adversely affect our mortgage insurance business.

Our financial guaranty portfolio has experienced losses as a result of the most recent economic downturn and is susceptible to further deterioration, which could have a material adverse effect on the capital adequacy of Radian Guaranty.

During the third quarter of 2008, Radian Group contributed its ownership interest in Radian Asset Assurance to Radian Guaranty. While this reorganization has provided Radian Guaranty with substantial regulatory capital and dividends, it also makes the capital adequacy of our mortgage insurance business dependent, to a significant degree, on the successful run-off of our financial guaranty business. If our financial guaranty portfolio performs significantly worse than anticipated, including if we are required to establish (or increase) statutory reserves on defaulted obligations that we have insured, or if we make net commutation payments to terminate insured financial guaranty obligations in excess of the then established statutory reserves for such obligations, the statutory capital of Radian Guaranty also would be negatively impacted. A decrease in the capital support derived from our financial guaranty business could, therefore, lead to Radian Guaranty’s inability to continue to write new mortgage insurance business.

We have guaranteed structured finance obligations that expose us to a variety of complex credit risks, and indirectly, to market, political and other risks beyond those that generally apply to financial guarantees of public finance obligations. We have insured and reinsured certain asset-backed transactions and securitizations secured by one or a few classes of assets, such as residential mortgages, auto loans and leases and other consumer assets, both funded and synthetic. We have also insured obligations under credit default swaps (“CDS”), including collateralized debt obligations (“CDOs”) of several asset classes, such as corporate debt, trust preferred securities (“TruPs”), residential mortgage-backed securities, commercial mortgage-backed securities (“CMBS”) and other asset-backed securities (“ABS”) obligations. We have experienced credit deterioration in our financial guaranty structured finance portfolio, including our insured portfolio of TruPs CDOs and CMBS CDOs, as a result of the most recent economic downturn. The timing and amount of losses associated with our structured finance insured portfolio are difficult to predict accurately and could have a material adverse effect on our financial condition and operating results.

We also have significant exposure to public finance obligations that also are susceptible to default in an economic downturn. Historically, our financial guaranty public finance business was focused on smaller, regional, lower investment grade issuers and structures that were uneconomical for other financial guarantors to insure. As a result, compared to other monoline financial guarantors, a greater percentage of our total exposure is concentrated in sectors such as healthcare, long-term care and education, which have historically had higher default rates than other public finance sectors. These credits, which generally cover smaller, more rural and specialized issuers, tend to be lower rated and more susceptible to default in an economic downturn.

Our public finance insured portfolio continues to experience stress from the general economic downturn and slow economic recovery. More hospitals have been experiencing decreases in patient revenues as a result of a significant decline in patient volumes, increased charity care and limited increases in commercial and government reimbursements. Many healthcare institutions are reporting that further expense reduction efforts are unrealistic and that operating losses are expected as healthcare inflation outpaces weak revenue growth. Further, long-term care facilities have been generally experiencing gradually declining occupancies, reduced debt service coverage margins and slowly eroding cash positions. If these trends continue, it could result in further credit deterioration and require increases in our net claim liability related to our healthcare and long-term care credits.

We expect the negative trend in the public finance sector to continue through at least the end of 2013 and most likely into 2014, due to the slow economic recovery, federal funding reductions (including the end of federal stimulus revenues and potential sequestration), expected Medicare cuts and continued stress on tax-based revenue receipts (in particular where tax revenues are derived from the value of real estate, as discussed below). We expect these collective factors to continue to strain the ability of government entities to maintain balanced budgets and adequate liquidity to meet near-term financial obligations. We may continue to experience further credit deterioration and municipal defaults in our government-related insured credits, which could require increases in our net claim liability with respect to these credits.

We have seen credit deterioration in our insured portfolio of other tax supported bond transactions, in particular, those that are payable from real estate tax revenues derived from the value of real estate in narrowly defined districts or from special assessments for improvements on certain properties. Declining property values have reduced the assessed value of the tax base in these jurisdictions, resulting in reduced tax revenues being available to pay interest and principal on these insured bonds. We may experience further credit deterioration in these transactions, which would increase the likelihood that we will be required to make claim payments with respect to these bonds, especially those from special districts.

Deterioration in our financial guaranty portfolio could reduce Radian Asset Assurance’s statutory surplus and negatively impact its ability to pay dividends to Radian Guaranty.

The performance of our financial guaranty business may affect whether Radian Asset Assurance can pay dividends to Radian Guaranty in the future as it has in past years, and the amount of any such dividends. At December 31, 2012, Radian Asset Assurance maintained claims paying resources of $1.8 billion, including statutory surplus of approximately $1.1 billion. Radian Asset Assurance paid dividends to Radian Guaranty in 2011 and 2012 totaling $53.4 million and $54.0 million, respectively. We expect that Radian Asset Assurance will next have the capacity to pay an ordinary dividend, of approximately $35.0 million, to Radian Guaranty in the third quarter of 2013.

The timing and amount of these dividend payments will depend on the dividend capacity of our financial guaranty business, which is governed by New York insurance laws. Under New York insurance laws, Radian Asset Assurance may only pay dividends from statutory earned surplus. Without the prior approval from the New York State Department of Financial Services (the “NYSDFS”), Radian Asset Assurance can only pay a dividend, which when totaled with all other dividends declared or distributed on it during the preceding 12 months, is the lesser of 10% of its surplus to policyholders as shown by its last statutory statement on file with the NYSDFS, or 100% of statutory adjusted net income. If the performance of our financial guaranty portfolio deteriorates materially or the amount we pay to terminate any particular financial guaranty exposure is larger than the amount of the statutory reserves for such exposure, Radian Asset Assurance’s statutory surplus may be reduced. If this were to occur, Radian Asset Assurance would likely have less capacity to pay dividends to Radian Guaranty and could be prohibited from paying dividends altogether, which could have a negative impact on Radian Guaranty’s available liquidity.

We face risks associated with our exposure to other financial guaranty issuers.

As of December 31, 2012, Radian Asset Assurance had approximately $6.3 billion outstanding par on its total reinsurance portfolio. On January 9, 2013, Radian Asset Assurance completed the commutation of the remaining $822.2 million of outstanding par reinsured by Radian Asset Assurance from FGIC.

On November 9, 2012, Radian Asset Assurance entered into an agreement with Financial Guaranty Insurance Company (“FGIC”) to commute the remaining $822.2 million of outstanding par reinsured by Radian Asset Assurance from FGIC (the “FGIC Commutation”). After giving effect to the FGIC Commutation, substantially all of our remaining financial guaranty reinsurance business is currently assumed from affiliates of the subsidiaries of Assured Guaranty, Ltd. (collectively, “Assured”). Our financial guaranty ceding customers, including, have the right to take back or recapture all of their business previously ceded to us under their reinsurance agreements with us. While our treaties with Assured do not permit it to selectively recapture business previously ceded to us, because we have entered into multiple treaties with Assured, it is possible that it may choose to recapture business only under those treaties that it perceives as covering less risky portions of our reinsurance portfolio. This selective recapture, if it occurs, could potentially leave us with risk that is more concentrated in troubled asset classes or exposures.

Our ceding customers are primarily responsible for surveillance, loss mitigation and salvage on the risks that they cede to us. Our ceding customers may be less willing to perform these tasks to the extent necessary to minimize potential losses and/or maximize potential salvage on the credits we reinsure. In addition, these customers may have different incentives to eliminate long-term liabilities than we do. We generally do not have direct access to the insured obligation or the right to perform our own loss mitigation or salvage work on these transactions. We also have limited visibility with respect to the performance of many of the obligations we reinsure. See “If the estimates we use in establishing loss reserves are incorrect, we may be required to take unexpected charges to income, which could adversely affect our capital position.”

Primary ceding customers sometimes delegate their loss adjustment functions to third parties, the cost of which is then proportionally allocated to us and any other reinsurers for the insured transaction. Accordingly, the losses and loss adjustment expenses allocated to us on our reinsured risks may be higher than otherwise would have been the case if we were responsible for surveillance, loss mitigation and salvage for these risks. In addition, should a primary insurer become insolvent, there is a risk that the recoveries that it receives in any given transaction may become a part of its general estate rather than being allocated among the reinsurers paying the related claim. These factors could have a material adverse effect on our financial condition and operating results.

In addition to reinsurance, we have insured certain transactions on a second-to-pay basis, meaning that we are obligated to pay claims in respect of these transactions only to the extent that both the underlying obligation defaults and another insurer, who is the primary obligor for claims, fails to pay a valid claim. Consequently, if the conservator for an insolvent financial guarantor rejects payment of all or a portion of a valid claim, we may be required to pay all or a portion of such valid claim. Because many insurers are currently experiencing significant financial difficulties, the likelihood of our having to pay a claim on our second-to-pay transactions, due to another insurer’s failure to pay, has increased. In 2009, Syncora Guaranty Ltd. (“Syncora”) and FGIC suspended all claims payments following orders by the NYSDFS. FGIC is currently in rehabilitation, and therefore, the timing and amount of any claims payments from FGIC are uncertain and could result in additional claim payments by us on those transactions for which FGIC is the primary insurer and we have insured on a second-to-pay basis. While the NYSDFS lifted the suspension of payments by Syncora in June 2010, Syncora has subsequently posted additional losses and it is possible the NYSDFS could implement the suspension again in the future. A rehabilitation proceeding for FGIC pursuant to Article 74 of the New York Insurance Law is currently pending before the Supreme Court of the State of New York, and as a result, FGIC is currently only permitted to pay 25% of the amount of any claims. In 2010, Ambac Assurance Corporation (“Ambac”) placed a portion of its obligations into a segregated account that is under the control of the Wisconsin Office of the Commissioner of Insurance (the “WOCI”). We cannot provide any assurance whether or not the WOCI will include any of our second-to-pay obligations where Ambac is the primary insurer in the segregated account or otherwise limit Ambac’s ability to pay claims with respect to such transactions. As of December 31, 2012, Syncora, FGIC and Ambac are the primary insurers on $691.0 million net par outstanding (or 32.2%) of our second-to-pay exposure. $233.3 million (or 33.8%) of our second-to-pay exposure with respect to these primary insurers is internally rated below investment grade.

We could lose our eligibility status with the GSEs, causing Freddie Mac and Fannie Mae to decide not to purchase mortgages insured by us, which would significantly impair our mortgage insurance franchise.

In order to maintain the highest level of eligibility with Freddie Mac and Fannie Mae, mortgage insurers have historically been required to maintain an insurer financial strength rating of AA- or Aa3 from at least two of the three ratings agencies by which they are customarily rated. If a mortgage insurer were to lose such eligibility, Freddie Mac and/or Fannie Mae could restrict the mortgage insurer from conducting certain types of business with them or take actions that may include not purchasing loans insured by such mortgage insurer. In light of the most recent housing market downturn, both Freddie Mac and Fannie Mae have indicated that loss of mortgage insurer eligibility due to such a downgrade will no longer be automatic and will be subject to review if and when the downgrade occurs. Radian Guaranty has been downgraded substantially below these required ratings. As a result, we have presented business and financial remediation plans to Freddie Mac and Fannie Mae for how to restore profitability and ultimately regain a higher rating for our mortgage insurance business. If the rating agencies and GSEs believe that our plans will not provide the capital required by our mortgage insurance business, or otherwise are not satisfied, we could lose our eligibility with the GSEs and/or be further downgraded by the rating agencies. We cannot be certain whether, or for how long, either of the GSEs will continue to accept our existing remediation plans.

In addition to ratings requirements, the current eligibility requirements impose limitations on the type of risk insured, standards for the geographic and customer diversification of risk, procedures for claims handling, standards for acceptable underwriting practices, standards for certain reinsurance cessions and financial requirements that generally mirror state insurance regulatory requirements. The GSEs currently are in discussions with mortgage insurers regarding potential revisions to the GSE standard mortgage insurer eligibility requirements, including certain changes that are more stringent than the current requirements, such as imposing more onerous capital requirements than those that are currently in effect. We do not know whether or when such modifications may be implemented or the form that any such modifications may take.

In February 2012, RMAI was approved to operate as an eligible insurer on a limited basis in certain states, subject to the terms and conditions of the GSE Approvals. The GSE Approvals are conditioned upon our compliance with a broad range of conditions and restrictions, including without limitation, minimum capital and liquidity requirements, a maximum risk-to-capital ratio of 20 to 1 for RMAI, restrictions on payment of dividends and requirements governing the manner in which Radian Guaranty and RMAI conduct affiliate transactions. There can be no assurance that we will be able to maintain compliance with the requirements of the GSE Approvals or that the GSEs will not revoke their approvals. Failure by RMAI to maintain compliance with the GSE Approvals could impact Radian Guaranty’s eligibility status with the GSEs.

We cannot be certain that Radian Guaranty and RMAI will be able to retain eligibility status with the GSEs. Loss of our eligibility status with the GSEs would likely have an immediate and material adverse impact on the franchise value of our mortgage insurance business and our future prospects and would negatively impact our results of operations and financial condition.

A decrease in the volume of home mortgage originations could result in fewer opportunities for us to write new insurance business.

Our ability to write new business depends, among other things, on a steady flow of high-LTV mortgages that require our mortgage insurance. Losses from the housing market downturn have caused lenders to substantially reduce the availability of these loans and to significantly tighten their underwriting standards. Fewer loan products and tighter loan qualifications, while improving the overall quality of new mortgage originations, have in turn reduced the number of qualified homebuyers and made it more difficult for buyers (in particular first-time buyers) to obtain mortgage financing or to refinance their existing mortgages. In addition, the significant disruption in the housing and related credit markets that began in 2007 led to reduced investor demand for mortgage loans and mortgage-backed securities (“MBS”) in the secondary market, which historically has been a source of funding for many mortgage lenders. This significantly reduced liquidity in the mortgage funding marketplace, forcing many lenders to retain a larger portion of their mortgage loans and MBS and leaving them with less capacity to continue to originate new mortgages.

Total domestic mortgage originations have decreased significantly from the $2.7 trillion in 2006 (pre-dating the housing downturn) to approximately $1.9 trillion for 2012. If the volume of new mortgage originations continues to remain at low levels for a prolonged period, we will likely experience fewer opportunities to write new insurance business and we may be subject to increased competition with respect to these opportunities, which could reduce the size of our mortgage insurance business and have a significant negative effect on both our ability to execute our business plans and our overall franchise value. See “Our mortgage insurance business faces intense competition.” Further, the Dodd-Frank Act’s reforms to strengthen lending standards, improve underwriting standards and increase accountability in the loan origination and securitization processes could further reduce the total number of mortgage originations in the future, in particular with respect to the high-LTV market. In addition, the proposed third Basel Capital Accord (“Basel III”) guidelines, unlike previous Basel rules, do not recognize private mortgage insurance as a factor that reduces risk when calculating a loan’s risk weighting, which could discourage the use of mortgage insurance and result in fewer opportunities for us to write new business. See “Legislation and regulatory changes and interpretations could harm our mortgage insurance business” and “The implementation of the Basel II capital adequacy requirements and the Basel III guidelines may discourage the use of mortgage insurance.”

Our NIW and franchise value could decline if we lose a significant customer.

Our mortgage insurance business depends on our relationships with our customers, and in particular, our relationships with our largest lending customers. As of December 31, 2012, our top 10 mortgage insurance customers (measured by NIW) were generally responsible for 24.8% of our primary NIW in 2012. Since 2011, we have been focused on expanding and diversifying our customer base, and in 2012, 20.8% of our NIW was from customers new to us in 2011 and 2012. Notwithstanding this diversification trend, maintaining our business relationships and business volumes with our largest lending customers remains critical to the success of our business.

In response to the most recent deterioration in housing markets, we have tightened our underwriting guidelines, which has resulted in our declining to insure some of the loans originated by our larger customers. We have also increased our pricing to reflect the increased risk of default in the current economic and housing downturns. Our increased pricing, tighter guidelines and increased level of loss mitigation activity has negatively affected our relationships with certain of our customers and could result in customers choosing to limit the amount of business they conduct with us or cease to do business with us entirely. See “Insurance rescissions and claim denials are not expected to continue at the elevated levels we have been experiencing and a number of our lender customers are challenging our loss mitigation actions.”

Our master insurance policies and related lender agreements do not, and by law cannot, require our mortgage insurance customers to do business with us. Although we have taken steps to significantly expand and diversify our customer base in recent years, we cannot be certain that any loss of business from a single lender would be replaced from other new or existing lending customers in the industry. As a result of current market conditions, our lending customers may decide to write business only with certain mortgage insurers based on their views with respect to an insurer’s pricing, underwriting guidelines, loss mitigation practices, financial strength or other factors. In addition, many of our customers currently are placing a significant portion of their mortgage insurance business with us. Our customers may choose to diversify the mortgage insurers with which they do business, which could negatively affect our level of NIW and our market share.

Certain of our mortgage insurance competitors are affiliates of much larger companies that have significantly larger consolidated capital positions than we have, which could make it more likely that customers may choose to do business with them. See “Our mortgage insurance business faces intense competition.” Under the terms of our master insurance policies, our customers or the parties they designate to service the loans we insure have the unilateral right to cancel our insurance coverage at any time for any loan that we insure. Upon cancellation of coverage, subject to the type of coverage, we may be required to refund to the insured lender unearned premiums, if any.

The economic downturn and challenging market conditions of the recent past have adversely affected the financial condition of a number of our largest lending customers. If the U.S. economy fails to fully recover or re-enters a recessionary period, these customers could again become subject to serious financial constraints that may jeopardize the viability of their business plans or their access to additional capital, forcing them to consider alternatives such as bankruptcy or consolidation with others in the industry. The loss of business from a significant customer could have a material adverse effect on the amount of new business we are able to write, and consequently, our franchise value.

Our mortgage insurance business faces intense competition.

The U.S. mortgage insurance industry is intensely competitive. Our competitors include other private mortgage insurers and federal and state governmental and quasi-governmental agencies, principally the FHA, which has significantly increased its competitive position in the mortgage insurance market in recent years.

We compete with other private mortgage insurers on the basis of price, customer relationships, reputation, financial strength and service. The improvement in the credit quality of new loans being insured in the current market, combined with the deterioration of the financial positions of many existing private mortgage insurance companies (which has led insurance regulators to take action with respect to certain companies), in part due to their legacy books of insured mortgages, is bringing new entrants to our industry and could encourage additional new competitors. Certain of our private mortgage insurance competitors are subsidiaries of larger corporations or are not burdened by legacy credit risks, and therefore, may have access to greater amounts of capital and financial resources than we do and may have stronger financial strength ratings than we have. If we are unable to compete with other providers, including new entrants that are not burdened by legacy credit risks or by loss mitigation actions on legacy insurance portfolios, it could have a material adverse effect on our business position, financial condition and operating results.

We also compete with governmental and quasi-governmental entities that typically do not have the same capital requirements or business objectives that we and other private mortgage insurance companies have, and therefore, generally had greater financial flexibility in their pricing guidelines and capacity that could put us at a competitive disadvantage. Beginning in 2008, the FHA, which historically had not been a significant competitor, substantially increased its share of the mortgage insurance market, including by insuring a number of loans that would meet our current underwriting guidelines, sometimes at a lower monthly cost to the borrower than a loan that carries our mortgage insurance.

The FHA may continue to maintain a strong market position and could even increase its market position to the point that private mortgage insurers may be perceived as less significant to the future of the housing finance market. Factors that could cause the FHA to maintain or increase its share of the mortgage insurance market include:

•	past and potential future capital constraints of the private mortgage insurance industry;

•	the tightening by private mortgage insurers of underwriting guidelines based on past loan performance or other risk concerns;

•	the increased levels of loss mitigation activity by private mortgage insurers on older vintage portfolios compared to the FHA’s practice of engaging in limited loss mitigation activities;

•	the imposition of loan level delivery fees by the GSEs on loans that require mortgage insurance;

•	the perceived operational ease of using FHA insurance compared to the products of private mortgage insurers; and

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the implementation of new regulations under the Dodd-Frank Act and the Basel III guidelines that may be more favorable to the FHA compared to private mortgage insurers (see “The Dodd-Frank Act may have a material effect on our mortgage insurance and financial guaranty businesses” and “The implementation of the Basel II capital adequacy requirements and the Basel III guidelines may discourage the use of mortgage insurance”).

In the event that a government-owned or government-sponsored entity in one of our markets decides to reduce prices significantly or alter the terms and conditions of its mortgage insurance or other credit enhancement products in furtherance of political, social or other goals rather than a profit motive, we may be unable to compete in that market effectively, which could have an adverse effect on our business, financial condition and operating results.

One or more private mortgage insurers may seek to regain market share from the FHA or other mortgage insurers by reducing pricing, loosening their underwriting guidelines, or relaxing their loss mitigation practices, which could, in turn, improve their competitive position in the industry and negatively impact our level of NIW.

In addition, before the recent housing downturn, an increasing number of alternatives to traditional private mortgage insurance developed, many of which reduced the demand for our mortgage insurance. As a result of the disruptions in the housing finance and credit markets, however, many of the alternatives to private mortgage insurance are not currently available. If market conditions were to change, or new alternatives are developed, we again could face significant competition from these alternatives, as well as others that may develop.

Our business depends, in part, on effective and reliable loan servicing, which could continue to be negatively impacted by the current disruption in the housing and mortgage credit markets.

We depend on reliable, consistent third-party servicing of the loans that we insure. Dependable servicing generally ensures timely billing and effective loss mitigation opportunities for delinquent or near-delinquent loans. As part of our claims review process, we assess whether defaulted loans were serviced appropriately in accordance with our insurance policies and servicing guidelines. In the high claims environment of the recent past, we have found a high frequency of servicer negligence with respect to the loans we have insured, which makes us more susceptible to greater losses on these loans.

Many of our customers also service the loans that we insure, whether the loans were originated by the customer or another lender. The same challenging economic and market conditions affecting our customers that are described above (see “Our NIW and franchise value could decline if we lose a significant customer”) also affect their ability to effectively maintain their servicing operations. In addition, current housing trends have led to a significant increase in the number of delinquent mortgage loans. These increases have strained the resources of servicers, reducing their ability to undertake loss mitigation efforts in a timely manner, including the processing of potential loan modifications which could help limit our losses. Further, due to the strain on the resources of servicers, delinquent loan servicing is increasingly being transferred to specialty servicers. The transfer of servicing can cause a disruption in the servicing of delinquent loans. Additionally, specialty servicers may not have sufficient resources to effectively handle the substantially higher volume of delinquent loans.

Recent state and federal inquiries and investigations into whether servicers have acted improperly in foreclosure proceedings, including the cost of and conditions imposed in settlements of such inquiries or investigations, may further strain the resources of servicers. In January 2013, the Consumer Financial Protection Bureau (“CFPB”) issued final rules that establish national servicing standards for servicing residential mortgage loans and impose new and potentially more burdensome requirements, procedures and standards. These new rules are scheduled to become effective in January 2014. Complying with the new rules could cause additional disruptions in the servicing of mortgage loans covered by our insurance policies.

If a disruption occurs in the servicing of mortgage loans covered by our insurance policies, this, in turn, could contribute to a rise in delinquencies and/or claims among those loans and could have a material adverse effect on our business, financial condition and operating results.

Loan modification, refinancing and other similar programs may not provide us with a material benefit.

The Federal Deposit Insurance Corporation (“FDIC”), the GSEs and various lenders have adopted programs to modify loans to make them more affordable to borrowers with the goal of reducing the number of foreclosures. In addition, in 2009, the U.S. Department of the Treasury implemented the Homeowner Affordable Modification Program (“HAMP”), which provides guidelines for loan modifications. Some of the eligibility criteria for these programs require information about borrowers, such as the borrowers’ current income and non-mortgage debt obligations. Because the GSEs and the lenders do not share such information with us, we cannot determine with certainty the number of loans in our default inventory that remain eligible to participate in such programs. While modifications continue to be made under these programs, it is unclear how many successful loan modifications will result from these programs, in particular in light of the high level of re-default rates for loans that have been modified through these programs. To the extent modifications cure previously defaulted loans, our loss reserves do not account for potential re-defaults unless at the time the reserve is established, the re-default has already occurred. We believe that we have realized the majority of the benefits from HAMP because the number of loans insured by us that we are aware are entering HAMP trial modification periods has decreased significantly over time.

Some mortgage lenders and other agencies have implemented private modification programs with a goal similar to HAMP. While we do not have complete information regarding which of our insured loans may be entering these programs, we believe that a material number of our defaulted insured loans may be subject to private modification programs. It is uncertain how many of these loans may be successfully modified and, if modified, how many will remain current following such modification.

In 2009, the GSEs began offering the Home Affordable Refinance Program (“HARP”). HARP allows a borrower who is not delinquent to refinance a mortgage if such borrower has been unable to take advantage of lower interest rates because the borrower’s home has decreased in value. In November 2011, the FHFA made enhancements to the HARP program (“HARP 2”) that expanded the number of borrowers who can qualify for refinancing. Under HARP 2, among other changes, the FHFA: (i) removed the 125% LTV ceiling for fixed-rate mortgages backed by the GSEs, which had prevented some borrowers whose home values had declined from participating; (ii) eliminated certain risk-based fees for borrowers who refinance into shorter-term mortgages; (iii) waived certain representations and warranties required to be made by the borrower; and (iv) extended the program so that it now expires at the end of 2013. Importantly, Radian Guaranty and other private mortgage insurers have agreed with the FHFA to facilitate the transfer of mortgage insurance on loans to be refinanced without regard to LTV. While HARP 2 may result in fewer delinquent loans and claims, our ability to rescind coverage on HARP loans will be limited in certain circumstances pursuant to our agreement with the FHFA. The changes implemented by HARP 2 have increased the number of borrowers who may benefit from the program and, as of December 31, 2012, approximately 9% of our total primary mortgage insurance RIF had successfully completed a HARP refinance. Congress is considering refinancing proposals that would effectively waive the GSEs’ charter requirements to use private mortgage insurance on loans with LTVs greater than 80%.

We cannot ascertain the total benefits we may derive from these loan modification programs, particularly given the uncertainty around the re-default rates for loans that have been modified through these programs. Re-defaults can result in losses that could be greater than we would have paid had the loan not been modified. If a mortgage balance is reduced as a result of a loan modification program, we may still be responsible under our master insurance policy to pay the original balance if the borrower re-defaults on that mortgage after its balance has been reduced. HARP 2 will expire at the end of 2013 unless further extended by the FHFA and there can be no assurance that other loan modification, refinancing or other similar programs will continue to be available. The expiration, termination or temporary cessation of any of these programs could result in an increased number of claims in our mortgage insurance business and could have a material adverse effect on our business, financial condition and results of operations.

Foreclosure moratoriums may extend the period of time that a loan remains in our delinquent loan inventory and increase the severity of claims we are required to pay once the moratoriums expire.

Various government entities and private parties have enacted foreclosure (or equivalent) moratoriums to allow time to determine whether delinquent loans could be modified. Moratoriums also have been imposed in response to allegations that certain mortgage servicers and other parties acted improperly in foreclosure proceedings. Generally, moratoriums do not stop the accrual of interest or affect other expenses on a loan, and unless a loan is cured during a moratorium, at the expiration of the moratorium, our paid claim amount may include additional interest (subject to a two-year limitation under our insurance policies) and expenses. However, where our claim amount is increased because of foreclosure delays caused by a failure to appropriately service or meet other conditions under our insurance policies, we are entitled to adjust claims appropriately. The various moratoriums may further delay our receipt of claims, resulting in an increase in the period that a loan remains in our delinquent loan inventory, and may increase the severity of claims that we are ultimately required to pay.

Our success depends on our ability to assess and manage our underwriting risks; the premiums we charge may not be adequate to compensate us for our liability for losses.

Our mortgage insurance and financial guaranty premium rates may not be adequate to cover future losses. The estimates and expectations we use to establish premium rates are based on assumptions made at the time our insurance is written. Our mortgage insurance premiums are based on our long-term expected risk of claims on insured loans and take into account, among other factors, each loan’s LTV, type (e.g., prime vs. non-prime or fixed vs. variable payments), premium structure (e.g., single lump sum or monthly), term, coverage percentage and whether there is a deductible in front of our loss position. Our financial guaranty premiums are based on our expected risk of claim on the insured obligation and take into account, among other factors, the rating and creditworthiness of the issuer and of the insured obligations, the type of insured obligation, the policy term and the structure of the transaction being insured. These assumptions may ultimately prove to be inaccurate. In particular, the predictive value of historical data may be less reliable during periods of greater economic stress and, accordingly, our ability to correctly estimate our premium requirements may be impaired during periods of economic uncertainty such as we have recently experienced.

We generally cannot cancel or elect not to renew the mortgage insurance or financial guaranty insurance coverage we provide, and because we generally fix premium rates for the life of a policy when issued, we cannot adjust renewal premiums or otherwise adjust premiums during the life of a policy. Therefore, even if the risk underlying many of the mortgage or financial guaranty products we have insured develops more adversely than we anticipated, including as a result of the ongoing weakness in many parts of the economy and housing market, and the premiums our customers are currently paying for similar coverage on new business from us and others has increased, we generally cannot increase the premium rates on this in-force business, or cancel coverage or elect not to renew coverage, to mitigate the effects of such adverse developments. Our premiums earned and the associated investment income on those premiums may ultimately prove to be inadequate to compensate for the losses that we may incur with respect to those insured risks.

See “We have incurred significant losses on our insured products as a result of the economic downturn that began in 2007 and we expect to incur additional losses in the future.”

Our delegated underwriting program may subject our mortgage insurance business to unanticipated claims.

In our mortgage insurance business, we enter into agreements with our mortgage lender customers that commit us to insure loans made by them using pre-established underwriting guidelines. Once we accept a lender into our delegated underwriting program, we generally insure a loan originated by that lender even if the lender has not followed our specified underwriting guidelines. Under this program, a lender could commit us to insure a material number of loans with unacceptable risk profiles before we discover the problem and terminate that lender’s delegated underwriting authority or pursue other rights that may be available to us, such as our rights to rescind coverage or deny claims.

We face risks associated with our contract underwriting business.

We provide contract underwriting services on a limited basis for certain of our mortgage lender customers, including on loans for which we are not providing mortgage insurance. For substantially all of the existing loans that were originated through our contract underwriting services, we have agreed that if we make a material error in providing these services and the error leads to a default, the mortgage lender may, subject to certain conditions, require us to purchase the loan, issue mortgage insurance on the loan or indemnify the lender against future loss associated with the loan. Accordingly, we have assumed some credit risk and interest-rate risk in connection with providing these services. We also face regulatory risk in providing these services. See “Legislation and regulatory changes and interpretations could harm our mortgage insurance business.”

Our current credit ratings and the insurance financial strength ratings assigned to our mortgage insurance or financial guaranty subsidiaries could weaken our competitive position.

The credit ratings of Radian Group and the insurance financial strength ratings assigned to our insurance subsidiaries have been downgraded multiple times since 2008, remain below investment grade and may be downgraded again in the future. Although Standard & Poor’s Financial Services LLC (“S&P”) raised the credit rating of Radian Group to CCC+ from CCC- on October 15, 2012, due to a change in ratings methodology, this rating reflects an outlook of Negative and reflects S&P’s views regarding risk of significant adverse reserve development, the trajectory of operating performance and the impact of losses. On April 17, 2012, Moody’s Investor Service (“Moody’s”) downgraded Radian Group’s credit rating to Caa2 from Caa1, reflecting Moody’s views regarding Radian Group’s liquidity position, the ongoing stress at our mortgage insurance subsidiaries and Radian Group’s debt maturities.

The current financial strength ratings for our principal insurance subsidiaries are:

	Moody’s	S&P
Radian Guaranty	Ba3	B-
Radian Asset Assurance	Ba1	B+

Historically, our ratings were critical to our ability to market our products and to maintain our competitive position and customer confidence in our products. In addition, in order to maintain the highest level of eligibility with the GSEs, mortgage insurers historically had to maintain an insurance financial strength rating of AA- or Aa3 from at least two of the three rating agencies by which they are customarily rated. Although Radian Guaranty’s ratings are substantially below those required ratings, the GSEs have allowed Radian Guaranty to operate under business and financial remediation plans and retain its eligibility status. We believe that since the economic downturn, the GSEs have not been as concerned with ratings as they have been in past periods; however, we expect that they will renew their focus on ratings as markets improve, in which case maintaining our ratings at or above specified levels may once again become critical to maintain our eligibility status with the GSEs. In addition, to the extent that there is a future restructuring of the U.S. housing finance system, we believe that ratings may once again become a more critical factor in our ability to effectively participate in any such new system.

Because we do not establish reserves in our mortgage insurance business until a borrower has failed to make two monthly payments, our financial statements do not reflect our ultimate expected obligation for losses on our entire portfolio of insured mortgages.

We do not establish reserves in our mortgage insurance business until we are notified that a borrower has failed to make at least two monthly payments when due. Because our mortgage insurance reserving does not account for the impact of future losses that we expect to incur with respect to performing (non-defaulted) loans, our obligation for ultimate losses that we expect to incur at any period end is not reflected in our financial statements, except to the extent that a premium deficiency exists. As a result, future losses beyond what we have recorded in our financial statements may have a material impact on future results as defaults occur.

If the estimates we use in establishing loss reserves are incorrect, we may be required to take unexpected charges to income, which could adversely affect our capital position.

We establish loss reserves in both our mortgage insurance and financial guaranty businesses to provide for the estimated cost of future claims. Because our reserves represent only our best estimate of claims to be paid in the future, these reserves may be insufficient to satisfy the full amount of claims that we ultimately have to pay. Setting our loss reserves requires significant judgment by management with respect to the likelihood, magnitude and timing of each potential loss. The models, assumptions and estimates we use to establish loss reserves may not prove to be accurate, especially during an extended economic downturn or a period of extreme market volatility and uncertainty, as has existed since 2007.

Many of the programs and initiatives that have been implemented to prevent or forestall foreclosures in our mortgage insurance business have resulted in fewer defaulted loans moving to claim, and consequently, an increase in the aging of our inventory of defaulted loans. As a result, the number of our defaulted loans that have been in default for 240 or more days, which represents our most aged category of defaulted loans, currently represents a significantly larger portion of our default inventory than has historically been the case. While these loans are generally assigned a higher loss reserve based on our belief that they are more likely to result in a claim, we also assume, based on historical trends, that a significant portion of these loans will cure or otherwise not result in a claim. Given current market conditions, the limited number of cures we are currently seeing among this inventory of loans, and the significant period of time that these loans have been in default, it is possible that the ultimate cure rate for these defaulted loans will be significantly less than historical rates, and therefore, less than our current estimates of cures for this inventory of defaults. Further, the foreclosure moratoriums and other delays that have been imposed in response to allegations that certain mortgage servicers and other parties acted improperly in foreclosure proceedings is likely resulting in further aging of our defaulted loan portfolio, which has decreased claim payments (perhaps only temporarily) and created additional uncertainty regarding the likelihood, magnitude and timing of anticipated losses. If our estimates are inadequate, we may be required to increase our reserves, which could have a material adverse effect on our financial condition, capital position and operating results, as well as our ability to continue to write new business.

In addition to establishing mortgage insurance loss reserves for defaulted loans, under accounting principles generally accepted in the United States of America, we are required to establish a premium deficiency reserve, or PDR, for our mortgage insurance products if the amount by which the net present value of expected future losses for a particular product and the expenses for such product exceeds the net present value of expected future premiums and existing reserves for such product. We evaluate whether a premium deficiency exists at the end of each fiscal quarter. As of December 31, 2012, a premium deficiency reserve of approximately $3.7 million existed for our second-lien insurance business. Our evaluation of premium deficiency is based on our best estimate for future losses, expenses and premiums. This evaluation depends upon many significant assumptions, including assumptions regarding future macroeconomic conditions, and therefore, is inherently uncertain and may prove to be inaccurate. Although no premium deficiency existed on our first-lien insurance business at December 31, 2012, there can be no assurance that premium deficiency reserves will not be required for this product or our other mortgage insurance products in future periods.

It also is difficult to estimate appropriate loss reserves for our financial guaranty business because of the nature of potential losses in this business, which are largely influenced by the particular circumstances surrounding individual troubled credits, including the availability of loss mitigation. As a result, our loss reserves are less capable of being evaluated based on historical assumptions or precedent. See “Our financial guaranty portfolio has experienced losses as a result of the most recent economic downturn and is susceptible to further deterioration, which could have a material adverse effect on the capital adequacy of Radian Guaranty.” In addition, in our financial guaranty reinsurance business, we rely, in part, on information provided by our ceding customers in order to establish reserves. If this information is incomplete, inaccurate or untimely, our loss reserves may not be estimated accurately and could require material adjustment in future periods as new or corrected information becomes available.

Our success depends, in part, on our ability to manage risks in our investment portfolio.

Our investment portfolio is one of our primary sources of cash flow to support our operations and claim payments. If we underestimate our policy liabilities or if we improperly structure our investments to meet those liabilities, we could have unexpected losses, including losses resulting from the forced liquidation of investments before their maturity. We maintain an investment policy to manage our investments and those of our insurance subsidiaries that are subject to state insurance laws. In addition, the Freddie Mac Approval for RMAI requires us to maintain a certain level and specific type of liquid assets at Radian Guaranty. We may be forced to change our investments or investment policies depending upon regulatory, economic and market conditions and our existing or anticipated financial condition and operating requirements, including the tax position, of our business segments.

Our investment objectives may not be achieved. Although our portfolio consists mostly of highly-rated investments and complies with applicable regulatory requirements, the success of our investment activity is affected by general economic conditions, which may adversely affect the markets for credit and interest-rate-sensitive securities, including the extent and timing of investor participation in these markets, the level and volatility of interest rates and, consequently, the value of our fixed-income securities. Volatility or illiquidity in the markets in which we hold positions has reduced the market value of some of our investments and has caused certain other-than-temporary impairments within our portfolio, which, if this worsens substantially, could have a material adverse effect on our liquidity, financial condition and operating results.

Compared to historical averages, interest rates and investment yields on our investments generally have declined in recent years, which has reduced the investment income we generate. In addition, we have kept a larger portion of our investment portfolio in shorter maturity investments in order to meet the expected liquidity needs of our operating subsidiaries. This, in turn, has further reduced our investment income, as interest rates on short-term investments have been minimal. We depend on our investments as a source of revenue and a prolonged period of lower than expected investment yields would have an adverse impact on our revenues and could potentially adversely affect our results of operations.

Radian Group’s sources of liquidity may be insufficient to fund its obligations.

Radian Group serves as the holding company for our insurance subsidiaries and does not have any significant operations of its own. Radian Group’s principal liquidity demands include funds for: (i) the payment of certain corporate expenses; (ii) interest payments on our outstanding debt; (iii) repayment of the principal amount of our outstanding debt, which after the February 15, 2013 repayment of $79.4 million in principal amount of our 5.625% senior notes due in February 2013, currently includes $54.8 million in principal amount due in 2015, $195.2 million in principal amount due in June 2017 and $450 million in principal amount of convertible debt due in November 2017; (iv) potential capital support for our mortgage insurance subsidiaries; (v) potential payments to the U.S. Department of the Treasury resulting from the examination of our 2000 through 2007 federal tax returns by the Internal Revenue Service (“IRS”); and (vi) the payment of dividends on our common stock. Radian Group had immediately available, directly or through an unregulated direct subsidiary, unrestricted cash and marketable securities of $375.6 million at December 31, 2012.

In light of operating losses in our mortgage insurance business, Radian Group may be required to make additional capital contributions to Radian Guaranty in order to support Radian Guaranty’s ability to continue writing mortgage insurance in those states that impose Statutory RBC Requirements. Radian Group also could be required to provide capital support for our other mortgage insurance subsidiaries if additional capital is required pursuant to insurance laws and regulations, or by the GSEs or rating agencies. See “Losses in our mortgage insurance and financial guaranty businesses have reduced Radian Guaranty’s statutory surplus and increased Radian Guaranty’s risk-to-capital ratio; additional losses in these businesses, without a corresponding increase in new capital or capital relief, would further negatively impact this ratio, which could limit Radian Guaranty’s ability to write new insurance and increase restrictions and requirements placed on Radian Guaranty.”

Radian Group’s U.S. Consolidated federal income tax returns for tax years 2000 through 2007, which include the federal tax returns of our wholly-owned subsidiary, CMAC of Texas, were examined by the IRS. We are currently contesting proposed adjustments resulting from the IRS examination of these tax years, which would, if sustained, result in additional income taxes of approximately $128 million plus proposed penalties of approximately $42 million. Additionally, we would incur interest on any sustained adjustments. Radian Group has agreed to indemnify CMAC of Texas for any tax payments ultimately due to the IRS for the proposed adjustments, which relate to the recognition of certain tax losses and deductions that were generated through our investment in a portfolio of non-economic Real Estate Mortgage Investment Conduits (“REMICs”) residual interests currently held by CMAC of Texas. This indemnification was made in lieu of an immediate capital contribution to CMAC of Texas that otherwise would have been required for CMAC of Texas to maintain its minimum statutory surplus requirements in light of remeasurement as of December 31, 2011 of uncertain tax positions related to the portfolio of REMIC residual interests. See “The IRS is examining our tax returns for the years 2000 through 2007.”

Cash flows from our investment portfolio, dividends from Radian Guaranty and permitted payments to Radian Group under tax- and expense-sharing arrangements with our subsidiaries are Radian Group’s principal sources of cash. Radian Guaranty’s ability to pay dividends to Radian Group is subject to various conditions imposed by the GSEs and rating agencies and by insurance regulations requiring insurance department approval. In general, dividends in excess of prescribed limits are deemed “extraordinary” and require insurance regulatory approval. In light of operating losses in Radian Guaranty, we do not anticipate that it will be permitted under applicable insurance laws to issue dividends to Radian Group for the foreseeable future. To the extent Radian Asset Assurance is able to declare dividends, these dividends will be paid to Radian Guaranty and not to Radian Group. The expense-sharing arrangements between Radian Group and our insurance subsidiaries, as amended, have been approved by applicable state insurance departments, but such approval may be changed at any time. In addition, pursuant to the GSE Approvals for RMAI, GSE consent is required to alter, amend or otherwise modify the tax- and expense-sharing arrangements between Radian Guaranty, RMAI and their affiliates.

In light of Radian Group’s long-and short-term needs, we are considering various options to increase our capital and liquidity position, such as incurring additional debt, by issuing additional equity or by selling assets, any of which we may be unable to do on favorable terms, if at all. The need to raise additional capital or the failure to make timely payments on our obligations could have a material adverse effect on our financial condition and operating results.

Our reported earnings are subject to fluctuations based on changes in our credit derivatives, trading securities, and other financial instruments that require us to adjust their fair market value as reflected on our statements of operations.

We have significant assets and liabilities that we carry at fair value, with changes in fair market value recorded on our statements of operations each period. These assets and liabilities include our credit derivatives, trading securities and VIE debt and related assets. Because the changes in fair value of these derivatives and other financial instruments are reflected on our statements of operations, they affect our reported earnings and create earnings volatility. Economic conditions, as well as adverse capital market conditions, including but not limited to, credit spread changes, benchmark interest rate changes, market volatility and declines in the value of underlying collateral will impact the value of our investments and derivatives, potentially resulting in unrealized losses.

Specifically with respect to our credit derivatives, the gains and losses on these contracts are derived from internally generated models, which may differ from models used by our counterparties or others in the industry. We estimate fair value amounts using market information, to the extent available, and valuation methodologies that we deem appropriate in order to estimate the fair value amounts that would be exchanged to sell an asset or transfer a liability. Considerable judgment is required to interpret available market data to develop the estimates of fair value. Since there currently is no active market for many derivative products, we have had to use assumptions as to what could be realized in a current market exchange. In the event that our investments or derivative contracts were sold or transferred in a forced liquidation or otherwise, the fair values received or paid could be materially different from those reflected in our financial statements. Additionally, our actual ultimate credit losses on these derivatives could significantly exceed our fair value liabilities.

Temporary market or credit spread changes, as well as actual credit improvement or deterioration in our derivative contracts, are reflected in changes in fair value of derivative instruments. We also make an adjustment to our derivative liability valuation methodology to account for our own non-performance risk by incorporating our observable CDS spread into the determination of fair value of our credit derivatives. Our five-year CDS spread has increased significantly since January 2007 and was 913 basis points as of December 31, 2012. This market perception of our risk of non-performance has had the effect of reducing our derivative liability valuations by approximately $615.6 million as of December 31, 2012. Perceived improvement in our financial condition could cause our CDS spread to tighten. If our CDS spread tightens significantly, and other credit spreads utilized in our fair value methodologies remained constant, our earnings could be significantly reduced.

Our information technology systems may fail or we may experience an interruption in their operation.

Our business is highly dependent on the effective operation of our information technology systems. Our information technology systems are vulnerable to damage or interruption from power outages, computer and telecommunications failures, computer viruses, cyber-attacks, security breaches, catastrophic events and errors in usage. Although we have disaster recovery and business continuity plans in place, we may not be able to adequately execute these plans in a timely fashion. We rely on our information technology systems for many enterprise-critical functions and a prolonged failure or interruption of these systems for any reason could cause significant disruption to our operations and have a material adverse effect on our business, financial condition and operating results.

We may lose business if we are unable to meet our customers’ technological demands.

Our ability to meet the needs of our customers is dependent on our ability to keep pace with technological advances and to invest in new technology as it becomes available. Participants in the mortgage insurance industry rely on e-commerce and other technologies to provide their products and services. Our customers generally require that we provide aspects of our products and services electronically and the percentage of our NIW and claims processing that we deliver electronically has continued to increase. We expect this trend to continue and, accordingly, we may not satisfy our customers’ requirements if we fail to invest sufficient resources or otherwise are unable to maintain and upgrade our technological capabilities. This may result in a decrease in the business we receive, which could negatively impact our profitability.

Our information technology systems may become outdated and we may not be able to make timely modifications to support our products and services.

Our business is highly dependent on the effective operation of our information technology systems. Many of our information technology systems have been in place for a number of years. When we make changes to our existing products and services, or as new products with new features emerge, our systems require modification in order to support these products and process transactions appropriately. Making appropriate modifications to our systems involves inherent time lags and may require us to incur significant expenses. If we are unable to make necessary modifications to our systems in a timely and cost-effective manner or successfully upgrade our systems to avoid obsolescence of our information technology platform, our business, financial condition and operating results could be negatively affected.

The security of our information technology systems may be compromised and confidential information, including non-public personal information that we maintain, could be improperly disclosed.

Our information technology systems may be vulnerable to physical or electronic intrusions, computer viruses or other attacks. As part of our business, we, and certain of our subsidiaries and affiliates, maintain large amounts of confidential information, including non-public personal information on consumers and our employees. Breaches in security could result in the loss or misuse of this information, which could, in turn, result in potential regulatory actions or litigation, including material claims for damages, as well as interruption to our operations and damage to our reputation. While we believe we have appropriate information security policies and systems in place in order to prevent unauthorized use or disclosure of confidential information, including non-public personal information, there can be no assurance that such use or disclosure will not occur. Any compromise of the security of our information technology systems, or unauthorized use or disclosure of confidential information, could subject us to liability, damage our reputation and have a material adverse effect on our business, financial condition and operating results.

We are subject to the risk of private litigation and regulatory proceedings.

We currently are a party to material litigation and are subject to certain regulatory proceedings. The cost to defend these actions and the ultimate resolution of these matters could have a material adverse impact on our business, financial condition and results of operations. In addition, there can be no assurance that additional lawsuits, regulatory proceedings and other matters will not arise.

Recently, we have been named as a defendant in a number of putative class action lawsuits alleging, among other things, that our captive reinsurance agreements violate the Real Estate Settlement Practices Act of 1974 (“RESPA”). In addition to these private lawsuits, we and other mortgage insurers have been subject to inquiries from the Minnesota Department of Commerce and the Office of the Inspector General of the U.S. Department of Housing and Urban Development (“HUD”), requesting information relating to captive reinsurance. The Dodd-Frank Act amended RESPA and transferred the authority to implement and enforce the statute from HUD to the CFPB. In January 2012, we and other mortgage insurers received a request for information and documents from the CFPB relating to captive reinsurance arrangements, and in June 2012, we and other mortgage insurers received a Civil Investigative Demand (“CID”) from the CFPB as part of its investigation to determine whether mortgage lenders and private mortgage insurance providers engaged in acts or practices in violation of the Dodd-Frank Act, RESPA and the Consumer Financial Protection Act. On December 7, 2012, we filed a petition with the CFPB to set aside or modify the CID, which has not yet been ruled upon by the CFPB. We are cooperating with the CFPB in its investigation and are in active discussions with the CFPB with respect to our response to the CID, including various alternatives for resolving this investigation. Various regulators, including the CFPB, state insurance commissioners or state attorneys general may bring actions or proceedings regarding our compliance with RESPA or other laws applicable to our mortgage insurance business. We cannot predict whether additional actions or proceedings will be brought against us or the outcome of any such actions or proceedings.

Since 2008, the amount of insurance we have rescinded due to fraud, misrepresentation, underwriting negligence or other non-compliance with our insurance policies has increased significantly and there has been significant litigation in the industry relating to insurance rescissions and claim denials. On August 1, 2011, we filed a lawsuit against Quicken in the U.S. District Court for the Eastern District of Pennsylvania seeking a declaratory judgment that we properly rescinded mortgage insurance coverage under our master insurance policy and delegated underwriting endorsement for approximately 220 home mortgage loans originated by Quicken based upon deficiencies and improprieties in the underwriting process. We cannot predict the outcome of the Quicken litigation or whether additional actions may be brought against us. Because the Quicken litigation relates to mortgage insurance policy terms and practices that are widely used in the mortgage insurance industry, the outcome of this litigation or other litigation in our industry relating to insurance rescissions or claim denials or curtailments may impact us. If this litigation results in a change in mortgage insurance policy terms and practices that are widely used by the mortgage insurance industry, including by us, or if we engage in further material litigation with any customer and, as a result, the customer limits the amount of business they conduct with us or terminates our business relationship altogether, it could have a negative impact on our business and results of operations.

In addition to the Quicken litigation, we face an increasing number of challenges from certain of our lender customers regarding our insurance rescissions and claim denials, some of which have resulted in reversals of our decisions regarding rescissions or denials. We are currently in discussions with customers regarding rescissions and claim denials, curtailments and cancellations, which if not resolved, could result in arbitration or additional judicial proceedings. See “Insurance rescissions and claim denials are not expected to continue at the elevated levels we have been experiencing and a number of our lender customers are challenging our loss mitigation actions.”

See also “Legislation and regulatory changes and interpretations could harm our mortgage insurance business” and “The IRS is examining our tax returns for the years 2000 through 2007.”

The IRS is examining our tax returns for the years 2000 through 2007.

We are currently contesting proposed adjustments resulting from the examination by the IRS of our 2000 through 2007 tax years. The IRS opposes the recognition of certain tax losses and deductions that were generated through our investment in a portfolio of non-economic REMIC residual interests and has proposed adjustments denying the associated tax benefits of these items. The proposed adjustments relating to the 2000 through 2007 tax years, if sustained, will result in additional income taxes of approximately $128 million plus proposed penalties of approximately $42 million. Additionally, we would incur interest on any sustained adjustments. We appealed these proposed adjustments to the IRS Office of Appeals (“Appeals”) and made “qualified deposits” with the U.S. Department of the Treasury in the amount of approximately $85 million in June 2008 relating to the 2000 through 2004 tax years and approximately $4 million in May 2010 relating to the 2005 through 2007 tax years to avoid the accrual of above-market-rate interest with respect to the proposed adjustments. In late December 2010, we reached a tentative settlement agreement with Appeals. However, because we had claimed a refund of approximately $105 million with respect to our 2006 and 2007 taxable years based on a carryback of a net operating loss (“NOL”) generated from our 2008 taxable year, review of the tentative settlement agreement by the Joint Committee on Taxation (“JCT”) was required. After the JCT completed its review, Appeals reconsidered the tentative settlement and informed us that it is no longer willing to enter into a settlement based on the originally proposed terms.

We have made several attempts to reach a compromised settlement with Appeals, but in January 2013, we were notified that Appeals had rejected our latest settlement offer and plans to issue a formal notice of deficiency within three to six months. Based on these recent developments, we do not currently believe that a settlement is likely. Upon receipt of the notice of deficiency, we will have ninety days to either pay the deficiency amount in full or petition the U.S. Tax Court to litigate the deficiency amount. Litigation of the deficiency amount may result in substantial legal expenses and the litigation process could take several years to resolve. We can provide no assurance regarding the outcome of any such litigation.

Radian Group has assumed the obligation to pay the ultimate tax liability by indemnifying CMAC of Texas for such liability, including any portion of the “qualified deposits” that is used to satisfy the IRS. See “Radian Group’s sources of liquidity may be insufficient to fund its obligations.” There is significant uncertainty around the timing and amount of this potential payment. If the final resolution differs materially from our current expectations there could be a material impact on our effective tax rate, financial condition, results of operations and cash flows.

We may not be able to realize all of our deferred tax assets in the future.

As of December 31, 2012, we had deferred tax assets (“DTA”), net of deferred tax liabilities, of approximately $989.7 million. At December 31, 2012, our total valuation allowance was approximately $989.7 million and is equal to all of our net DTA. Our ability to realize these tax benefits ultimately depends on the existence of sufficient taxable income of the appropriate character (ordinary income or capital gains) within the applicable carryback and carryforward periods provided under the tax law. Based on our current projections, we believe our DTA (and the associated valuation allowance) may increase. Further, while we project long-term profitability, we have incurred significant losses on our insured products as a result of the economic downturn and, in light of the ongoing economic uncertainty and relative weakness in the housing markets, it remains uncertain if and when we may return to profitability on a consistent basis, which could significantly delay our ability to realize our future tax benefit. Even if we return to a period of sustained profitability, there is a risk that such period of profitability will not be long enough in duration to generate sufficient future taxable income to permit us to realize some or all of our tax benefits.

Legislation and regulatory changes and interpretations could harm our mortgage insurance business.

Our mortgage insurance business may be affected by the application of federal and state lending and insurance laws and regulations and by changes in these laws and regulations.

In particular, our mortgage insurance business may be significantly impacted by the following:

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The Dodd-Frank Act and the rules and regulations adopted thereunder, including in particular the definition of QRM that is ultimately adopted. See “The Dodd-Frank Act may have a material effect on our mortgage insurance and financial guaranty businesses”;

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Legislation impacting the charters or business practices of the GSEs. See “Because most of the mortgage loans that we insure are sold to Freddie Mac and Fannie Mae, changes in their charters or business practices could significantly impact our mortgage insurance business”;

•	Legislative reform of the U.S. housing finance system;

•	Legislation and regulation impacting the FHA and its competitive position versus private mortgage insurers. See “Our mortgage insurance business faces intense competition”;

•	Legislation impacting the availability of the private mortgage insurance tax deduction;

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State insurance laws and regulations that address, among other items, licensing of companies to transact business, claims handling, reinsurance requirements, premium rates, policy forms offered to customers and requirements for risk-to-capital ratios, minimum policyholder positions, reserves, surplus, reinsurance and payment of dividends. See “Losses in our mortgage insurance and financial guaranty businesses have reduced Radian Guaranty’s statutory surplus and increased Radian Guaranty’s risk-to-capital ratio; additional losses in these businesses, without a corresponding increase in new capital or capital relief, would further negatively impact this ratio, which could limit Radian Guaranty’s ability to write new insurance and increase restrictions and requirements placed on Radian Guaranty”;

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The application of federal programs, such as HAMP and HARP, developed under the U.S. Department of the Treasury’s Homeownership Affordability and Stability Plan and other state, federal or private sector programs aimed at supporting borrowers and the housing market;

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The application of RESPA, the Fair Credit Reporting Act of 1970 and other laws to mortgage insurers, including with respect to captive reinsurance arrangements. See “We are subject to the risk of private litigation and regulatory proceedings”; and

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The implementation in the U.S. of the Basel II capital adequacy requirements and the Basel III guidelines. See “The implementation of the Basel II capital adequacy requirements and the Basel III guidelines may discourage the use of mortgage insurance.”

Any of the items discussed above could harm our operating results, financial condition and business prospects. In addition, our mortgage insurance business could be impacted by new legislation or regulations, as well as changes to existing legislation or regulations, that are not currently contemplated and which could occur at any time.

The implementation of the Basel II capital adequacy requirements and the Basel III guidelines may discourage the use of mortgage insurance.

In 1988, the Basel Committee on Banking Supervision (“BCBS”) developed the Basel Capital Accord (“Basel I”), which established international benchmarks for assessing banks’ capital adequacy requirements. In June 2005, the BCBS issued an update to Basel I (“Basel II”). Basel II has been implemented by many banks in the U.S. and many other countries in 2009 and 2010. Basel II affects the capital treatment provided to mortgage insurance by domestic and international banks in both their origination and securitization activities. The Basel II provisions related to residential mortgages and mortgage insurance may provide incentives to certain of our bank customers not to insure mortgages having a lower risk of claim and to insure mortgages having a higher risk of claim.

In September 2010, the BCBS released the third Basel Capital Accord (“Basel III”) guidelines, which will increase the capital requirements of certain banking organizations. Implementation of Basel III requires formal regulations, and in December 2010, the BCBS released a new bank capital framework (“Basel III capital adequacy guidelines”) that is intended to significantly raise minimum capital requirements for banks. Implementation of the Basel III capital adequacy guidelines in the U.S. requires three federal banking regulators to issue legally binding rules. In June 2012, the federal regulators released proposed rules to implement Basel III.

The proposed Basel III rules would, among other things, assign risk-weightings based on a residential mortgage’s LTV ratio. However, the proposed rules do not recognize private mortgage insurance as a factor that reduces risk for high LTV loans and therefore, a loan with a 5% down payment that is insured by private mortgage insurance would be considered as having a 95% LTV for minimum capital requirement purposes. Additionally, while private mortgage insurance is not recognized, FHA-insured loans retain a risk weighting of zero, which could make FHA-insured loans more attractive than privately-insured loans for those loans held for investment. The deadline for comments on the proposed rules ended in October 2012. The federal regulators have not yet finalized the rules. While the timing for the final rulemaking is unclear, currently it is expected to be finalized in the first half of 2013. The new rules are likely to significantly increase the capital requirements for mortgages and thus, could further limit the mortgage market and delay the recovery of the housing market.

The Dodd-Frank Act may have a material effect on our mortgage insurance and financial guaranty businesses.

The Dodd-Frank Act contains many new requirements and mandates significant rulemaking by several regulatory agencies to implement the Act’s provisions. Therefore, the full scope of the Dodd-Frank Act and its impact on our mortgage insurance and financial guaranty businesses remain uncertain. The Dodd-Frank Act, among other things:

•	establishes the CFPB to regulate the offering and provision of consumer financial products and services, including residential mortgages, under federal law;

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requires securitizers to retain some of the risk associated with mortgage loans that they transfer, sell or convey, unless the mortgage loans are qualified residential mortgages (“QRMs”) or are insured by the FHA or another federal agency. The Dodd-Frank Act provides that the definition of QRMs will be determined jointly by six separate regulators, with consideration to be given, among other things, to the presence of mortgage insurance. In March 2011, regulators released a proposed rule that would only include loans with a 20% down payment in the QRM definition and exempts from the risk retention requirement FHA-insured loans and loans guaranteed by the GSEs while the GSEs are in conservatorship. The proposed rule, however, does not include an explicit exemption for loans that are insured by private mortgage insurance, other than with respect to the GSE exemption mentioned above. Substantially all of our primary RIF includes loans for which the down payment was less than 20%. For information regarding the percentage of our primary RIF by LTV, see “Part II. Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations—Mortgage Insurance—NIW, Insurance in Force, RIF.”

Given the volume of comments that the regulators received in response to its proposed QRM definition and the number of regulators involved in this determination, we cannot be certain when the final QRM rule will be issued or the form it may take;

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authorizes regulators to issue regulations prohibiting a creditor from making a residential mortgage loan unless the creditor makes a reasonable and good faith determination that, at the time the loan is consummated, the consumer has a reasonable ability to repay the loan. The Dodd-Frank Act provides that a creditor may presume that a borrower will be able to repay a loan if the loan has certain low-risk characteristics that meet the definition of a qualified mortgage (“QM”).

On January 10, 2013, the CFPB issued the final rule that contains the ability to repay requirements and QM standards. The final rule will become effective on January 10, 2014. Loans that meet the definition of a QM under the rule will receive either a rebuttable or conclusive presumption of compliance with the rule’s ability to repay requirements depending upon the pricing of the loan relative to average prime offer rate. Most notably for the private mortgage insurance industry, the new rule establishes a temporary alternative QM definition applicable to any loans that are eligible to be purchased, guaranteed or insured by the GSEs, FHA, Department of Veterans Affairs (“VA”), U.S. Department of Agriculture (“USDA”) or Rural Housing Service (“RHS”) and that satisfy certain requirements with regard to avoiding risky loan features (e.g., no negative amortization and generally no balloons or interest-only features) and a strict limitation on points and fees. With regard to GSE-eligible loans, the temporary alternative QM definition will expire on the earlier of seven years from the effective date of the rule or when GSE conservatorship or receivership ends. With respect to loans eligible for insurance or guaranty by the FHA, VA, USDA or RHS, the temporary alternative definition expires seven years after the effective date of the rule (unless the respective agencies establish different definitions).

For a loan to meet the definition of a QM, the points and fees payable in connection with the loan may not exceed 3% of the total loan amount (for loans of $100,000 or more; different limitations apply to smaller balance loans). As it relates to private mortgage insurance, any premium charges payable after closing (e.g., monthly premiums) are excluded from the points and fees calculation. With regard to up-front private mortgage insurance premiums (premium charges payable at or before closing), the portion of the premium that is not in excess of the then current up-front FHA premium at the time of the loan’s origination is also excluded from the points and fees calculation, while any portion that is in excess of the current FHA up-front premium is included in the calculation of points and fees. Unlike with private mortgage insurance, the final rule excludes any premium or other charge imposed in connection with FHA and VA insurance or guarantees from the calculation of points and fees. We offer mortgage insurance products that provide for up-front premiums and are evaluating the impact, if any, that the new QM definition may have on the structure, marketability and pricing of these products.

There is a risk that the final ability to repay rule will restrict the size of the overall mortgage market, and consequently, the number of loans requiring private mortgage insurance, due to the unwillingness of creditors to provide non-qualified mortgages. Further, the bifurcation between loans that are eligible for either a conclusive or a rebuttable presumption could also further impact the market for loans generally available for private mortgage insurance. We are continuing to review this rule and to evaluate its potential impact on the mortgage market generally and the private mortgage insurance industry, in particular;

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sets new limitations and restrictions on banking, derivatives and ABS, including the imposition of additional registration, reporting, market conduct and capital and margin posting requirements on certain participants in the derivatives markets that may make it more difficult for us to commute, restructure, hedge or otherwise mitigate losses or reduce exposure on our existing financial guaranty portfolio; and

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establishes a Federal Insurance Office within the U.S. Department of the Treasury. While not having a general supervisory or regulatory authority over the business of insurance, the director of this office will perform various functions with respect to insurance, including serving as a non-voting member of the Financial Stability Oversight Council (“FSOC”) and making recommendations to the FSOC regarding insurers to be designated for more stringent regulation. The director is also required to conduct a study on how to modernize and improve the system of insurance regulation in the U.S., including by increased national uniformity through either a federal charter or effective action by the states.

We cannot predict the requirements of the final regulations ultimately adopted under the Dodd-Frank Act, the full effect such regulations will have on financial markets generally, or on our mortgage insurance and financial guaranty businesses specifically, the additional costs associated with compliance with such regulations and any changes to our operations that may be necessary to comply with the Dodd-Frank Act and the rules adopted thereunder, any of which could have a material adverse effect on our businesses, cash flows, financial condition and results of operations.

Risks Related to the Offering, the Notes and Our Common Stock

The notes are unsecured, are effectively subordinated to any future secured indebtedness, to the extent of the value of the assets securing that indebtedness, and are structurally subordinated to all liabilities of our subsidiaries, including claims with respect to insured policies and trade payables.

The notes will rank equal in right of payment to our existing and future liabilities that are not expressly subordinated in right of payment to the notes. In addition, the notes are unsecured and effectively subordinated in right of payment to any future secured indebtedness, to the extent of the value of the assets securing that indebtedness, and are structurally subordinated to all liabilities of our subsidiaries, including claims with respect to insured policies and trade payables. As of December 31, 2012, Radian Group had no secured debt outstanding. At that date, Radian Group did have outstanding approximately $79.4 million principal amount of 5.625% senior notes due in February 2013 (which was subsequently paid in full on February 15, 2013), $250 million principal amount of 5.375% senior notes due in June 2015 and $450 million principal amount of 3.00% convertible senior notes due in November 2017, all of which would rank equally in right of payment with the notes. On January 4, 2013, we exchanged $195.2 million aggregate principal amount of our 5.375% senior notes due June 2015 for the same aggregate amount of 9.000% senior notes due June 2017. Under the indentures governing our 5.375% senior notes due June 2015 and our 9.000% senior notes due June 2017, however, any lien on the stock of certain subsidiaries would also have to secure the indebtedness under these indentures, which would cause all such indebtedness to rank senior to the notes. As of December 31, 2012, our subsidiaries had approximately $135.0 million face value of indebtedness (exclusive of claims with respect to insured policies and trade payables) that would effectively rank senior to the notes. This indebtedness is entirely comprised of secured indebtedness of variable interest entities that are consolidated in our financial results pursuant to the accounting standard regarding variable interest entities. Certain of our subsidiaries guarantee substantially all of this indebtedness. In the event of our insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up, any of our assets that secure other debt will be available to pay obligations on the notes only after the secured debt has been paid in full. We may not have sufficient assets to pay any or all of the amounts due on the notes then outstanding. See “Description of the Notes—Ranking.” After giving effect to the issuance of the notes (assuming no exercise of the underwriters’ option to purchase additional notes) and the receipt of proceeds therefrom, our total indebtedness as of December 31, 2012 would have been approximately $944.4 million.

Radian Group acts principally as a holding company and does not have any significant operations of its own. Because most of its operations are conducted through its insurance subsidiaries, substantially all of its consolidated assets are held by its subsidiaries and most of its cash flow, and consequently, its ability to pay any amounts due on the notes, is dependent on the earnings of those subsidiaries and the transfer of funds by those subsidiaries to it in the form of dividends or permitted payments under tax- and expense-sharing arrangements, supplemented with borrowings. However, the notes are exclusively Radian Group’s obligations, and are not guaranteed by any of its subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay holders any amounts due on the notes or to make any funds available for payment on the notes, whether by dividends, loans or other payments, although Radian Group does have expense-sharing arrangements in place with its principal operating subsidiaries under which those subsidiaries have agreed to pay Radian Group their share of holding-company-level expenses, including interest expense on long-term debt. Radian Group’s insurance subsidiaries’ ability to pay dividends to Radian Group is subject to various conditions imposed by the insurance regulations of the states where they are domiciled and by the GSEs and certain rating agencies. As a result, Radian Group may be unable to gain access to the cash flow or assets of its insurance subsidiaries. See “Radian Group’s sources of liquidity may be insufficient to fund its obligations.”

We may not have the ability to raise the funds necessary to pay the principal of or interest on the notes, settle conversions of the notes or purchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or to purchase the notes upon a fundamental change.

At maturity, the entire principal amount of the notes then outstanding, plus any accrued and unpaid interest, will become due and payable. We must pay interest in cash on the notes on March 1 and September 1 of each year, beginning on September 1, 2013. You may require us to purchase your notes upon the occurrence of a fundamental change, at a cash purchase price of 100% of their principal amount plus accrued and unpaid interest, if any, to the fundamental change purchase date. See “Description of the Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes.” We may not have enough available cash or be able to obtain sufficient financing at the time we are required to make these payments. Furthermore, our ability to make these payments may be limited by law, by regulatory authority or by agreements governing our future indebtedness. Our failure to pay interest when due, if uncured for 30 days, or to purchase notes when required or to deliver the full amount of conversion consideration due upon conversion of notes, each if uncured for five days, or our failure to pay the principal amount when due will constitute an event of default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our existing or future indebtedness. If the repayment of that indebtedness is accelerated as a result, then we may not have sufficient funds to repay that indebtedness or to pay the principal of or interest on the notes, purchase the notes upon a fundamental change or make cash payments upon conversion of the notes.

Increased leverage as a result of this offering may harm our financial condition and results of operations.

Upon the sale of the notes we are offering by this prospectus supplement, assuming the underwriters do not exercise their option to purchase additional notes and also assuming the consummation of the concurrent common stock offering, our total consolidated long-term debt as of December 31, 2012 would have been approximately $865.0 million and would have represented approximately 43.1% of our total capitalization as of that date. See “Capitalization.” In addition, the indenture for the notes will not restrict our ability to incur additional indebtedness. We may also incur additional long-term indebtedness or obtain additional working capital lines of credit to meet future financing needs. Our indebtedness could have significant negative consequences for our business, financial condition and results of operations including:

•	increasing our vulnerability to adverse economic and industry conditions;

•	limiting our ability to obtain additional financing;

•	requiring the dedication of a substantial portion of the cash flow from our subsidiaries’ operations to service our indebtedness, thereby reducing the amount of cash flow available for other purposes;

•	making it more difficult for us to obtain a certain level of credit ratings that may again be required by the GSEs as a condition of doing business with them;

•	limiting our flexibility in planning for, or reacting to, changes in our business; and

•	placing us at a possible competitive disadvantage with less leveraged competitors and competitors that may have better access to capital resources.

We cannot assure you that we will continue to maintain sufficient cash reserves or that our business will generate cash flow from operations at levels sufficient to permit us to pay principal, premium, if any, and interest on our indebtedness, or that our cash needs will not increase. If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments, or if we fail to comply with the various requirements of our existing indebtedness, the notes or any indebtedness which we may incur in the future, which may be secured, we would be in default, which would permit the holders of such indebtedness to accelerate the maturity of that indebtedness and could cause defaults under other indebtedness. Any default on our indebtedness would likely have a material adverse effect on our business, financial condition and results of operations.

The conditional conversion feature of the notes, if triggered, may adversely affect our financial condition and operating results.

In the event the conditional conversion feature of the notes is triggered, holders of notes will be entitled to convert the notes at any time during specified periods at their option. See “Description of the Notes—Conversion Rights.” If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligations by delivering solely shares of our common stock (other than cash in lieu of any fractional share), we would be required, perhaps on short notice and without sufficient time to arrange for alternative sources of funding, to settle all or a portion of our obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right but before we settle our conversion obligation.

Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.

Under the notes, the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume weighted average prices of our common stock for each trading day in a 40 trading day observation period, and such consideration will be delivered, depending on the settlement method, on the third business day following the relevant conversion date, or on the third business day following the final trading day of the relevant observation period. As described under “Description of the Notes—Settlement upon Conversion,” this period would be (i) if the relevant conversion date occurs before December 1, 2018, the 40 consecutive trading day period beginning on, and including, the second trading day after such conversion date, (ii) if the relevant conversion date occurs on or after the date of our issuance of a notice of redemption and prior to the relevant redemption date, the 40 consecutive trading days beginning on, and including, the 42nd scheduled trading day immediately preceding such redemption date, and (iii) if the relevant conversion date occurs on or after December 1, 2018, the 40 consecutive trading days beginning on, and including, the 42nd scheduled trading day preceding the maturity date. Accordingly, if the price of our common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected. In addition, if the market price of our common stock at the end of such period is below the average of the volume weighted average price of our common stock during such period, the value of any shares of our common stock that you will receive in satisfaction of our conversion obligation will generally be less than the value used to determine the number of shares that you will receive.

The conversion rate of the notes will not be adjusted for certain dilutive events.

As described under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments” and “Description of the Notes—Adjustment to Conversion Rate Upon Conversion Upon a Make-Whole Fundamental Change,” we will adjust the conversion rate of the notes for certain events, including, among others:

•	the issuance of stock dividends on our common stock and certain subdivisions and combinations of our capital stock;

•	the issuance of certain rights or warrants;

•	the distribution of capital stock, indebtedness or assets;

•	cash dividends (other than regular quarterly dividends equal to or less than $0.0025 per share);

•	certain tender or exchange offers; and

•	the conversion of a note in connection with a “make-whole fundamental change.”

We will not adjust the conversion rate for other events, such as a third party tender or exchange offer or an issuance of common stock for cash or in connection with an acquisition that may adversely affect the trading price of the notes or our common stock. If we engage in any of these types of transactions, our common stock may be diluted without any increase to the conversion rate, which would likely have an adverse effect on the value of the notes. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

The increase in the conversion rate applicable to notes that you convert in connection with a make-whole fundamental change may not adequately compensate you for any lost time value of your notes as a result of that event.

If a make-whole fundamental change occurs, under certain circumstances, we will increase the conversion rate for conversions within a specified time frame following the make whole fundamental change. The amount of the increase in the conversion rate depends on the date when the make-whole fundamental change becomes effective and the price paid (or deemed paid) per share of our common stock in such transaction, as described under “Description of the Notes—Adjustment to Conversion Rate Upon Conversion Upon a Make-Whole Fundamental Change.”

The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost option value of your notes as a result of such transaction. In addition, if the price paid (or deemed paid) per share of our common stock in the transaction is greater than $75.00 per share or less than $8.00 per share (in each case, subject to adjustment), no adjustment will be made to the conversion rate. Moreover, in no event will the conversion rate as a result of such adjustment exceed 125.0000 shares per $1,000 principal amount of notes, subject to adjustment in the same manner as the conversion rate as set forth under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments.”

Our obligation to increase the conversion rate as described above could also be considered a penalty under common law, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.

The conditional conversion feature of the notes could result in your receiving less than the value, if any, into which the notes would otherwise be convertible.

Before December 1, 2018, the notes are convertible at your option only if specified conditions are met. If these conditions for conversion are not met, you will not be able to convert your notes before such time and you may not be able to receive the value, if any, into which the notes would then be convertible.

Your right to convert your notes will be limited if following conversion you or certain persons with whom you are affiliated or associated would hold, for purposes of applicable state insurance laws and regulations, 10% or more of the outstanding shares of our common stock.

You will not be entitled to receive shares of common stock upon conversion of the notes and any delivery of shares of common stock upon conversion of the notes will be void and of no effect to the extent that you or certain persons with whom you are affiliated or associated would hold, for purposes of applicable state insurance laws and regulations, 10% or more of the outstanding shares of our common stock except, to the extent that the conversion of your notes has been approved by the applicable insurance regulator. Such approval is subject to applicable insurance laws and regulations and also to the discretion of the regulatory agencies, which may withhold their approval. This provision, which we refer to herein as the “Insurance Conversion Restriction,” may prohibit you from converting the notes or delay your receipt of shares upon conversion indefinitely, and may force you to sell the notes, which you may not be able to do on attractive terms or at all. In addition, the presence of the Insurance Conversion Restriction may deter investors that would otherwise be willing to purchase the notes or cause them to assign a lower value to the notes, either of which may have a negative impact on the price of the notes. You will not be entitled to any compensation for any loss of value in connection with the Insurance Conversion Restriction. See “Description of the Notes—Conversion Rights—Insurance Conversion Restriction” in this prospectus supplement.

The indenture for the notes includes only limited covenants, and these limited covenants may not protect your investment.

The indenture for the notes does not:

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require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect you if we experience significant adverse changes in our financial condition or results of operations;

•	limit our ability to incur secured indebtedness or indebtedness that is equal in right of payment to the notes;

•	limit our subsidiaries’ ability to incur indebtedness that would effectively rank senior to the notes;

•	restrict our subsidiaries’ ability to issue securities that would be senior to the common stock of our subsidiaries held by us;

•	restrict our ability to repurchase our securities;

•	restrict our ability to pledge our assets or those of our subsidiaries; or

•	restrict our ability to make investments or to pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

Your notes may become convertible into something other than our common stock.

The indenture governing the notes permits us, under certain circumstances, to enter into mergers or other transactions in which our common stock is converted into the right to receive shares of another company or securities or assets (including cash) other than shares of our common stock. While the indenture contains provisions intended to ensure that upon conversion you will receive what you would have received as a result of the transaction with regard to the common stock into which your notes were convertible, what you become entitled to receive upon conversion may not be as attractive to you as our common stock.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to purchase the notes.

The indenture for the notes contains only limited protections in the event of a change in control of Radian Group. We could engage in many types of transactions, such as certain restructurings, acquisitions, refinancings or leveraged recapitalizations, that could substantially increase the amount of our indebtedness or otherwise significantly affect our capital structure and could adversely affect the value of the notes but would not constitute a “fundamental change” that permits you to require us to purchase your notes, as described under “Description of the Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes.” In the event of any such transaction, holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of the notes. For these reasons, you should not consider the covenants in the indenture or the purchase right upon a fundamental change as a determinative factor in evaluating whether to invest in the notes.

If an active and liquid trading market for the notes does not develop, the market price of the notes may decline and you may be unable to sell your notes.

The notes are a new issue of securities for which there is currently no public market. We do not intend to list the notes on any national securities exchange or to arrange for quotation of the notes on any automated dealer quotation system. We have been informed by the underwriters that they intend to make a market for the notes after the offering is completed. However, the underwriters may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, an active trading market may not develop for the notes. Even if a trading market for the notes develops, the market may not be liquid. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case, you may be unable to sell your notes at a particular time or you may not be able to sell your notes at a favorable price. Historically, the market for convertible debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the notes will be subject to disruptions that may have a negative effect on the holders of notes, regardless of our prospects or financial performance.

An adverse rating of the notes, or a downgrade or potential downgrade of our credit ratings, may cause the trading price of the notes to fall.

We do not expect to seek a rating on the notes; however, if a rating agency rates the notes, it may assign a rating that is lower than investors’ expectations. Rating agencies also may lower ratings on the notes in the future. If rating agencies assign a lower-than-expected rating or reduce, or indicate that they may reduce, their ratings in the future, the trading price or liquidity of the notes could significantly decline. A downgrade or potential downgrade of our credit ratings may also cause the trading price of the notes to fall. Ratings on the notes are not a recommendation to buy the notes and such ratings may be withdrawn or changed at any time.

You should consider the U.S. federal income tax consequences of owning the notes.

The U.S. federal income tax treatment of the conversion of the notes into a combination of common stock and cash is uncertain. You are urged to consult your tax advisors with respect to the U.S. federal income tax consequences resulting from the conversion of notes into a combination of cash and common stock. See “Certain U.S. Federal Income Tax Considerations” for a discussion of the U.S. federal income tax consequences of ownership and disposition of the notes.

You may have to pay U.S. taxes if we adjust the conversion rate in certain circumstances, even if you do not receive any cash or other consideration.

We will adjust the conversion rate of the notes for stock splits and combinations, stock dividends, certain cash dividends and certain other events. See “Description of the Notes—Conversion Rights—Conversion Rate Adjustments” and “Description of the Notes—Adjustment to Conversion Rate Upon Conversion Upon a Make-Whole Fundamental Change.” If we adjust the conversion rate, you may be treated as having received a constructive distribution from us, resulting in taxable income to you for U.S. federal income tax purposes, even though you would not receive any cash or other consideration in connection with the conversion rate adjustment and even though you might not exercise your conversion right. See “Certain U.S. Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Constructive Distributions.” If you are a Non-U.S. Holder (as defined in “Certain U.S. Federal Income Tax Considerations”), such deemed dividend may be subject to United States federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable treaty, which may be withheld from subsequent payments on the notes. In addition, in certain circumstances, such deemed dividend may be subject to withholding at a rate of 30% under FATCA (as defined in “Certain U.S. Federal Income Tax Considerations—FATCA Withholding”).

Holders of notes will not be entitled to any rights with respect to our common stock, but will be subject to changes made with respect to our common stock to the extent our conversion obligation includes shares of our common stock.

Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) before the notes are effectively converted on the last trading day of the relevant observation period, but, to the extent our conversion obligation includes shares of our common stock, holders of notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our amended and restated certificate of incorporation or amended and restated bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs before the last trading day of the relevant observation period, then, to the extent our conversion obligation includes shares of the common stock, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

We may redeem your notes at our option, which may adversely affect your return.

At any time on or after March 8, 2016, we may redeem all or part of the notes, but only if the last reported sale price of our common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the trading day prior to the date we provide notice of redemption exceeds 130% of the conversion price in effect on each such trading day. Prevailing interest rates at the time we redeem the notes may be lower than the interest rate on the notes. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate equal to or higher than the interest rate on the notes. See “Description of the Notes—Optional Redemption” for a more detailed description of the conditions under which we may redeem the notes.

The notes will initially be held in book-entry form and, therefore, you must rely on the procedures and relevant clearing systems to exercise your rights and remedies.

Unless certificated notes are issued in exchange for book-entry interests in the notes, owners of book-entry interests will not be considered owners or holders of the notes. Instead, DTC, or its nominee, will be the sole holder of the notes. Payments of principal, interest and other amounts owing on or in respect of the notes in global form will be made to the paying agent, which will make payments to DTC. Thereafter, such payments will be credited to DTC participants’ accounts that hold book-entry interests in the notes in global form and credited by such participants to indirect participants. Unlike holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. We cannot assure you that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any requested actions on a timely basis.

Recent regulatory actions may adversely affect the trading price and liquidity of the notes.

We expect that many investors in, and potential purchasers of, the notes may employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors that employ a convertible arbitrage strategy with respect to convertible debt instruments typically implement that strategy by selling short the common stock underlying the notes and dynamically adjusting their short position while they hold the notes. Investors may also implement this strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock. As a result, any specific rules regulating equity swaps or short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales or equity swaps with respect to our common stock could adversely affect the ability of investors in, or potential purchasers of, the notes to conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the notes. This could, in turn, adversely affect the trading price and liquidity of the notes.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that may impact those engaging in short selling activity involving equity securities (including our common stock). In particular, Rule 201 of the SEC’s Regulation SHO generally restricts short selling when the price of a “covered security” triggers a “circuit breaker” by falling 10% or more from the security’s closing price as of the end of regular trading hours on the prior day. If this circuit breaker is triggered, short sale orders can be displayed or executed only if the order price is above the current national best bid, subject to certain limited exceptions. Because our common stock is a “covered security,” these Rule 201 restrictions, if triggered, may interfere with the ability of investors in, and potential purchasers of, the notes, to effect short sales in our common stock and conduct a convertible arbitrage strategy that they may employ, or seek to employ, with respect to the notes.

The SEC also approved a pilot program allowing securities exchanges and the Financial Industry Regulatory Authority, Inc. (“FINRA”) to halt trading in securities included in the S&P 500 Index, Russell 1000 Index and over 300 exchange traded funds if the price of any such security moves 10% or more from a sale price in a five-minute period (the “single stock circuit breaker program”). Beginning on August 8, 2011, the single stock circuit breaker program was expanded to include all other National Market System stocks, and imposes a trading halt in these additional stocks in the event of any price movement of 30% or 50% (or more), depending upon the trading price of the stock. Beginning on November 23, 2011, the single stock circuit breaker program was amended to exclude all rights and warrants from the trading halt. The single stock circuit breaker program will expire on the earlier of the initial date of operations of the “Limit Up-Limit Down” plan, as defined below, or February 4, 2014.

The SEC also recently approved two proposals submitted by national securities exchanges and FINRA. One initiative is the “Limit Up- Limit Down” plan, which is expected to replace the single stock circuit breaker program and require securities exchanges, alternative trading systems, broker-dealers and other trading centers to establish policies and procedures that prevent the execution of trades and the display of offers from occurring outside of a specified price band. If bid or offer quotations are at the far limit of the price band for more than 15 seconds, trading in that security will be subject to a five-minute trading pause. The Limit Up-Limit Down plan is expected to go into effect on a one-year pilot basis on April 8, 2013.

The second initiative is expected to change existing stock exchange and FINRA rules that establish a market-wide circuit breaker system. The existing market-wide circuit breaker system provides for specified market-wide halts in trading of stock for certain periods following specified market declines. The changes will lower the percentage-decline thresholds for triggering a market-wide trading halt and shorten the amount of time that trading is halted. Market declines under the new system will be measured by reference to the S&P 500 Index rather than the Dow Jones Industrial Average, and the trigger thresholds will be calculated daily rather than quarterly. The changes to the market-wide circuit breaker system are expected to go into effect on a one-year pilot basis on April 8, 2013.

The restrictions on trading imposed by the single stock circuit breaker program, the market-wide circuit breaker system and, when effective, the Limit Up-Limit Down plan may interfere with the ability of investors in, and potential purchasers of, the notes to effect short sales in our common stock and conduct a convertible arbitrage strategy.

The enactment of the Dodd-Frank Act on July 21, 2010 also introduces regulatory uncertainty that may impact trading activities relevant to the notes. This new legislation will require many over-the-counter swaps and security-based swaps to be centrally cleared through regulated clearinghouses and traded on exchanges or comparable trading facilities. In addition, swap dealers, security-based swap dealers, major swap participants and major security-based swap participants will be required to comply with margin and capital requirements as well as public reporting requirements to provide transaction and pricing data on both cleared and uncleared swaps. These requirements could adversely affect the ability of investors in, or potential purchasers of, the notes to maintain a convertible arbitrage strategy with respect to the notes (including increasing the costs incurred by such investors in implementing such strategy). This could, in turn, adversely affect the trading price and liquidity of the notes. The implementation dates for these requirements are subject to regulatory action and at this time cannot be determined with certainty. We cannot predict how this legislation will ultimately be implemented by the SEC and other regulators or the magnitude of the effect that this legislation will have on the trading price or liquidity of the notes.

Although the direction and magnitude of the effect that the amendments to Regulation SHO, FINRA and securities exchange rule changes and/or implementation of the Dodd-Frank Act may have on the trading price and the liquidity of the notes will depend on a variety of factors, many of which cannot be determined at this time, past regulatory actions have had a significant impact on the trading prices and liquidity of convertible debt instruments. For example, in September 2008, the SEC issued emergency orders generally prohibiting short sales of the common stock of certain financial services companies while Congress worked to provide a comprehensive legislative plan to stabilize the credit and capital markets. The orders made the convertible arbitrage strategy that many convertible debt investors employ difficult to execute and adversely affected both the liquidity and trading price of convertible debt instruments issued by many of the financial services companies subject to the prohibition. Any governmental action that similarly restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock, including the amendments to Regulation SHO, FINRA and exchange rule changes and the implementation of the Dodd-Frank Act, could similarly adversely affect the trading price and the liquidity of the notes.

The accounting method for the notes is subject to uncertainty, including as a result of recent changes that could have a material effect on our reported financial results.

In May 2008, FASB issued an accounting standard for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement), which has subsequently been codified as Accounting Standards Codification 470-20, Debt with Conversion and Other Options, which we refer to as ASC 470-20. This standard applies to certain convertible debt instruments, including the notes that, by their stated terms, may be settled entirely or partially in cash upon conversion. Under ASC 470-20, an entity must separately account for the liability and equity components of such convertible debt instruments (such as the notes) in a manner that reflects the issuer’s economic interest cost. The effect of ASC 470-20 on our accounting for the notes is that the equity component would be included in the additional paid-in capital section of stockholders’ equity on our consolidated balance sheet and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. We will report lower net income in our financial results because ASC 470-20 will require interest to include both the current period’s amortization of the debt discount and the note’s coupon interest, which could adversely affect our reported or future financial results, the trading price of our common stock and the trading price of the notes.

In addition, under certain circumstances, convertible debt instruments (such as the notes) that may be settled entirely or partly in cash are currently accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of the securities are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the securities exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. We cannot be sure that accounting standards in the future will continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the notes, then our diluted earnings per share would be adversely affected.

Our common stock may be subject to substantial price fluctuations due to a number of factors and those fluctuations may prevent stockholders from reselling the common stock at a profit.

Stock markets are subject to significant price and trading volume fluctuations and the market price of our common stock and that of other companies in our industries has been and may continue to be volatile. The market price for our common stock has varied between a high of $6.30 and a low of $2.00 during the 12-month period ended December 31, 2012. The market price of our common stock could continue to fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement or the documents incorporated by reference in this prospectus supplement or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers or competitors regarding their own performance, as well as actions taken by the GSEs or our regulators, industry conditions and general financial, economic or regulatory conditions and political instability. Stock markets in general have recently experienced high levels of volatility that has often been unrelated to the operating performance of companies. These broad market fluctuations may adversely affect the trading price of our common stock. A decrease in the market price of our common stock would likely have an adverse impact on the trading price of the notes.

These factors, among others, could significantly depress the trading price of the notes and the price of any shares of our common stock that may be issued upon conversion of the notes.

Future issuances of common stock, convertible notes or other equity-linked securities, may adversely affect the common stock price or the price of the notes.

Radian Group’s sale of a substantial amount of equity securities following this offering, including additional shares of common stock or other equity or equity-linked securities senior to the common stock or convertible into common stock, or the perception that these sales might occur, could cause the market price of the notes and common stock to decline. If such sales reduce the market price of the notes and common stock, Radian Group’s ability to raise additional capital in this manner may be adversely affected, and it may be difficult for you to sell your notes or shares at a time and price that you deem appropriate.

In addition, as of December 31, 2012, Radian Group had outstanding 133,647,216 shares of common stock and options to purchase approximately 4,402,344 shares of common stock (of which options to purchase approximately 2,267,857 shares were vested as of that date), 1,427,524 shares issuable upon the conversion or settlement of other equity awards outstanding at such date, and a substantial number of shares of common stock were reserved for issuance upon conversion of our outstanding convertible notes and under our equity compensation plans, our employee stock purchase plan and our savings and incentive plan.

In addition, concurrently with this offering, Radian Group is offering 30 million shares of its common stock (or a total of 34.5 million shares of its common stock if the underwriters in that offering exercise in full their option to purchase additional shares) in an underwritten public offering pursuant to a separate prospectus supplement. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of the common stock into which the notes are convertible and impair our ability to raise capital through the sale of additional equity securities.

The price of our common stock could also be affected by possible sales of the common stock by investors who view the notes as a more attractive means of equity participation in the Company and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This hedging or arbitrage activity could, in turn, adversely affect the trading price of the notes and the amount of cash and the number and value of shares of common stock, if any, that you receive upon conversion of the notes. This may result in greater volatility in the trading price of the notes than would be expected for non-convertible debt securities.

We cannot assure you that we will pay dividends on our common stock in the future.

We declared cash dividends on our common stock equal to $0.02 per share in each quarter of 2007 and the first and second quarters of 2008. In July 2008, we reduced our quarterly common stock dividend to $0.0025 per share. Our insurance subsidiaries, which have historically been an important source of funds, including funds to pay dividends, have dividend payment restrictions based on regulatory and other limitations. If Radian Group does not receive adequate distributions from its operating subsidiaries, then we may not be able to make, or may have to reduce, dividend payments on our common stock. In addition, even if we have sufficient funds to pay dividends, we may choose not to do so. Our dividend policy, and any current or future restrictions on the ability to pay dividends, could adversely affect the market price of our common stock.

The fundamental change purchase feature of the notes may delay or prevent an otherwise beneficial takeover attempt of our company.

The terms of the notes will require us to purchase the notes for cash upon the occurrence of a fundamental change. A takeover of our company may trigger the requirement that we purchase the notes. In addition, the indenture governing the notes prohibits us from engaging in certain mergers or acquisitions unless, among other things, the surviving entity assumes our obligations under the notes. These and other provisions may have the effect of delaying or preventing a takeover of our company that may otherwise be beneficial to investors.

The steps we have taken to protect our NOLs may discourage transactions in our common stock or be challenged by our stockholders.

We have substantial NOLs, loss carryforwards and other tax attributes for U.S. federal income tax purposes (“tax benefits”) that can generally be used to offset our future taxable income and therefore reduce our U.S. federal income tax obligations. Our ability to use these NOL carryforwards and other tax benefits, however, will be adversely affected if Radian Group has an “ownership change” as defined under Section 382 of the Internal Revenue Code (“Section 382”). In April 2010, Radian Group’s board of directors adopted an amendment to Radian Group’s amended and restated bylaws (the “Bylaw Amendment”), which is designed to prevent an “ownership change” and protect our tax benefits and important tax assets. Radian Group’s restated certificate of incorporation, as approved by our stockholders at our 2010 Annual Meeting, imposes certain transfer restrictions on the common stock (the “Charter Amendment”), which are similarly designed to protect our important tax assets. In addition, we have a tax benefit preservation plan that was approved by our stockholders at our 2010 Annual Meeting (the “Plan”) that is intended to protect stockholder value by preserving our tax benefits and important tax assets. The Plan grants stockholders the right to acquire additional shares of common stock at a price less than market price if any person becomes an “acquiring person” (as defined in the Plan). Because the Plan, the Bylaw Amendment, and the Charter Amendment all restrict or prohibit certain transfers of our common stock, they may make it more difficult and more expensive to acquire us, and may discourage open market purchases of our common stock or a non-negotiated tender or exchange offer for our common stock. Accordingly, they may limit a stockholder’s ability to realize a premium over the market price of our common stock in connection with any stock transaction, and may adversely affect the trading price of the notes and the amount of cash and the number of shares of our common stock, if any, into which the notes are convertible.

The rules for determining ownership for the purposes of the Plan, the Bylaw Amendment and the Charter Amendment in general track the definition of ownership for purposes of Section 382, which differs from the traditional concepts of beneficial ownership under the federal securities laws. In particular, ownership for Section 382 purposes is determined primarily by an economic test, while the definition of beneficial ownership under the federal securities laws focuses generally on the right to vote or control the disposition of the shares. Under the applicable provisions of the Internal Revenue Code, ownership of the notes is not considered to be ownership of our common stock for purposes of Section 382 except to the extent converted. Consequently, an investor in our common stock is not able to rely upon the definition of beneficial ownership under the federal securities laws in determining whether or not such investor is in compliance with the requirements of the Plan, the Bylaw Amendment and the Charter Amendment. Although the Section 382 definition of ownership is different, and generally is narrower than the definition of beneficial ownership under the federal securities laws, the possible ambiguities created by the differences in these definitions may discourage investments in the notes and our common stock.

Additionally, it is possible that one or more stockholders could challenge the enforceability of the transfer restrictions contained in the Bylaw Amendment and the Charter Amendment, and a court could find that the Bylaw Amendment or the Charter Amendment is unenforceable, either in general or as applied to a particular stockholder or particular fact situation. This potential for litigation regarding the enforceability of the transfer restrictions may discourage investments in our common stock. However, as we currently intend to retain the Plan in place, we believe it is unlikely that any investor will seek to exceed the limits included in the Plan and so will not be likely to have any reason to challenge the Bylaw Amendment or the Charter Amendment.

In general, the Plan and the transfer restrictions contained in the Bylaw Amendment and in the Charter Amendment will each terminate (i) if Section 382 is repealed and our board of directors determines that the transfer restrictions contained therein are no longer necessary for the preservation of the tax benefits, (ii) at the beginning of a taxable year to which our board of directors determines that no NOLs may be carried forward; or (iii) if our board of directors determines that the potential limitation on the use of the tax benefits under Section 382 is no longer material to us. In addition, the Plan and the transfer restrictions in the Bylaw Amendment and the Charter Amendment will each terminate if the Plan and the Charter Amendment are not re-

approved by our stockholders every three years. We currently intend to submit the Plan and the Charter Amendment for re-approval by our stockholders at the 2013 Annual Meeting. If the Plan is not approved, it will terminate, and if the Charter Amendment is not approved, the transfer restrictions in the Charter Amendment and the Bylaw Amendment will terminate. Finally, the Plan will expire on the close of business October 9, 2019 (unless that date is advanced or extended).

Additional provisions in Radian Group’s organizational documents, applicable state law and regulatory restrictions could delay or prevent a change in control of the Company, or cause a change in control of the Company to have adverse regulatory consequences, any of which could adversely affect the price of the common stock.

Certain provisions of Radian Group’s amended and restated certificate of incorporation and amended and restated bylaws may delay, defer or prevent a tender offer or takeover attempt, including attempts that might result in a premium over the market price for our securities. These provisions include:

•

that directors can be removed only for cause and only upon the vote of the holders of shares entitled to cast a majority of the votes that all stockholders are entitled to cast in an election of directors;

•	that Radian Group may issue preferred stock with such rights, preferences, privileges and limitations as our board of directors may establish;

•

that special meetings of stockholders may only be called by the chairman of the board, a majority of our board of directors or the holders of a majority of the shares of common stock then outstanding; and

•	advance notice procedures with regard to the nomination, other than by or at the direction of our board of directors or a committee of the board, of candidates for election as directors.

The application of various state insurance laws also could be a significant deterrent to any person interested in acquiring control of us. The insurance and insurance holding company laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled govern any acquisition of control of our insurance subsidiaries or of us. In general, these laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control generally is presumed in the case of any person or entity that purchases 10% or more of our outstanding common stock, including in connection with the conversion of our equity-linked securities into shares of our common stock, unless the applicable insurance regulatory authorities determine otherwise.

Section 203 of the Delaware General Corporation Law applies to us because we are a publicly-traded Delaware corporation. Pursuant to Section 203, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an “interested stockholder,” as defined in Section 203, unless the business combination or the transaction in which a person becomes an interested stockholder is approved in a prescribed manner. Under certain circumstances, Section 203 requires stockholder approval for various business combinations. This requirement makes it more difficult for a person, including a corporation, that is an interested stockholder to effect various business combinations with a corporation for a three-year period from the date of becoming an interested stockholder. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors, because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our management, and they could make it more difficult to accomplish transactions that stockholders or holders of the notes may otherwise deem to be in their best interest.

Management will have broad discretion to use the proceeds from this offering, and may not use them successfully.

We intend to use the net proceeds from this offering and the concurrent common stock offering to fund working capital requirements and for general corporate purposes, including additional capital support for our mortgage insurance business. Our management will have broad discretion as to the use of the proceeds from this offering as well as the proceeds from the concurrent common stock offering. Accordingly, you will be relying on the judgment of our management and our board of directors with regard to the use of these proceeds and you will not have the opportunity, as part of your investment decision to assess whether proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for the Company.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $341.3 million, after deducting estimated underwriting discounts and commissions and estimated offering expenses. We estimate the aggregate net proceeds to us will be approximately $389.8 million if the underwriters exercise in full their option to purchase additional notes. In either case, no underwriting discount will be paid to the underwriters with respect to $75 million principal amount of notes purchased in the offering by an investor identified by us. We cannot assure you that this offering will be completed.

We also expect that Radian Group will receive net proceeds from the sale of 34 million shares of its common stock in Radian Group’s concurrent common stock offering of approximately $260.7 million, after deducting the underwriting discounts and commissions and estimated offering expenses of that offering, or approximately $299.5 million, if the underwriters in that offering exercise in full their option to purchase additional shares of common stock. No underwriting discount will be paid to the underwriters with respect to 5 million shares of our common stock purchased in the concurrent common stock offering by an investor identified by us. The actual amount of shares of common stock that we sell and the related net proceeds, however, may vary based on market conditions. We cannot assure you that the common stock offering will be completed.

We intend to use the net proceeds from this offering and the concurrent common stock offering to fund working capital requirements and for general corporate purposes, including additional capital support for our mortgage insurance business. We have not identified the amounts or timing of any expenditures, and our management will have broad discretion as to the use and application of proceeds from this offering. Pending the uses described above, we intend to use the net proceeds to make short-term investments.

CAPITALIZATION

The following table shows our cash, cash equivalents and short-term investments and capitalization at December 31, 2012:

•	on an actual basis; and

•	on an as adjusted basis to reflect this offering and the concurrent common stock offering and related use of proceeds, as described under “Use of Proceeds.”

This table assumes that the underwriters do not exercise their option to purchase additional notes in this offering or to purchase additional shares of common stock in the concurrent common stock offering. This table should be read in conjunction with, and is qualified in its entirety by reference to, our historical financial statements and the accompanying notes in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is incorporated by reference into this prospectus supplement.

	December 31, 2012 (unaudited)
	(in thousands, except share and per share amounts)
	Actual	As Adjusted
Cash, cash equivalents, restricted cash and short-term investments	$833,313	$1,435,293

Short-term obligations:
5.625% Senior Notes due 2013 (1)(2)	$79,449	$79,449

Long-term obligations: (1)(3)(4)
5.375% Senior Notes due 2015 (2)	$249,868	$249,868
3.00% Convertible Senior Notes due 2017	334,254	334,254
2.25% Convertible Senior Notes due 2019(5)	—	280,839

Total long-term obligations	584,122	864,961

Shareholders’ equity:
Preferred Stock, par value $.001 per share; 20,000,000 shares authorized; none issued or outstanding	—	—
Common Stock, par value $.001 per share; 325,000,000 shares authorized; 151,131,173 issued and 133,647,216 outstanding (6)	151	154
Treasury Stock, at cost, 17,483,957 shares	(892,094)	(892,094)
Additional paid-in capital	1,967,414	2,295,532
Retained (deficit) earnings	(355,241)	(355,241)
Accumulated other comprehensive income	16,095	16,095

Total Shareholders’ Equity	736,325	1,064,446

Total Capitalization	$1,399,896	$2,008,856

(1)	Reflects the amounts set forth on the Company’s consolidated balance sheet. The outstanding principal amounts as of December 31, 2012 are approximately $79.4 million of 5.625% senior notes due February 2013, $250 million of 5.375% senior notes due June 2015 and $450 million of 3.00% convertible senior notes due 2017.
(2)

On January 4, 2013, in reliance upon exemptions from the registration requirements of the Securities Act provided by Section 4(a)(2) or Regulation S, Radian Group exchanged $195.2 million aggregate principal amount of 5.375% senior notes due in June 2015 for the same aggregate principal amount of 9.000% senior notes due in June 2017 and additional cash consideration of $4.9 million. Pursuant to a registration statement on Form S-4, Radian Group has offered to exchange up to $195.2 million aggregate principal amount of its 9.000% senior notes due in June 2017 for a like aggregate principal amount of registered

9.000% senior notes due in June 2017. Radian Group may repurchase, redeem or offer to exchange additional amounts of its 5.375% senior notes due in June 2015 in the future. Additionally, on February 15, 2013, Radian Group paid in full the entire remaining amount outstanding under its 5.625% senior notes due in February 2013, which consisted of approximately $79.4 million aggregate principal amount plus accrued and unpaid interest. As such, as of the date of this prospectus supplement, Radian Group had outstanding approximately $55 million principal amount of 5.375% senior notes due in June 2015, $195 million principal amount of 9.000% senior notes due in June 2017 and $450 million principal amount of 3.00% convertible senior notes due in November 2017.
(3)	Long-term obligations are presented at carrying value. Excludes debt of variable interest entities that is guaranteed by certain of our subsidiaries and consolidated on our balance sheet as required under accounting standards.
(4)	In accordance with ASC 470-20, convertible debt that may be wholly or partially settled in cash is required to be separated into a liability and an equity component, such that interest expense reflects the issuer’s non-convertible debt interest rate. Upon issuance, a debt discount is recognized as a decrease in debt and an increase in equity. The debt component will accrete up to the principal amount ($350 million for the notes offered hereby, and $450 million for the 3.00% convertible senior notes due November 2017) over the expected term of the debt. ASC 470-20 does not affect the actual amount that we are required to repay, and the amounts shown in the table above for the convertible notes and the existing convertible notes, respectively, reflect the approximate liability component net of the discount recognized in equity, excluding any tax effect
(5)	The determination of the fair values of the debt and equity components of the notes currently being offered has been estimated and is subject to change based upon the completion of our analysis of non-convertible debt interest rates. We currently estimate that the fair value of the feature to convert the debt into common stock which will be reported as unamortized discount on the notes being offered is equal to approximately $69.2 million on a pre-tax basis; this amount will be reported as an increase to additional paid-in capital on an adjusted basis. Currently, we expect that any deferred tax liability generated by this increase to additional paid-in capital will be offset by a corresponding decrease to our valuation allowance.
(6)	Outstanding shares of common stock as of December 31, 2012 excludes: (a) 4,402,344 shares issuable upon the exercise of stock options that are outstanding as of such date at a weighted exercise price of $15.82 per share; (b) 1,427,524 shares issuable upon the conversion or settlement of other equity compensation awards outstanding as of such date; (c) 1,329,689 shares of common stock reserved for future issuance under our equity compensation plans; (d) 1,452,947 shares of common stock available for sale under our employee stock purchase plan; (e) 1,979,919 shares of common stock available for issuance under our savings and incentive plan, (f) 51,020,370 shares of common stock reserved for issuance upon conversion of our 3.00% convertible senior notes due November 2017 and (g) 50,000,000 shares of common stock reserved for issuance upon conversion of the notes.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

As of December 31, 2012, 133,647,216 shares of Radian Group’s common stock were outstanding, held by approximately 75 stockholders of record.

Radian Group’s common stock trades on the New York Stock Exchange under the trading symbol “RDN.”

	Common Stock Price
	High	Low
Year ended December 31, 2010:
First Quarter	$15.98	$6.11
Second Quarter	$18.68	$4.99
Third Quarter	$9.60	$6.04
Fourth Quarter	$10.12	$7.04
Year ended December 31, 2011:
First Quarter	$9.73	$6.31
Second Quarter	$7.00	$3.45
Third Quarter	$4.84	$1.95
Fourth Quarter	$3.45	$1.80
Year ended December 31, 2012:
First Quarter	$4.68	$2.21
Second Quarter	$4.45	$2.00
Third Quarter	$4.96	$2.65
Fourth Quarter	$6.30	$3.74

The last reported sales price for the common stock on the New York Stock Exchange on February 22, 2013 was $7.95 per share.

Dividend Policy

The payment of dividends is within the discretion of our board of directors. Since July 2008, Radian Group has paid a quarterly common stock dividend of $0.0025 per share. For information on Radian Group’s ability to pay dividends, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” and Notes 1 and 16 of the Notes to Consolidated Financial Statements.

DESCRIPTION OF THE NOTES

We will issue the notes under a base indenture, to be dated as of March 4, 2013 (the “base indenture”), between us and U.S. Bank National Association (the “trustee”), as supplemented by a supplemental indenture (the “supplemental indenture,” and together with the base indenture, the “indenture”) with respect to the notes. This description of the notes supplements and, to the extent it is inconsistent with, replaces the description of the debt securities and the base indenture in the accompanying prospectus. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

You may request a copy of the indenture from us as described under “Where You Can Find More Information” in the accompanying prospectus.

The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

For purposes of this description, references to “we,” “our” and “us” refer only to Radian Group Inc. and not to its subsidiaries.

General

The notes will:

•	be our general unsecured and unsubordinated, senior obligations;

•	initially be limited to an aggregate principal amount of $350 million (or $400 million if the underwriters’ option to purchase additional notes is exercised in full);

•	bear cash interest from March 4, 2013 at an annual rate of 2.25% payable on March 1 and September 1 of each year, beginning on September 1, 2013;

•

be subject to redemption at our option, in whole or in part, on any business day on or after March 8, 2016 if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which we provide notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date;

•

be subject to repurchase by us at the option of the holders following a fundamental change (as defined below under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”), at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date;

•	mature on March 1, 2019, unless earlier converted, redeemed or repurchased;

•	be issued in denominations of $1,000 and multiples of $1,000; and

•	be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “—Book-Entry, Settlement and Clearance.”

Subject to satisfaction of certain conditions and during the periods described below, the notes may be converted at an initial conversion rate of 94.3396 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $10.60 per share of common stock). The conversion rate is subject to adjustment if certain events occur.

We will settle conversions of notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described under “—Conversion Rights—Settlement upon Conversion.” You will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” and “—Consolidation, Merger and Sale of Assets” below and except for the provisions set forth under “—Conversion Rights—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Fundamental Change,” the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may, without the consent of the holders, reopen the indenture for the notes and issue additional notes under the indenture with the same terms as the notes offered hereby in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes initially offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number.

We do not intend to list the notes on any securities exchange or any automated dealer quotation system.

Purchase and Cancellation

We will cause all notes surrendered for payment, repurchase (including as described below), redemption, registration of transfer or exchange or conversion, if surrendered to any person other than the trustee (including any of our agents, subsidiaries or affiliates), to be delivered to the trustee for cancellation, and they will no longer be considered “outstanding” under the indenture upon their repurchase. All notes delivered to the trustee will be cancelled promptly by the trustee. No notes will be authenticated in exchange for any notes cancelled as provided in the indenture.

We may, to the extent permitted by law, and directly or indirectly (regardless of whether such notes are surrendered to us), repurchase notes in the open market or otherwise, without giving prior notice to the holders (except as required by law), whether by us or our subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. We will cause any notes so repurchased to be surrendered to the trustee for cancellation, and they will no longer be considered “outstanding” under the indenture upon their repurchase.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

We will pay the principal of, and interest on, notes in global form registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

We will pay the principal of any certificated notes at the office or agency in the United States designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its corporate trust office or agency in New York, New York as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. Interest on certificated notes will be payable (i) to holders having an aggregate principal amount of $5.0 million or less, by check mailed to the holders of these notes and (ii) to holders having an aggregate principal amount of more than $5.0 million, either by check mailed to each holder or, upon application by a holder to the registrar not later than the relevant regular record date, by wire transfer in immediately available funds to that holder’s account within the United States, which application will remain in effect until the holder notifies, in writing, the registrar to the contrary.

A holder of certificated notes may transfer or exchange such notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note selected for redemption or surrendered for conversion or required repurchase. A holder of a beneficial interest in a note in global form may transfer or exchange such beneficial interest in accordance with the indenture and the applicable procedures of DTC. See “—Book-Entry, Settlement and Clearance.”

The registered holder of a note will be treated as its owner for all purposes.

Interest

The notes will bear cash interest at a rate of 2.25% per year until maturity. Interest on the notes will accrue from March 4, 2013 or from the most recent date on which interest has been paid or duly provided for. Interest will be payable semi-annually in arrears on March 1 and September 1 of each year, beginning on September 1, 2013.

Interest will be paid to the person in whose name a note is registered at the close of business on February 15 or August 15, as the case may be, immediately preceding the relevant interest payment date (each, a “regular record date”). Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

If any interest payment date, the maturity date or any earlier required repurchase date upon a fundamental change of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any note, any day other than a Saturday, a Sunday or a day on which the trustee or The Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

Unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default.”

Ranking

The notes will be our general unsecured and unsubordinated obligations that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equally in right of payment with all of our existing and future liabilities that are not so subordinated, including our 5.375% senior notes due June 2015, our 9.000% senior notes due June 2017 and our 3.00% convertible senior notes due November 2017. However, under the indentures governing our 5.375% senior notes due June 2015 and our 9.000% senior notes due June 2017, any lien that we grant on the stock of certain subsidiaries would also have to secure the indebtedness under these indentures, which would cause all such indebtedness to rank senior to the notes. The notes will effectively rank subordinate to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will be structurally subordinated to all existing and future liabilities, including claims with respect to insured policies and trade payables, of our subsidiaries. Any right of ours to receive the assets of any of our subsidiaries upon its liquidation or reorganization, and the consequent right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, except to the extent that we are recognized as a creditor of such subsidiary, in which case our claims would still be subordinated to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary that is senior to that held by us.

We are a holding company and do not have any significant operations of our own. Because most of our operations are conducted through our insurance subsidiaries, most of our cash flow and, consequently, our ability to pay any amounts due on the notes, depend on the earnings of those subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or permitted payments under tax- and expense-sharing arrangements, supplemented with borrowings. However, the notes are exclusively our obligations. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay holders any amounts due on the notes or to make any funds available for payment on the notes, whether by dividends, loans or other payments, although we do have expense-sharing arrangements in place with our principal operating subsidiaries under which they have agreed to pay us their share of holding-company-level expenses, including interest expense on our long-term debt. Such expense-sharing arrangements have been approved by the GSEs and applicable state insurance departments, but such approval may be changed at any time. Our insurance subsidiaries’ ability to pay dividends to us is subject to, among other things, various conditions imposed by the insurance regulations of the states where they are domiciled, by Freddie Mac and Fannie Mae and by certain rating agencies (to avoid a downgrade). As a result, we may be unable to gain access to the cash flow or assets of our subsidiaries.

In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure any of our indebtedness will first be used to repay that indebtedness. Any assets remaining after such repayment will be used to satisfy our payment obligations under the notes and other liabilities that rank equally in right of payment to the notes. There may not be sufficient assets to pay any or all of the amounts due on the notes then outstanding.

As of December 31, 2012, we had no secured debt outstanding, but we did have outstanding $79.4 million principal amount of 5.625% senior notes due February 2013 (which we subsequently repaid in full on February 15, 2013), $250 million principal amount of 5.375% senior notes due June 2015 and $450 million principal amount of 3.00% convertible senior notes due November 2017. On January 4, 2013, we exchanged $195.2 million aggregate principal amount of our 5.375% senior notes due June 2015 for the same aggregate principal amount of 9.000% senior notes due June 2017. As such, as of the date of this prospectus supplement, we had outstanding approximately $55 million principal amount of 5.375% senior notes due June 2015, $195 million principal amount of 9.000% senior notes due June 2017 and $450 million principal amount of 3.00% convertible senior notes due November 2017. As of December 31, 2012, our subsidiaries had approximately $135.0 million face value of indebtedness (exclusive of claims with respect to insured policies and trade payables) that would effectively rank senior to the notes. This indebtedness at our subsidiaries is entirely comprised of secured indebtedness of variable interest entities that are consolidated in our financial results pursuant to the accounting standard regarding variable interest entities. Certain of our subsidiaries guarantee substantially all of this indebtedness. As adjusted to include the sale of the notes we are offering by this prospectus supplement, assuming the underwriters do not exercise their option to purchase additional notes, our total consolidated long-term debt as of December 31, 2012 would have been approximately $865.0 million and would have represented approximately 43.1% of our total capitalization as of that date. See “Description of Other Indebtedness” and “Risk Factors—Risks Related to the Offering, the Notes and Our Common Stock—The notes are unsecured, are effectively subordinated to any future secured indebtedness, to the extent of the value of the assets securing that indebtedness, and are structurally subordinated to all liabilities of our subsidiaries, including claims with respect to insured policies and trade payables.”

The indenture does not limit the amount of additional indebtedness, including senior or secured indebtedness, which we may create, incur, assume or guarantee, nor does the indenture limit the amount of indebtedness or other liabilities that our subsidiaries may create, incur, assume or guarantee.

Optional Redemption

No “sinking fund” is provided for the notes. Prior to March 1, 2016, the notes will not be redeemable. On any business day on or after March 1, 2016, we may redeem for cash all or part of the notes, at our option, if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which we provide notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption. In the case of any optional redemption, we will provide not less than 30 nor more than 60 calendar days’ notice before the redemption date to the trustee, the paying agent and each holder of notes, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (unless the redemption date falls after a regular record date but on or prior to the immediately succeeding interest payment date, in which case we will pay the full amount of accrued and unpaid interest to the holder of record as of the close of business on such regular record date, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed). The redemption date must be a business day.

If we decide to redeem fewer than all of the outstanding notes and the notes are in the form of global notes, the depositary will select the notes to be redeemed. If we decide to redeem fewer than all of the outstanding notes and the notes are in the form of certificated notes, the trustee will select the notes to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the trustee considers to be fair and appropriate.

If a portion of your note is selected for partial redemption and you convert a portion of the same note, the converted portion will be deemed to be from the portion selected for redemption.

In the event of any redemption in part, we will not be required to register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

No notes may be redeemed if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the related redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price with respect to such notes).

The “last reported sale price” of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

Except for the purposes of determining amounts due upon conversion, “trading day” means a day on which (i) trading in our common stock (or other security for which a last reported sale price must be determined) generally occurs on The New York Stock Exchange or, if our common stock (or such other security) is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock (or such other security) is then traded, and (ii) a last reported sale price for our common stock (or last reported sale price for such other security) is available on such securities exchange or market during regular trading hours. If our common stock (or such other security) is not so listed or traded, “trading day” means a “business day.”

Conversion Rights

General

Prior to the close of business on the business day immediately preceding December 1, 2018, the notes will be convertible only upon satisfaction of one or more of the conditions described under the headings “—Conversion upon Satisfaction of Sale Price Condition,” “—Conversion upon Satisfaction of Trading Price Condition,” “—Conversion upon Notice of Redemption” and “—Conversion upon Specified Corporate Events.” On or after December 1, 2018, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at the conversion rate at any time irrespective of the foregoing conditions. In all cases, the right to convert notes will expire at the close of business on the second scheduled trading day immediately preceding the maturity date.

The conversion rate will initially be 94.3396 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $10.60 per share of common stock). Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under “—Settlement upon Conversion.” If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as defined below) calculated on a proportionate basis for each trading day in a 40 trading day observation period (as defined below under “—Settlement upon Conversion”). The trustee initially will act as the conversion agent.

A holder may convert fewer than all of such holder’s notes so long as the notes converted are a multiple of $1,000 principal amount.

If we call the notes for redemption, a holder of notes may convert its notes only until the close of business on the business day immediately preceding the redemption date, unless we fail to pay the redemption price (in which case a holder of notes may convert such notes until the redemption price has been paid or duly provided for).

If a holder of notes has submitted notes for repurchase upon a fundamental change, the holder may convert those notes only if that holder first withdraws its repurchase notice.

Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of any fractional share as described under “—Settlement upon Conversion.” Our payment and delivery, as the case may be, to you of the cash, shares of our common stock or a combination thereof, as the case may be, into which a note is convertible will be deemed to satisfy in full our obligation to pay:

•	the principal amount of the note; and

•	accrued and unpaid interest, if any, to, but not including, the relevant conversion date.

As a result, accrued and unpaid interest, if any, to, but not including, the relevant conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of notes into a combination of cash and shares of our common stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.

Notwithstanding the immediately preceding paragraph, if notes are converted after 5:00 p.m., New York City time, on a regular record date for the payment of interest, holders of such notes at 5:00 p.m., New York City time, on such regular record date will receive the full amount of interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted; provided that no such payment need be made:

•	for conversions following the regular record date immediately preceding the maturity date;

•	if we have specified a redemption date that is after a regular record date and on or prior to the corresponding interest payment date;

•	if we have specified a fundamental change repurchase date that is after a regular record date and on or prior to the corresponding interest payment date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on any issuance of any shares of our common stock upon the conversion, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Holders may surrender their notes for conversion under the following circumstances:

Conversion Upon Satisfaction of Sale Price Condition

Prior to the close of business on the business day immediately preceding December 1, 2018, a holder may surrender all or a portion of its notes for conversion during any calendar quarter commencing after the calendar quarter ending on March 31, 2013 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day. We will determine whether the notes are convertible, and will notify the holders of the notes, the trustee and the conversion agent accordingly.

Conversion Upon Satisfaction of Trading Price Condition

Prior to the close of business on the business day immediately preceding December 1, 2018, a holder of notes may surrender its notes for conversion during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $2.0 million principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, which may include one or more of the underwriters; provided that if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids will be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid will be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $2.0 million principal amount of notes from a nationally recognized securities dealer we select, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate. If (x) we do not, when we are required to, instruct the bid solicitation agent to solicit bids, (y) we give such instruction to the bid solicitation agent, and the bid solicitation agent fails to obtain such bids or (z) the bid solicitation agent obtains such bids and we fail to determine the trading price based on such bids, then, in each case, the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each trading day of such failure.

The bid solicitation agent will have no obligation to determine the trading price per $1,000 principal amount of notes or whether the notes are convertible. The bid solicitation agent will have no obligation to solicit bids from nationally recognized securities dealers we select unless we have requested such solicitation in writing providing the name and contact information for the nationally recognized securities dealers we have chosen and the determination dates for which such market bid quotations are to be solicited; and we will have no obligation to make such request or determine the trading price unless a holder of a note provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the conversion rate. At such time, we will instruct the bid solicitation agent to solicit bids as provided above, and based upon such bids we will determine the trading price per $1,000 principal amount of notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate. If the trading price condition has been met on any trading day, we will so notify the holders, the trustee and the conversion agent (if other than the trustee) on such trading day. If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, we will promptly so notify the holders, the trustee and the conversion agent (if other than the trustee).

The trustee will initially act as the bid solicitation agent.

Conversion Upon Notice of Redemption

Prior to the close of business on the business day immediately preceding December 1, 2018, if we call the notes for redemption, holders may convert their notes at any time prior to the close of business on the business day prior to the redemption date, even if the notes are not otherwise convertible at such time. After that time, holders will no longer have the right to convert their notes on account of our delivery of such notice of redemption, unless we default in the payment of the redemption price, in which case a holder of notes may convert its notes until the redemption price has been paid or duly provided for.

Conversion Upon Specified Corporate Events

Certain Distributions

If, prior to the close of business on the business day immediately preceding December 1, 2018, we elect to:

•

issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance; or

•

distribute to all or substantially all holders of our common stock our assets, debt securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by our board of directors or a committee thereof, exceeding 10% of the last reported sale price of our common stock on the trading day preceding the date of announcement for such distribution, then, in either case, we must notify the holders of the notes, the trustee and the conversion agent at least 20 scheduled trading days prior to the ex-dividend date for such issuance or distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of 5:00 p.m., New York City time, on the business day immediately preceding the ex-dividend date for such issuance or distribution and our announcement that such issuance or distribution will not take place, even if the notes are not otherwise convertible at such time.

Holders of the notes may not exercise this conversion right if each holder will have the right to participate (as a result of holding the notes, and at the same time and on the same terms as common stock holders participate) in any of the transactions described above as if such holder of the notes held a number of shares of our common stock equal to (i) the applicable conversion rate, multiplied by (ii) (x) the principal amount of notes held by such holder divided by (y) $1,000, without having to convert its notes.

Certain Corporate Events

If a transaction or event that constitutes a “fundamental change” (as defined under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”) or a “make-whole fundamental change” (as defined under “—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Fundamental Change”) occurs prior to the close of business on the business day immediately preceding December 1, 2018, regardless of whether a holder has the right to require us to repurchase the notes as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes,” or if we are a party to a consolidation, merger, binding share exchange or similar transaction, or transfer or lease of all or substantially all of our assets, pursuant to which our common stock would be converted into cash, securities or other assets, the notes may be surrendered for conversion at any time from or after the date that is 20 scheduled trading days prior to the anticipated effective date of the transaction (or, if later, the business day after we give notice of such transaction) until 35 trading days after the actual effective date of such transaction or, if such transaction also constitutes a fundamental change, until the related fundamental change repurchase date. We will notify holders, the trustee and the conversion agent (if other than the trustee) (i) as promptly as practicable following the date we publicly announce such transaction but in no event less than 20 scheduled trading days prior to the anticipated effective date of such transaction; or (ii) if we do not have knowledge of such transaction at least 20 scheduled trading days prior to the anticipated effective date of such transaction, within five business days of the date upon which we receive notice, or otherwise become aware, of such transaction, but in no event later than the actual effective date of such transaction.

Conversions on or After December 1, 2018

On or after December 1, 2018, a holder may convert any of its notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions.

Conversion Procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

If you hold a certificated note, to convert you must:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents; and

•	if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

We will pay any documentary, stamp or similar issue or transfer tax on the issuance of any shares of our common stock upon conversion of the notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay the tax.

We refer to the date you comply with the relevant procedures for conversion described above as the “conversion date.”

If a holder has already delivered a repurchase notice as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the repurchase notice in accordance with the relevant provisions of the indenture. If a holder submits its notes for required repurchase, the holder’s right to withdraw the repurchase notice and convert the notes that are subject to repurchase will terminate at the close of business on the business day immediately preceding the relevant fundamental change repurchase date.

Settlement Upon Conversion

Upon conversion, we may choose to pay or deliver, as the case may be, either cash (“cash settlement”), shares of our common stock (“physical settlement”) or a combination of cash and shares of our common stock (“combination settlement”), as described below. We refer to each of these settlement methods as a “settlement method.”

All conversions occurring on or after December 1, 2018, and all conversions occurring after our issuance of a notice of redemption with respect to the notes and prior to the related redemption date, will be settled using the same settlement method. Except for any conversions that occur after our issuance of a notice of redemption but prior to the related redemption date and any conversions that occur on or after December 1, 2018, we will use the same settlement method for all conversions occurring on the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions that occur on different conversion dates. That is, we may choose for notes converted on one conversion date to settle conversions in physical settlement, and choose for notes converted on another conversion date cash settlement or combination settlement.

If we elect a settlement method, we will inform holders so converting through the trustee of the settlement method we have selected no later than the close of business on the trading day immediately following the related conversion date (or in the case of any conversions occurring (i) on or after the date of issuance of a notice of redemption as described under “—Optional Redemption” and prior to the related redemption date, in such notice of redemption or (ii) on or after December 1, 2018, no later than December 1, 2018). If we do not timely elect a settlement method, we will no longer have the right to elect cash settlement or physical settlement and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount (as defined below) per $1,000 principal amount of notes will be equal to $1,000. If we elect combination settlement, but we do not timely notify converting holders of the specified dollar amount per $1,000 principal amount of notes, such specified dollar amount will be deemed to be $1,000.

Settlement amounts will be computed as follows:

•

if we elect physical settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of shares of common stock equal to the conversion rate;

•

if we elect cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values for each of the 40 consecutive trading days during the relevant observation period; and

•

if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 40 consecutive trading days during the relevant observation period.

The “daily settlement amount,” for each of the 40 consecutive trading days during the observation period, will consist of:

•

cash equal to the lesser of (i) the maximum cash amount per $1,000 principal amount of notes to be received upon conversion as specified (or deemed specified) in the notice specifying our chosen settlement method (the “specified dollar amount”) divided by 40 (such quotient, the “daily measurement value”) and (ii) the daily conversion value; and

•

if the daily conversion value exceeds the daily measurement value, a number of shares equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

The “daily conversion value” means, for each of the 40 consecutive trading days during the observation period, 5% of the product of (1) the conversion rate on such trading day and (2) the daily VWAP on such trading day.

The “daily VWAP” means, for each of the 40 consecutive trading days during the applicable observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “RDN.N <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

The “observation period” with respect to any note surrendered for conversion means:

•

subject to the immediately succeeding bullet, if the relevant conversion date occurs prior to December 1, 2018, the 40 consecutive trading day period beginning on, and including, the second trading day immediately succeeding such conversion date;

•

if the relevant conversion date occurs on or after the date of our issuance of a notice of redemption with respect to the notes as described under “—Optional Redemption” and prior to the relevant redemption date, the 40 consecutive trading days beginning on, and including, the 42nd scheduled trading day immediately preceding such redemption date; and

•

if the relevant conversion date occurs on or after December 1, 2018, the 40 consecutive trading days beginning on, and including, the 42nd scheduled trading day immediately preceding the maturity date.

For the purposes of determining amounts due upon conversion only, “trading day” means a day on which (i) there is no “market disruption event” (as defined below) and (ii) trading in our common stock generally occurs on The New York Stock Exchange or, if our common stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading (any such exchange or market, the “relevant stock exchange”). If our common stock is not so listed or admitted for trading, “trading day” means a “business day.”

“Scheduled trading day” means a day that is scheduled to be a trading day on the relevant stock exchange. If our common stock is not listed or admitted for trading on any market, “scheduled trading day” means a “business day.”

“Market disruption event” means (i) a failure by the relevant stock exchange to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or future contracts relating to our common stock.

Except as described under “—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Fundamental Change” and “—Recapitalizations, Reclassifications and Changes of Our Common Stock,” we will deliver the consideration due (including any cash in lieu of fractional shares) in respect of conversion on the third business day immediately following the relevant conversion date, if we elect physical settlement, or on the third business day immediately following the last trading day of the relevant observation period, in the case of any other settlement method.

We will deliver cash in lieu of any fractional share of common stock issuable upon conversion based on the daily VWAP on the relevant conversion date (in the case of physical settlement) or based on the daily VWAP on the last trading day of the relevant observation period (in the case of combination settlement).

Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of our common stock shall be issuable upon such conversion will be treated as the holder of record of such shares as of the close of business on the conversion date (in the case of physical settlement) or the last trading day of the relevant observation period (in the case of combination settlement).

Insurance Conversion Restriction

Notwithstanding anything to the contrary in the indenture or the notes, the notes will not be convertible by a holder to the extent that conversion of such holder’s notes would cause such holder or a person who directly or indirectly controls (as defined under the applicable state insurance laws and regulations), is controlled by, or under common control with, such holder to hold, for purposes of such insurance laws and regulations, 10% or more of the outstanding shares of our common stock, except to the extent that the conversion of such holder’s notes has been approved by the applicable insurance regulator, or is exempted from the approval requirements by such regulator, under all insurance statutes and regulations applicable to our direct and indirect insurance company subsidiaries (any such approvals or exemptions from approval requirements, the “Insurance Regulatory Approvals”) (such restriction, the “Insurance Conversion Restriction”); provided, however, that if permitted under the applicable insurance statutes and regulations, the Insurance Conversion Restriction will not apply to the extent we and the holder shall have entered into mutually agreed alternative arrangements (such as delivery of the shares of common stock into which the notes may be converted into an escrow account or voting trust) permitting the conversion of the notes to occur pending receipt of any required Insurance Regulatory Approvals.

Without limiting the foregoing, if any delivery of shares of our common stock upon conversion of notes is not made, in whole or in part, as a result of an Insurance Conversion Restriction, our obligation to make such delivery will not be extinguished and we will deliver such shares as promptly as practicable following the time at which no Insurance Conversion Restriction applies and such beneficial owner gives notice thereof to us. No interest will accrue and be payable on notes under which the delivery of shares of our common stock is not made upon conversion, as a result of an Insurance Conversion Restriction, during any period that the delivery of shares of our common stock upon conversion would otherwise have been made if not for the presence of such Insurance Conversion Restriction.

In providing such notice, and in exercising its right of conversion, such holder will be deemed to have represented to us that no Insurance Conversion Restriction applies. For the avoidance of doubt, the restrictions on conversion described in the preceding paragraph will apply to any exercise of a conversion right by a holder of notes, but in the case of global notes, only to the extent that such restrictions apply to the owners of beneficial interests in such global notes other than participants of the depositary who hold beneficial interests in the notes on behalf of other persons.

Conversion Rate Adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held a number of shares of common stock equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

(1)	If we issue a dividend or distribution on shares of our common stock consisting exclusively of shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date;

OS0	=	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date; and

OS1	=	the number of shares of our common stock that will be outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) will become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate will be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2)	If we issue to all or substantially all holders of our common stock any rights, options or warrants (other than rights issued pursuant to a stockholder rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

CR1 = CR0 x	OS0 + X
OS0 + Y

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS0	=	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;

X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and will become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate will be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, the conversion rate will be decreased to the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

For the purpose of this clause (2) and for the purpose of the first bullet point under “—Conversion upon Specified Corporate Events —Certain Distributions,” in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the common stock at less than such average of the last reported sale prices for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of common stock, there will be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors or a committee thereof.

(3)	If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•	dividends, distributions or issuances as to which an adjustment is or was effected pursuant to clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash as to which an adjustment is or was effected pursuant to clause (4) below; and

•	spin-offs as to which the provisions set forth below in this clause (3) will apply;

then the conversion rate will be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 – FMV

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP0	=	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV	=	the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate will be decreased to be the conversion rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note will receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such spin-off;

CR1	=	the conversion rate in effect immediately after the open of business on the ex-dividend date for such spin-off;

FMV0	=	the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of last reported sale price set forth under “—Conversion upon Satisfaction of Sale Price Condition” as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0	=	the average of the last reported sale prices of our common stock over the valuation period.

The adjustment to the conversion rate under the preceding paragraph will be determined on the last trading day of the valuation period but will be given effect at the open of business on the ex-dividend date for such spin-off. Notwithstanding the foregoing, in respect of any conversion during the valuation period, references in the preceding paragraph with respect to 10 consecutive trading days will be deemed to be replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date of such spin-off to, but excluding, the conversion date in determining the conversion rate. If the ex-dividend date for the spin-off is less than 10 consecutive trading days prior to, and including, the end of the observation period in respect of any conversion, references in the preceding paragraph to 10 trading days will be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for the spin-off to, and including, the last trading day of such observation period.

If any such distribution that constitutes a spin-off is declared but not made, and such distribution has resulted in an adjustment to the conversion rate, the conversion rate will be re-adjusted, effective as of the date our board of directors or a committee thereof determines not to make such distribution, to be the conversion rate that would then be in effect if such distribution had not been declared.

(4)	If any cash dividend or distribution is made to all or substantially all holders of our common stock, other than a regular, quarterly cash dividend that does not exceed an amount equal to $0.0025 per share, which amount we refer to as the “initial dividend threshold,” and other than dividends or distributions made in connection with our liquidation, dissolution or winding up, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	SP0 – T
SP0 – C

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR1	=	the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0	=	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such dividend or distribution;

C	=	the amount in cash per share we distribute to all or substantially all holders of our common stock; and

T	=	the initial dividend threshold; provided that if the dividend or distribution in question is not a regular quarterly cash dividend, the initial dividend threshold will be deemed to be zero.

The initial dividend threshold is subject to concurrent adjustment in a manner inversely proportional to adjustments to the conversion rate; provided that no adjustment will be made to the initial dividend threshold for any adjustment to the conversion rate on account of a regular quarterly cash dividend under this clause (4). Any increase made under this clause (4) will become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate will be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note will receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution. For the avoidance of doubt, there will not be any adjustment to the conversion rate pursuant to this clause (4) as a result of any distribution of reference property to holders of our common stock in connection with any transaction described under “—Recapitalizations, reclassifications and changes of our common stock.”

(5)

If we or any of our subsidiaries make a payment in respect of a tender or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the trading day next succeeding the date such tender or exchange offer expires;

CR1	=	the conversion rate in effect immediately after the open of business on the trading day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of our common stock outstanding immediately prior to the open of business on the date such tender or exchange offer is consummated (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of our common stock outstanding immediately after the open of business on the date such tender or exchange offer is consummated (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

The adjustment to the conversion rate under the preceding paragraph will be determined at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires but will be given effect at the open of business on the trading day next succeeding the date such tender or exchange offer expires. Notwithstanding the foregoing, in respect of any conversion within the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references in the preceding paragraph with respect to 10 trading days will be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and the conversion date in determining the conversion rate. In addition, if the trading day next succeeding the expiration date is less than 10 trading days prior to, and including, the end of the observation period in respect of any conversion, references in the preceding paragraph to 10 trading days will be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date to, and including, the last trading day of such observation period. For the avoidance of doubt, no adjustment under this clause (5) will be made if such adjustment would result in a decrease in the conversion rate.

Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under “—Settlement upon Conversion” based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

As used in this section, “ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and “effective date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

As used in this section, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

We are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors or a committee thereof determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Certain U.S. Federal Income Tax Considerations.”

If we have a rights plan in effect upon conversion of the notes into common stock, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. We currently have a stockholder rights plan in effect. See “Description of the Common Stock—Anti-takeover Provisions—Other Transfer Restrictions.”

Notwithstanding any of the foregoing, the conversion rate will not be adjusted:

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued, subject to the immediately preceding paragraph;

•	upon any regular, quarterly cash dividend to holders of our common stock that does not exceed an amount equal to $0.0025 per share;

•	solely for a change in the par value of the common stock; or

•	for accrued and unpaid interest, if any.

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share.

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the case of:

•	any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination or a change solely in par value),

•	any consolidation, merger, combination or similar transaction involving us,

•	any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety, or

•	any statutory share exchange,

in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such transaction, a “merger event”), then, at and after the effective time of the transaction, the right to convert each $1,000 principal amount of notes will be changed into a right to convert such principal amount of notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive (the “reference property”) upon such transaction. However, at and after the effective time of the transaction, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of notes, as set forth under “—Settlement upon Conversion” and (ii)(x) any amount payable in cash upon conversion of the notes as set forth under “—Settlement upon Conversion” will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under “—Settlement upon Conversion” will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction and (z) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one share of our common stock would have received in such transaction. If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the notes will be convertible will be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election or (ii) if no holders of our common stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of our common stock. If the holders receive only cash in such transaction, then for all conversions that occur after the effective date of such transaction (i) the consideration due upon conversion of each $1,000 principal amount of notes will be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased by any additional shares as described under “—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Fundamental Change”), multiplied by the price paid per share of common stock in such transaction and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the third business day immediately following the conversion date. We will notify holders, the trustee and the conversion agent (if other than the trustee) of the weighted average as soon as practicable after such determination is made. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

In connection with any transaction described above, we will also adjust the initial dividend threshold (as defined under “—Conversion Rights—Conversion Rate Adjustments”), based on the value of the shares of common stock comprising the reference property, if any, relative to the value of any non-stock consideration, if any, comprising the reference property. If the reference property is comprised solely of non-stock consideration, the initial dividend threshold will be zero.

Adjustments of Prices

Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including an observation period and, if applicable, the period for determining the “stock price” for purposes of a make-whole fundamental change), our board of directors or a committee thereof will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date, as the case may be, of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts are to be calculated.

Adjustment to Conversion Rate Upon Conversion Upon a Make-Whole Fundamental Change

If the “effective date” (as defined below) of a “fundamental change” (as defined below and determined after giving effect to any exceptions to or exclusions from such definition, including without limitation the first full paragraph immediately following clause (4) of the definition thereof, but without regard to the proviso in clause (2) of the definition thereof, a “make-whole fundamental change”) occurs prior to the maturity date of the notes and a holder elects to convert its notes in connection with such make-whole fundamental change, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock (the “additional shares”), as described below. A conversion of notes will be deemed for these purposes to be “in connection with” such make-whole fundamental change if the notice of conversion of the notes is received by the conversion agent from, and including, the effective date of the make-whole fundamental change up to, and including, the business day immediately prior to the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change).

Upon surrender of notes for conversion in connection with a make-whole fundamental change, we will, at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement, as described under “—Conversion Rights—Settlement upon Conversion.” However, if the consideration for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the “stock price” (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted notes equal to the conversion rate (including any adjustment as described in this section), multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the third business day following the conversion date. We will notify holders of the notes, the trustee and the conversion agent of the effective date of any make-whole fundamental change and issue a press release announcing such effective date no later than five business days after such effective date.

The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective (the “effective date”) and the price (the “stock price”) paid (or deemed to be paid) per share of our common stock in the make-whole fundamental change. If the holders of our common stock receive in exchange for their common stock only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last reported sale prices of our common stock over the five trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner and at the same time as the conversion rate as set forth under “—Conversion Rate Adjustments.”

The following table sets forth the number of additional shares to be added to the conversion rate per $1,000 principal amount of notes for each stock price and effective date set forth below:

	Stock Price
Effective Date	$8.00	$9.00	$10.00	$12.50	$15.00	$20.00	$25.00	$30.00	$40.00	$50.00	$60.00	$75.00

March 4, 2013	30.6604	23.8449	18.7963	11.0834	7.0865	3.5312	2.1344	1.4590	0.8195	0.5071	0.3206	0.1563

March 1, 2014	30.6604	23.2620	17.8018	9.6430	5.6597	2.4758	1.4211	0.9682	0.5590	0.3525	0.2239	0.1073

March 1, 2015	30.6604	22.4464	16.3728	7.5281	3.6286	1.1964	0.6612	0.4742	0.2930	0.1894	0.1216	0.0576

March 1, 2016	30.6604	22.1191	15.2235	3.8826	—	—	—	—	—	—	—	—

March 1, 2017	30.6604	21.8846	14.8700	3.7305	—	—	—	—	—	—	—	—

March 1, 2018	30.6604	20.2609	13.1203	3.0607	—	—	—	—	—	—	—	—

March 1, 2019	30.6604	16.7715	5.6604	—	—	—	—	—	—	—	—	—

The exact stock prices and effective dates may not be set forth in the table above, in which case

•

If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates based on a 365-day year, as applicable.

•

If the stock price is greater than $75.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

•

If the stock price is less than $8.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed 125.0000, subject to adjustment in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments.”

Our obligation to increase the conversion rate could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental Change Permits Holders to Require Us to Repurchase Notes

If a “fundamental change” (as defined below in this section) occurs at any time, holders will have the right, at their option, to require us to repurchase for cash all of their notes, or any portion of the principal thereof that is equal to $1,000 or a multiple of $1,000. The fundamental change repurchase date will be a date specified by us that is not less than 20 or more than 35 calendar days following the date of our fundamental change notice as described below, subject to extension if necessary to comply with applicable securities laws.

The fundamental change repurchase price we are required to pay will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such regular record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased).

A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

(1)	a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our subsidiaries and our and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

(2)	the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation, merger or similar transaction involving us pursuant to which our common stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction will not be a fundamental change pursuant to this clause (2);

(3)	our stockholders approve any plan or proposal for the liquidation or dissolution of us; or

(4)	our common stock (or other common stock underlying the notes) ceases to be listed or quoted on at least one of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

A transaction described in clause (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares or pursuant to statutory appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the notes become convertible into such consideration, excluding cash payments for fractional shares or pursuant to statutory appraisal rights (subject to the provisions set forth above under “—Conversion Rights—Settlement upon Conversion”).

On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice must state, among other things:

•	the events causing a fundamental change;

•	the date of the fundamental change;

•	the last date on which a holder may exercise the repurchase right;

•	the fundamental change repurchase price;

•	the fundamental change repurchase date;

•	the name and address of the paying agent and the conversion agent, if applicable;

•	if applicable, the conversion rate and any adjustments to the conversion rate;

•

that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to repurchase their notes.

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

To exercise the fundamental change repurchase right, you must deliver, on or before the business day immediately preceding the fundamental change repurchase date, the notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice, to the paying agent. Each repurchase notice must state:

•	if certificated, the certificate numbers of your notes to be delivered for repurchase or if not certificated, the notice must comply with appropriate DTC procedures;

•	the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

Holders may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal must state:

•	the principal amount of the withdrawn notes;

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes or, if not certificated, the notice must comply with appropriate DTC procedures; and

•	the principal amount, if any, which remains subject to the repurchase notice.

We will be required to repurchase the notes on the fundamental change repurchase date. Holders who have exercised the repurchase right will receive payment of the fundamental change repurchase price on the later of (i) the fundamental change repurchase date and (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date, then, with respect to the notes that have been properly surrendered for repurchase and not validly withdrawn:

•	the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

•

all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price and, if the fundamental change repurchase date falls after a regular record date but on or prior to the related interest payment date, the right of the holder of record on such regular record date to receive the related interest payment).

In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

•	file a Schedule TO or any other required schedule under the Exchange Act; and

•	otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the notes;

in each case, so as to permit the rights and obligations under this “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” to be exercised in the time and in the manner specified in the indenture.

No notes may be repurchased on any date at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such notes).

The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term “fundamental change” is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us. See “Risk Factors—Risks Related to the Offering, the Notes and Our Common Stock—Additional provisions in Radian Group’s organizational documents, applicable state law and regulatory restrictions could delay or prevent a change in control of the Company, or cause a change in control of the Company to have adverse regulatory consequences, any of which could adversely affect the price of the common stock.”

The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of all or “substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of our assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk Factors—Risks Related to the Offering, the Notes and Our Common Stock—We may not have the ability to raise the funds necessary to pay the principal of or interest on the notes, settle conversions of the notes or purchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or to purchase the notes upon a fundamental change.” If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on specific dates.

Consolidation, Merger and Sale of Assets

The indenture provides that we will not consolidate with or merge into any other entity or transfer all or substantially all of our assets unless: (i) we are the surviving entity; or (ii) the successor or surviving entity assumes all of our obligations under the notes and the indenture pursuant to a supplemental indenture in the form reasonably satisfactory to the trustee and is organized or existing under the laws of the United States of America and any state thereof or the District of Columbia; and, in either case, immediately after giving effect to such transaction, no event of default under the indenture will have happened and be continuing. Upon any such consolidation, merger or transfer of all or substantially all of our assets, the successor will be substituted for us under the indenture and we will be relieved of all obligations and covenants under the indenture with respect to the notes, except in the case of a lease of all or substantially all of our assets.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above.

Events of Default

This “—Events of Default” section replaces the section of the accompanying prospectus entitled “Description of Debt Securities—Particular Terms of the Senior Debt Securities—Events of Default” in its entirety.

Each of the following is an event of default with respect to the notes:

(1)	default in the payment of principal of any note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

(2)	default in any payment of interest on any note when due and payable and the default continues for a period of 30 calendar days;

(3)	default in the payment of the redemption price upon our optional redemption of the notes;

(4)	our failure to deliver the consideration due upon conversion of any notes and such failure continues for five calendar days;

(5)	our failure to give a fundamental change notice as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” or notice of a specified corporate transaction as described under “—Conversion upon Specified Corporate Events,” in each case when due;

(6)	our failure to comply with our obligations under “—Consolidation, Merger and Sale of Assets”;

(7)	our failure to comply with any other term, covenant or agreement contained in the notes or indenture, if the failure is not cured within 90 calendar days after written notice to us by the trustee or within 90 calendar days after written notice to the trustee and us by holders of at least 25% in principal amount of the notes then outstanding, in accordance with the indenture.

(8)	default by us or any of our subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $75 million (or its foreign currency equivalent) in the aggregate of us and/or any such subsidiary, whether such indebtedness now exists or will hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(9)	certain events of bankruptcy, insolvency, or reorganization of us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X; and

(10)	one or more final, non-appealable judgments against us or any of our subsidiaries, the aggregate uninsured portion of which is at least $75 million, if the judgments are not paid or discharged within 120 days.

If an event of default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization, involving us or a significant subsidiary, 100% of the principal of and accrued and unpaid interest on the notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, the sole remedy for an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under “—Reports” below, will for the first 180 calendar days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at a rate equal to (x) 0.25% per annum of the principal amount of the notes outstanding for each day during the first 90 calendar days of such 180 calendar day period on which such event of default is continuing; and (y) 0.50% per annum of the principal amount of the notes outstanding for the remaining 90 calendar days of such 180 calendar day period on which such event of default is continuing.

If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 181st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 181st day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the notes will be immediately subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 180 calendar days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of notes, the trustee and the paying agent of such election within 10 days of the occurrence of such failure to comply. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal or interest or with respect to the failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived and (iii) all amounts owing to the trustee have been paid.

Each holder will have the right to receive payment or delivery, as the case may be, of:

•	the principal (including the fundamental change repurchase price, if applicable) of;

•	accrued and unpaid interest, if any, on;

•	if applicable, the redemption price of; and

•	the consideration due upon conversion of,

its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates will not be impaired or affected without the consent of such holder.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:

(1)	such holder has previously given the trustee notice that an event of default is continuing;

(2)	holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

(3)	such holders have offered the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4)	the trustee has not complied with such request within 60 calendar days after the receipt of the request and the offer of security or indemnity; and

(5)	the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.

The indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its rights and powers vested in it by the indenture to use the degree of care and skill that a prudent person would use under the circumstances in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture at our instruction, the trustee will be entitled to indemnification by us satisfactory to it against all losses and expenses caused by taking or not taking such action.

The indenture provides that if a default occurs and is continuing and is known to a responsible officer of the trustee, the trustee must transmit notice of the default to each holder within 90 days after it occurs. Except in the case of a default in the payment of principal (including the fundamental change purchase price) of or interest on any note or a default in the payment or delivery, as the case may be, of the consideration due upon conversion, the trustee will be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determines that the withholding of such notice is in the interests of the holders of the notes. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate, stating whether or not, to the best knowledge of the signers thereof, we are in default in the performance and observance of any of the terms, provisions and conditions of the indenture (without regard to any period of grace or requirement of notice provided under the indenture) and, if we are in default, specifying all such defaults and the nature and the status thereof of which they may have knowledge. We also are required to deliver to the trustee, within 30 days after the occurrence thereof, an officer’s certificate setting forth any events which would constitute certain defaults, their status and what action we are taking or propose to take in respect thereof.

Payments of the redemption price, the fundamental change repurchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate plus one percent from the required payment date.

Modification and Amendment

Subject to certain exceptions, the indenture and the notes may be amended with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes) and, subject to certain exceptions, compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes). Notwithstanding the foregoing, and in addition to the other limitations described under the “Description of Debt Securities—Particular Terms of the Senior Debt

Securities—Modifications and Amendments” section of the accompanying prospectus, no amendment may without the consent of each holder of an outstanding note affected:

(1)	reduce the consideration due upon conversion of the notes;

(2)	reduce the redemption price or make any other change to the provisions described under “—Optional Redemption” above that is adverse to holders in any way; or

(3)	reduce the fundamental change repurchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payment, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise.

In addition to the other permitted amendments described in the “Description of Debt Securities—Particular Terms of the Senior Debt Securities—Modifications and Amendments” section of the accompanying prospectus, we and the trustee may amend or supplement the indenture or the notes without notice to or the consent of any holder of the notes to effect certain changes to the terms of the notes, upon the occurrence of a merger event, pursuant to the applicable provision of the indenture.

After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at maturity, on any redemption date, at any fundamental change repurchase date, upon conversion or otherwise, cash or, solely to satisfy outstanding conversions, cash and/or shares of common stock sufficient to pay all of the outstanding notes and/or satisfy all outstanding conversions, as the case may be, and pay all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

This “—Discharge” section replaces the section of the accompanying prospectus entitled “Description of Debt Securities—Terms Applicable to All Debt Securities—Satisfaction and Discharge” in its entirety.

Calculations in Respect of Notes

We will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, daily VWAPs, daily conversion values, trading price, daily settlement amounts, accrued interest payable on the notes and the conversion rate of the notes and whether the notes are convertible. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Reports

The indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be filed by us with the trustee and with the holders within 15 calendar days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by us with the SEC via the EDGAR system will be deemed to be filed with the trustee and with the holders as of the time such documents are filed via EDGAR.

This “—Reports” section replaces the portion of the section of the accompanying prospectus entitled “Description of Debt Securities—Covenants” that relates to the preparation, filing and delivery of such documents.

Conversion Agent, Registrar and Paying Agent

We will be required at all times to maintain an office or agency in the continental United States, or to cause an office or agency in the continental United States to be maintained, to serve as our paying agent, registrar and conversion agent for the notes. The trustee, with an office in New York, New York will initially serve as the paying agent, registrar and conversion agent for the notes.

Concerning the Trustee

U.S. Bank National Association is the trustee, registrar, paying agent, conversion agent and bid solicitation agent. U.S. Bank National Association, in each of its capacities, including without limitation as trustee, registrar, paying agent, conversion agent and bid solicitation agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. The trustee (including in its capacities as bid solicitation agent, conversion agent, paying agent or registrar) will have no responsibility to determine the trading price or whether the notes are convertible.

We maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law

The indenture provides that the notes and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry, Settlement and Clearance

The Global Notes

The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•

ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Unless the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “holders,” includes holders of beneficial interests in such global notes. Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•

will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

Notes in physical, certificated form will be issued and delivered (i) to each person that DTC identifies as a beneficial owner of the related notes only if (a) DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 calendar days; or (b) DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 calendar days; or (ii) if an event of default with respect to the notes has occurred and is continuing, to each beneficial owner who requests that its beneficial interests in the notes be exchanged for notes in physical, certificate form.

DESCRIPTION OF OTHER INDEBTEDNESS

The following is a general description of the material provisions of certain of our existing indebtedness in addition to the indebtedness represented by the notes offered by this prospectus supplement. This summary is not a complete description of our indebtedness. You should read the indentures for our 5.375% Senior Notes due June 2015, our 9.000% Senior Notes due June 2017 and our 3.00% Convertible Senior Notes due November 2017, which are incorporated by reference into exhibits to the registration statement of which this prospectus supplement forms a part.

Existing Debentures and Senior Notes

As of December 31, 2012 we had the following principal amount outstanding on our long-term debt:

December 31, 2012 (in thousands)
5.625% Senior Notes due February 2013	$79,499
5.375% Senior Notes due June 2015	250,000
3.00% Convertible Senior Notes due November 2017	450,000

In February 2003, Radian Group issued $250 million of unsecured senior notes. These notes bore interest at the rate of 5.625% per annum, payable semi-annually on February 15 and August 15. These notes matured in February 2013 and Radian Group repaid the remaining outstanding principal on the maturity date of February 15, 2013.

On June 7, 2005, Radian Group issued $250 million of unsecured senior notes. These notes bear interest at the rate of 5.375% per annum, payable semi-annually on June 15 and December 15. The notes mature on June 15, 2015. On January 4, 2013, Radian Group exchanged $195.2 million aggregate principal amount of 5.375% senior notes due June 2015 for a like aggregate principal amount of 9.000% senior notes due June 2017. These new notes bear interest at a rate of 9.000% per annum, payable semi-annually on June 15 and December 15. The new notes mature on June 15, 2017. Radian Group has the option to redeem some or all of either series of such notes at any time and from time to time with not less than 30 days’ notice at a redemption price equal to the greater of (i) the principal amount of the notes to be redeemed or (ii) the present value of the notes to be redeemed discounted at the treasury rate plus: 25 basis points in the case of the 5.375% senior notes due June 2015; and 50 basis points in the case of the 9.000% senior notes due June 2017.

In November 2010, Radian Group issued $450 million of unsecured convertible senior notes. These notes bear interest at the rate of 3.00% per annum, payable semi-annually on May 15 and November 15. These notes mature in November 2017 and may not be redeemed before maturity. Holders of these notes may convert their notes from August 15, 2017 through the maturity date (the “Conversion Period”), subject to certain conditions. Upon a conversion, we will pay cash up to the aggregate principal amount of the notes to be converted and pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, in respect of the remainder, if any, of our conversion obligation that is in excess of the aggregate principal amount of the notes being converted. The conversion rate will initially be 85.5688 shares of our common stock per $1,000 principal amount of notes (corresponding to an initial conversion price of approximately $11.69 per share of common stock). The conversion rate will be subject to adjustment in certain events, but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events, we will increase the conversion rate for a holder who elects to convert their notes in connection with that corporate event in certain circumstances. Holders of the notes will be able to exercise their conversion rights prior to the Conversion Period, subject to certain conditions, only under certain circumstances.

Covenants Under Our Existing Senior Notes

Certain of our existing senior notes contain covenants that, among other things, limit or restrict our ability, and the ability of our subsidiaries, to create liens on or sell stock of certain of our subsidiaries. As of December 31, 2012, we were in compliance with all terms of our existing senior notes.

DESCRIPTION OF THE COMMON STOCK

The following is a general description of the common stock. The terms of Radian Group’s amended and restated certificate of incorporation and amended and restated bylaws are more detailed than the general information provided below. You should read the amended and restated certificate of incorporation and amended and restated bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part.

Authorized and Outstanding Capital Stock

Radian Group is authorized to issue a total of 345,000,000 shares of capital stock, with a par value of $0.001 per share. Of the authorized amount, 325,000,000 of the shares are designated as common stock and 20,000,000 of the shares are designated as preferred stock.

As of December 31, 2012, there were 151,131,173 shares of common stock issued and 133,647,216 shares of common stock outstanding, and no shares of preferred stock issued or outstanding.

Description of Common Stock

General. Each share of common stock has the same rights and privileges. Holders of common stock do not have any preferences or any preemptive, redemption, subscription, conversion or exchange rights. All of the outstanding shares of common stock are fully paid and nonassessable. The common stock is listed on the New York Stock Exchange under the symbol “RDN.”

Voting Rights. The holders of common stock are entitled to vote upon all matters submitted to a vote of the stockholders and are entitled to one vote for each share of common stock held. There is no cumulative voting.

Dividends. Subject to the prior rights and preferences, if any, applicable to any series of preferred stock, the holders of common stock are entitled to participate ratably in all dividends, payable in cash, stock or otherwise, that may be declared by our board of directors out of any funds legally available for the payment of dividends. Each such distribution will be payable to holders of record as they appear on the stock transfer books on such record dates and dividend dates as may be fixed by our board of directors.

Liquidation and Distribution. If we voluntarily or involuntarily liquidate, dissolve or wind-up, or upon any distribution of our assets, the holders of common stock will be entitled to receive, after distribution in full of the preferential amounts, if any, to be distributed to the holders of any series of preferred stock, all of the remaining assets available for distribution equally and ratably in proportion to the number of shares of common stock held by them.

Anti-takeover Provisions

Certificate of Incorporation and Bylaws. Certain provisions of Radian Group’s amended and restated certificate of incorporation and amended and restated bylaws summarized below may delay, defer or prevent a tender offer or takeover attempt, including attempts that might result in a premium over the market price for its securities.

The amended and restated certificate of incorporation and amended and restated bylaws provide:

•

that directors can be removed only for cause and only upon the vote of the holders of shares entitled to cast a majority of the votes that all stockholders are entitled to cast in an election of directors;

•	that we may issue preferred stock with such rights, preferences, privileges and limitations as our board of directors may establish;

•	that special meetings of stockholders may only be called by the chairman of the board, a majority of our board of directors or the holders of a majority of the shares of common stock then outstanding;

•	advance notice procedures with regard to the nomination, other than by or at the direction of our board of directors or a committee of the board, of candidates for election as directors;

•

procedures providing that a notice of proposed stockholder nominations for the election of directors must timely be given in writing to Radian Group’s secretary generally not less than 90 days before the meeting at which directors are to be elected; and

•

transfer restrictions that prohibit any person from transferring, directly or indirectly, any of the shares of common stock if the transfer would (i) create or result in a person becoming a five-percent shareholder under Section 382 of the Internal Revenue Code or (ii) increase the stock ownership of any existing five-percent shareholder under Section 382, as further discribed below.

Restrictions on Ownership Under Insurance Laws. The application of various state insurance laws could be a significant deterrent to any person interested in acquiring control of us. The insurance and insurance holding company laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled govern any acquisition of control of our insurance subsidiaries or of us. In general, these laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control generally is presumed in the case of any person or entity who purchases 10% or more of the outstanding common stock, unless a request for an exemption from the acquisition of control is filed by the acquirer and subsequently approved by all of the applicable insurance regulatory authorities.

Delaware General Corporation Law. Section 203 of the Delaware General Corporation Law applies to Radian Group because it is a publicly-traded Delaware corporation. Pursuant to Section 203, with certain exceptions, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an “interested stockholder,” as defined below, for a period of three years from the date that person became an interested stockholder, unless:

•

the transaction that results in a person becoming an interested stockholder or the business combination is approved by our board of directors of the corporation before the person becomes an interested stockholder;

•

upon consummation of the transaction that results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans; or

•

on or after the time the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by holders of at least two-thirds of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.

Under Section 203, an “interested stockholder” is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation; or

•

an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately before the date on which it is sought to be determined whether such person is an interested stockholder.

Other Transfer Restrictions. On October 8, 2009, our board of directors adopted a Tax Benefit Preservation Plan (the “Plan”), which, as amended, was approved by our stockholders at the 2010 annual meeting. We also adopted certain amendments to our amended and restated bylaws (“Bylaw Amendment”) and our stockholders approved at the 2010 annual meeting certain amendments to our amended and restated certificate of incorporation (“Charter Amendment”). The Plan, the Bylaw Amendment and the Charter Amendment were implemented in order to protect our ability to utilize our NOLs and other tax assets, which can generally be used to offset our future taxable income and therefore reduce our U.S. federal income tax obligations, by preventing an “ownership change” under U.S. federal income tax rules. In general, an ownership change will occur if the “five-percent shareholders,” as defined under Section 382 of the Internal Revenue Code, collectively increase their ownership in Radian Group (as determined for Section 382 purposes) by more than 50 percentage points over the lowest percentage of stock of Radian Group owned by such shareholders at any time during a rolling three-year testing period. The provisions in the Plan, the Bylaw Amendment and the Charter Amendment restrict or discourage certain transfers of our common stock that would (i) create or result in a person becoming a five-percent shareholder under Section 382 or (ii) increase the stock ownership of any existing five-percent shareholder under Section 382. The Plan, the Bylaw Amendment and the Charter Amendment will no longer be effective if the Plan and the relevant provisions of our amended and restated certificate of incorporation are not re-approved every three years by a majority of our stockholders at our annual meeting of stockholders. We currently intend to submit the Plan and the Charter Amendment for re-approval at the 2013 Annual Meeting. If the Plan is not re-approved, it will terminate, and if the Charter Amendment is not re-approved, the transfer restrictions in the Charter Amendment and the Bylaw Amendment will terminate. Our board of directors also considers, at least annually, whether a limitation on the use of the tax benefits under Section 382 would no longer be material to the Company. If it makes such a determination, the Plan and the transfer restrictions will terminate, as described below.

The rules for determining ownership for the purposes of the Plan, the Bylaw Amendment, and the Charter Amendment track the definition of ownership for the purposes of Section 382, which differs from the traditional concepts of beneficial ownership under the federal securities laws. In particular, ownership for Section 382 purposes is determined primarily by an economic test, while the definition of beneficial ownership under the federal securities laws focuses generally on the right to vote or control the disposition of the shares. For example, different portfolios in a single mutual fund complex or groups of customers advised by the same investment advisor would normally not be aggregated for Section 382 purposes even though they may be aggregated for determining beneficial ownership under SEC rules and reporting requirements. Under the applicable provisions of the Internal Revenue Code, ownership of our notes is not considered to be ownership of our common stock for purposes of Section 382 except to the extent converted. Consequently, although the Section 382 definition of ownership is different from and generally is narrower than the definition of beneficial ownership under the federal securities laws, an investor in our common stock is not able to rely upon the definition of beneficial ownership under the federal securities laws in determining whether or not such investor is in compliance with the requirements of the Plan, the Bylaw Amendment, and the Charter Amendment, which may lead to ambiguity for such investor. For purposes of Section 382 and under the Plan, the Bylaw Amendment and the Charter Amendment, unless the Company has actual knowledge to the contrary, the Company is entitled to rely on filings of Schedules 13D, 13F and 13G to identify the holders of our common stock who may be subject to such provisions.

Pursuant to the Plan, our board of directors authorized and declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock. Any future issued shares of the common stock will include an associated Right. The dividend was paid on October 19, 2009 to the stockholders of record as of the close of business on that date. Each Right entitles the registered holder to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Stock (the “Preferred Stock”) at a price of $70.00 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment. The Rights become exercisable if any person becomes an “acquiring person”—by becoming the owner (for Section 382 purposes) of 4.90% or more of our outstanding common stock or by adding to a position of 4.90% or more of our outstanding common stock. If the Rights are triggered, each holder of a Right (other than the acquiring person, related persons, and transferees) will have the right to receive upon exercise of a Right (including payment of the Purchase Price) that number of shares of common stock having a market value of two times the Purchase Price. The Plan also provides for other methods of exercise or exchange in the discretion of our board of directors.

Both the Bylaw Amendment and the Charter Amendment impose substantially similar transfer restrictions designed to protect our important tax assets. The transfer restrictions prohibit any person from attempting to transfer, directly or indirectly, any of the shares of common stock so restricted if the transfer would (i) create or result in a person becoming a Section 382 five-percent shareholder or (ii) increase the stock ownership of any such existing Section 382 five-percent shareholder. Transfers that violate the provisions of the Bylaw Amendment or Charter Amendment will be null and void and will not be effective to transfer any record, legal, beneficial or any other ownership of the number of shares which result in the violation of the restrictions (which shares are referred to as “excess shares”). The purported transferee will not be entitled to any rights as a Radian Group stockholder with respect to the excess shares. Instead, the purported transferee would be required, upon demand by us, to transfer the excess shares to our designated agent for the limited purpose of consummating an orderly arm’s-length sale of such excess shares, primarily in the open market. Any such sales would occur in privately negotiated transactions or over a national securities exchange or national securities quotation system on which our securities may be traded. The net proceeds of the sale would be distributed first to reimburse the agent for any costs associated with the sale, second to the purported transferee to the extent of the price it paid, and finally any additional amount would go to the original transferor, or, if the original transferor cannot be readily identified, to a charity designated by our board of directors.

The Bylaw Amendment imposes these transfer restrictions on our shares of common stock issued after the effective date of the amendment, including any shares of common stock issued upon conversion of the notes. The Charter Amendment is enforceable against the holders of the shares that voted in favor of the amendment, their transferees, and holders of shares of common stock issued after the amendment was approved, including shares of common stock issued upon conversion of the notes. We intend to presume, with regard to each share of common stock issued before the effectiveness of the Charter Amendment that is proposed to be transferred, that it was voted in favor of the Charter Amendment, or is subject to the transfer restrictions in the amended and restated bylaws, unless the stockholder can demonstrate otherwise to our reasonable satisfaction. In certain circumstances, we also intend to assert that stockholders have waived the right to challenge or are estopped from challenging the enforceability of the Charter Amendment, unless a stockholder establishes, to our satisfaction, that such stockholder did not vote in favor of the Charter Amendment. However, it is possible that one or more stockholders could challenge the enforceability of the transfer restrictions contained in the Charter Amendment, and a court could find that the Charter Amendment is unenforceable, either in general or as applied to a particular stockholder or particular fact situation. However, as Radian Group currently intends to retain our tax benefit preservation plan in place, it is unlikely that any investor will seek to exceed the limits included in our tax benefit preservation plan and so will not likely have any reason to challenge the Charter Amendment.

The Plan, the Bylaw Amendment and the Charter Amendment are intended to protect our tax benefits as long as a limitation on the use of the tax benefits under Section 382 would be material to the Company. Accordingly, the Plan and transfer restrictions will terminate upon the earliest of:

•	the beginning of a taxable year for which our board of directors determines that no tax benefits may be carried forward;

•	the repeal of Section 382 or any successor statute if our board of directors determines the Plan or the transfer restrictions are no longer necessary for the preservation of our tax benefits;

•

such date as our board of directors determines that a limitation on the use of the tax benefits under Section 382 would no longer be material to the Company, which our board of directors has agreed to review annually; or

•

the close of business on the second business day after the adjournment of the third consecutive annual meeting of the Company’s stockholders after the Charter Amendment or the Plan was most recently approved or re-approved by the stockholders of the Company unless re-approved at that meeting.

In addition, the Plan will expire on the close of business on October 9, 2019 (unless that date is advanced or extended).

Our board of directors has the discretion to grant exemptions to persons or transactions from the transfer restrictions in the Plan, and in the Bylaw Amendment and the Charter Amendment, if our board of directors determines that the transfer will not be likely to limit the availability of the Company’s tax benefits or is otherwise in the best interests of the Company.

The above discussion of the Plan, and the related Bylaw Amendment and the Charter Amendment is intended as a summary only, and is not comprehensive. Investors are urged to consult with their tax advisors regarding the implications of the Plan, the Bylaw Amendment and the Charter Amendment.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Shareowner Services LLC.

CONCURRENT COMMON STOCK OFFERING

Concurrently with this offering of notes, Radian Group is offering 34 million shares of its common stock (or a total of 34.5 million shares of its common stock if the underwriters in that offering exercise in full their option to purchase additional shares) pursuant to a separate prospectus supplement.

We expect to raise approximately $622.0 million in aggregate gross proceeds from the two offerings (or approximately $712.8 million if the underwriters in each offering exercise in full their options to purchase additional notes or shares, as the case may be). The amounts sold in this offering may increase or decrease based on market conditions. We cannot assure you that we will complete this offering or the common stock offering. This offering and the common stock offering are not contingent upon each other.

This description and the other information in this prospectus supplement regarding the common stock offering is included in this prospectus supplement solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, Radian Group’s common stock.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a description of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the notes and of the common stock into which the notes may be converted. It does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular investor’s decision to invest in the notes, and does not address certain tax rules that are generally assumed to be understood by investors. This summary is based on the United States Internal Revenue Code of 1986, as amended, referred to in this prospectus as the “Code,” U.S. federal income tax regulations promulgated or proposed thereunder (the “Treasury Regulations”), judicial authority, and published rulings and administrative pronouncements of the Internal Revenue Service (“IRS”), each as of the date of this prospectus supplement and each of which are subject to change at any time, possibly with retroactive effect. This summary is limited to beneficial owners of notes that hold the notes and the common stock into which the notes may be converted as capital assets within the meaning of Section 1221 of the Code.

This summary does not address the tax consequences to investors that are subject to special rules, such as financial institutions, banks, thrift institutions, real estate investment trusts, personal holding companies, regulated investment companies, insurance companies, tax-exempt entities, brokers and dealers in securities or currencies, traders in securities that elect to use mark-to-market method of accounting, persons that hold the notes in a “straddle” or as part of a “hedging,” “conversion” or constructive sale transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, and persons who have ceased to be citizens or residents of the United States. Further, we do not address:

•	the U.S. federal income tax consequences to stockholders in, or partners or beneficiaries of, an entity that is an owner of the notes or Radian Group’s common stock;

•	the U.S. federal estate and gift or alternative minimum tax consequences of the purchase, ownership or sale of the notes or Radian Group’s common stock; or

•	any state, local or foreign tax consequences of the purchase, ownership and sale of the notes or Radian Group’s common stock.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes owns notes or shares of the common stock, the tax treatment of a partner in the partnership will generally depend upon the partner’s status and the activities of the partnership. If you are such a partnership entity investing in notes or shares of the common stock (or if you are a partner in such a partnership entity), you are urged to consult your own tax advisor about the U.S. federal income tax consequences of acquiring, owning and disposing of the notes and the shares of the common stock.

For purposes of this summary, you are a “U.S. holder” if you are a beneficial owner of a note or share of Radian Group’s common stock and you are:

•	an individual citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

For purposes of this summary, a non-U.S. holder is a beneficial owner of a note or share of Radian Group’s common stock that is not a U.S. holder or a partnership or other entity treated as a partnership for U.S. federal income tax purposes.

This summary is not binding on the IRS. We have not sought, and do not plan to not seek, any ruling from the IRS with respect to the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS will not be sustained by a court.

This summary constitutes neither tax nor legal advice. Prospective investors are urged to consult their own tax advisors to determine the specific tax consequences and risks to them of purchasing, holding and disposing of the notes and the shares of Radian Group’s common stock, including the application to their particular situation of any U.S. federal, state, local, and non-U.S. tax laws and of any applicable income tax treaty.

Tax Consequences to U.S. Holders

This subsection describes certain U.S. federal income tax consequences to a U.S. holder. If you are not a U.S. holder, this subsection does not apply to you and you should refer to “—Tax Consequences to Non-U.S. Holders” below.

Interest and Original Issue Discount on the Notes

It is expected, and therefore this discussion assumes, that the notes will be treated as issued without original issue discount (“OID”) for federal income tax purposes. Accordingly, you will generally be required to include stated interest in income as ordinary income at the time the interest is received or accrued, according to your method of tax accounting. However, your notes will be issued with OID if their principal amount exceeds their issue price by more than a de minimis amount, as determined under applicable Treasury Regulations. If your notes have OID, you will be required to include all OID in income over the term of the notes as it accrues in accordance with a constant yield-to-maturity method, regardless of whether you are a cash or accrual-method taxpayer. Accordingly, you could be treated as receiving interest income without a corresponding receipt of cash. Your aggregate tax basis in your notes would be increased by any OID that you include in income. In compliance with applicable Treasury Regulations, we will furnish annually to you and to the IRS information with respect to the amount of accrued OID, if any.

Market Discount

If you purchase a note at a cost less than the note’s “revised issue price,” the amount of this difference will be treated as market discount for federal income tax purposes, unless the difference is less than a specified de minimis amount. The “revised issue price” of each note equals the sum of the issue price of the note and the aggregate amount of the OID accrued for periods before the acquisition of the notes by you. Under the market discount rules, you will be required to treat any principal payment on the note and any gain realized on disposition of a note as ordinary income to the extent of the accrued market discount not previously included in income. In general, market discount will be treated as accruing on a straight-line basis over the remaining term of the note as of the time of acquisition or, at your election, under a constant-yield method. If such an election is made, it will apply only to the note with respect to which it is made and cannot be revoked.

If you acquire a note at a market discount, you may also elect to include market discount in income over the remaining term of the note. Once made, this election applies to all market discount obligations acquired by you on or after the first taxable year to which the election applies and cannot be revoked without the consent of the IRS. Your tax basis in a note will be increased by any amount of market discount that was previously included in your income. If you acquire a note at a market discount and do not elect to include accrued market discount in income over the remaining term of the note, you may be required to defer until maturity or a taxable disposition of the note your deduction of a portion of the interest on any indebtedness you incur or maintain to purchase or to carry the note.

Upon a conversion of a note into common stock, any accrued market discount on the note not previously included in income will be carried over to the common stock received upon conversion of the note, and any gain recognized upon the disposition of the common stock will be treated as ordinary income to the extent of this carried-over accrued market discount. If you receive a combination of cash and stock upon exercise of your conversion right, you will recognize all or a portion of the accrued market discount at that time, depending on the amount of cash you receive.

Acquisition Premium and Amortizable Bond Premium

If you purchase a note at a price that exceeds the revised issue price but is less than or equal to the note’s principal amount, that excess is “acquisition premium” for federal income tax purposes, and will reduce the amount of OID that you are required to include in income. Acquisition premium will be allocated to each accrual period proportionately to the inclusions of the OID unless you elect to allocate the premium using a constant-yield method. If you purchase a note at a price that exceeds the note’s principal amount, your OID income inclusions will be eliminated entirely.

If you purchase a note at a price that exceeds its principal amount, you generally will also be considered to have acquired the note with amortizable bond premium for federal income tax purposes, except to the extent the excess is attributable to the note’s conversion feature. The amount attributable to the conversion feature of a note may be determined under any reasonable method, including by comparing the note’s purchase price to the market price of a similar note without a conversion feature.

You may elect to amortize bond premium from the acquisition date to the note’s maturity date under a constant-yield method. The amount amortized in any taxable year generally is treated as an offset to interest income on the note and not as a separate deduction. If you elect to amortize bond premium, you must reduce your tax basis in the note by the amount of the premium amortized in any year. Once made, this election applies to all debt obligations owned or subsequently acquired by you on or after the first day of the first taxable year to which the election applies, and cannot be revoked without the consent of the IRS. If you do not make an election to amortize bond premium, you will be required to include all amounts of interest as income, and the premium will either reduce the gain or increase the loss you recognize upon the taxable disposition of the note.

Sale, Exchange or Repurchase of the Notes

Except as set forth above under “Market Discount” or below under “Conversion of the Notes,” you will generally recognize gain or loss upon a sale, exchange or repurchase of a note equal to the difference between (1) the amount of cash proceeds and the fair market value of any property received and (2) your adjusted tax basis in the note. Your adjusted tax basis in notes generally will equal the cost of the notes to you increased by any OID or market discount previously included in income with respect to the notes and decreased by any amortization of bond premium. Any gain or loss you recognize generally will be treated as a capital gain or loss (except to the extent the amount received is attributable to accrued unpaid interest not previously included in income, which will be taxable as ordinary interest income, or to accrued market discount taxable as ordinary income as set forth above under “Market Discount”). The capital gain or loss will be long-term if your holding period at that point has exceeded twelve months and will be short-term if your holding period is twelve months or less. A reduced tax rate may apply to individuals and other noncorporate U.S. holders with long-term capital gains. The deductibility of capital losses is subject to certain limitations.

Conversion of the Notes

Depending on the circumstances, upon a conversion of notes you will receive either all cash or a combination of cash and shares of the common stock.

In the event that we satisfy the conversion obligation entirely in cash, you will recognize gain or loss equal to the difference between the proceeds received by you (excluding amounts attributable to accrued but unpaid interest, which will be taxable as ordinary income if not previously included in your income, and accrued market discount taxable as ordinary income as set forth above under “Market Discount”) and your adjusted tax basis in the note. See “—Sale, Exchange or Repurchase of the Notes” above.

If we satisfy the conversion obligation in part with common shares and in part with cash, although the tax treatment is uncertain, we intend to take the position (and the following discussion assumes) that the treatment with respect to the portion of the notes converted into cash will be as described in the immediately preceding paragraph and with respect to the portion of the notes converted into common shares will be as follows. You generally will not recognize any income, gain or loss upon conversion of the notes into the common stock except to the extent any portion of the common stock is attributable to accrued interest not previously included in income (which will be taxable as ordinary income) and except with respect to cash received in lieu of a fractional share of the common stock (which generally will result in capital gain or loss, measured by the difference between the cash received for the fractional share and your adjusted tax basis in the fractional share). Your tax basis in the common stock received on conversion of a note will be the same as your adjusted tax basis in the note at the time of conversion (reduced by any basis allocable to a fractional share or the portion of the note converted into cash) except that your tax basis in any common stock received with respect to accrued interest on a note not previously included in income will equal the fair market value of that common stock on the date received. Your holding period for the common stock received on conversion will generally include your holding period for the note converted, except that the holding period for any common stock received with respect to accrued interest on a note not previously included in income or with respect to accrued OID will commence on the day immediately following the date of receipt. U.S. holders should consult their tax advisors regarding the tax treatment of the receipt of cash and common stock for notes upon conversion.

Constructive Distributions

The conversion rate of the notes will be adjusted in certain circumstances, such as a stock split or stock dividend, a distribution of cash or other assets to Radian Group’s stockholders (including certain self-tender transactions), and certain transactions that constitute a fundamental change. See “Description of the Notes—Conversion Rate Adjustments.” Under Section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing a note owner’s proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to the note owner. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the note owners, however, will generally not be considered to result in a deemed distribution. Conversion rate adjustments arising from a stock split or a stock dividend are generally considered to be pursuant to a bona fide reasonable adjustment formula and thus will not give rise to a deemed dividend. In contrast, certain of the possible conversion rate adjustments (generally including adjustments to the conversion rate to compensate holders for dividends to Radian Group’s stockholders) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If those kinds of adjustments are made, note owners will be deemed to have received a distribution even though they will not have received any cash or property as a result of the adjustments. Conversely, if an event occurs that increases the interests of note owners and the conversion rate is not adjusted, the resulting increase in the proportionate interests of note owners could be treated as a taxable stock dividend to them.

Distributions and constructive distributions to note owners or stockholders will result in dividend income to them to the extent of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) at that time, with any excess treated as a nontaxable return of capital or as capital gain as more fully described in “—Taxation of Distributions on Radian Group’s Common Stock” below. It is not clear whether any such constructive dividend would be eligible for the preferential rates of U.S. federal income tax currently applicable to certain dividends received by non-corporate holders or whether a corporate holder would be entitled to claim the dividends-received deduction with respect to such a constructive dividend. Any taxable constructive stock dividends resulting from a change to, or a failure to change, the conversion rate would in other respects be treated in the same manner as dividends paid in cash or other property. You should carefully review the conversion rate adjustment provisions and consult your tax advisor with respect to the tax consequences of any such adjustment, including any potential consequences of a taxable stock dividend to basis and holding period.

Taxation of Distributions on Radian Group’s Common Stock

After you convert a note into common stock, any distributions you receive in respect of the common stock, other than certain pro rata distributions of common stock, will be treated as a dividend, subject to tax as ordinary income, to the extent payable out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) at that time, then as a tax-free return of capital to the extent of your tax basis in the shares of the common stock, and thereafter as capital gain from the sale or exchange of the stock. Dividends received by a corporate U.S. shareholder will be eligible for the dividends-received deduction if the shareholder meets certain holding period and other applicable requirements. Dividends received by a noncorporate U.S. shareholder will qualify for taxation at reduced rates if the holder meets certain holding period and other applicable requirements.

Sale, Exchange or Other Disposition of Radian Group’s Common Stock

Upon a sale, exchange or other disposition of shares of the common stock, you will generally recognize capital gain or loss in an amount equal to the difference between (1) the cash proceeds and the fair market value of any property received on the sale, exchange or other disposition and (2) your adjusted tax basis in the shares of the common stock. The gain or loss will be long-term capital gain or loss if your holding period for the common stock at that point has exceeded twelve months and will be short-term if your holding period is twelve months or less (except that in either case any such gain will be recharacterized as ordinary income to the extent of the accrued market discount, if any, that carried over from your holding period of the note that was converted into the stock, as described above under “Market Discount”). The deductibility of capital losses is subject to limitations.

Tax Consequences to Non-U.S. Holders

This subsection describes certain U.S. federal income tax consequences to a non-U.S. holder. If you are not a non-U.S. holder, this subsection does not apply to you and you should refer to “—Tax Consequences to U.S. Holders” above.

Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations,” “passive foreign investment companies” and, in certain circumstances, individuals who are U.S. expatriates. If you are a non-U.S. holder that falls within any of the foregoing categories, you should consult your own tax advisor to determine the U.S. federal, state, local and foreign tax consequences that may be relevant to you. Further, this summary does not address all of the special rules that may be applicable to foreign partnerships or partnerships with foreign partners. If you are a partnership holding notes or shares of the common stock, you are urged to consult your own tax advisor concerning the tax, withholding and reporting rules that may apply to you.

Payments with Respect to the Notes

Subject to the discussion below under “Constructive Dividends,” if you are a non-U.S. holder, all payments of principal or interest made to you on the notes, and any gain realized on a sale, exchange, conversion, or repurchase of the notes, will be exempt from U.S. federal withholding tax, provided that:

•

you do not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of Radian Group’s stock that are entitled to vote and are not a controlled foreign corporation related, directly or indirectly, to Radian Group through stock ownership;

•	you are not a bank for whom the note reflects an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business;

•

you (1) provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN (or successor form)) or (2) hold your notes through certain qualified foreign intermediaries and you satisfy the certification requirements of applicable Treasury Regulations; and

•	in the case of a sale, exchange, conversion, or repurchase of the notes:

•	if you are an individual non-U.S. holder, you are present in the United States for fewer than 183 days in the taxable year of disposition; and

•	your holding of the notes is not effectively connected with the conduct of a trade or business in the United States.

If you cannot satisfy the requirements described above with respect to interest payments, payments of interest will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States, and, if a tax treaty applies, is attributable to a U.S. permanent establishment.

If you are engaged in a trade or business in the United States and interest and OID on a note or gain recognized on the sale, exchange, conversion, or repurchase of the note is effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax (but not the 30% withholding tax if you provide a Form W-8ECI as described above) on that interest, OID or gain on a net income basis in the same manner as if you were a U.S. person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a “branch profits tax” equal to 30% (or lower applicable income tax treaty rate) of your earnings and profits for the taxable year, subject to certain adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, any such interest, OID or gain will be included in the earnings and profits of a foreign corporation. An individual non-U.S. holder who is in the United States for more than 183 days in the taxable year in which the note is sold, exchanged, redeemed or repurchased, and meets certain other conditions, will be subject to a flat 30% U.S. federal income tax (which rate may, however, be reduced if the individual is entitled to the benefit of a nondiscrimination provision of an applicable tax treaty) on any gain recognized on such a disposition, which gain may be offset by such a person’s U.S.-source capital losses, if any.

Constructive Dividends

Under certain circumstances, a non-U.S. holder may be deemed to have received a constructive dividend resulting from certain adjustments, or failure to make adjustments, to the number of shares of common stock to be issued upon conversion. Any constructive dividend deemed paid to a non-U.S. holder will be subject to withholding at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements, such as the provision of IRS Form W-8BEN, as discussed above. It is possible that U.S. federal tax on the constructive dividend would be withheld from interest paid to the non-U.S. holder of the notes. Non-U.S. holders who are subject to withholding tax under such circumstances should consult their own tax advisors as to whether they can obtain a refund for all or a portion of the withholding tax.

Payments on Common Stock

Any dividends paid to a non-U.S. holder with respect to the shares of the common stock will generally be subject to withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. Dividends that are effectively connected with such a person’s conduct of a trade or business within the United States, and, if a tax treaty applies, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates, as the case may be. Certain certification and disclosure requirements must be complied with for such “effectively connected” income to be exempt from withholding. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of shares of the common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements, such as the provision of IRS Form W-8BEN, as discussed above. Alternatively, if you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale or Exchange of Notes or Shares of Common Stock

Subject to the discussion below concerning backup withholding, any gain recognized upon the sale, exchange or other disposition of notes or shares of the common stock generally will not be subject to U.S. federal income tax unless:

•	that gain is effectively connected with your conduct of a trade or business in the United States or, where a tax treaty applies, is attributable to a U.S. permanent establishment;

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

we are or have been a U.S. real property holding corporation, as defined in Section 897 of the Code, at some time within the five-year period preceding the disposition or your holding period, whichever period is shorter, and certain other conditions apply. We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation.

An individual non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax on the net gain derived from the sale. An individual non-U.S. holder described in the second bullet point above will (as noted previously) be subject to a flat 30% U.S. federal income tax (potentially reduced by an applicable tax treaty, if any) on the gain derived from the sale, which may be offset by the individual’s U.S.-source capital losses, if any. A non-U.S. holder that is a foreign corporation and is described in the first bullet point above will be subject to tax on gain under regular graduated U.S. federal income tax rates and, in addition, may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty.

Backup Withholding and Information Reporting

If you are a U.S. holder of notes or shares of the common stock, information reporting requirements generally will apply to all payments we make to you and the proceeds from a sale of a note or share of the common stock made to you, unless you are an exempt recipient such as a corporation. If you fail to supply your correct taxpayer identification number, underreport your tax liability or otherwise fail to comply with applicable U.S. information reporting or certification requirements, the IRS may require us to backup withhold U.S. federal income tax at the rate set by Section 3406 of the Code (currently 28%) from those payments.

In general, if you are a non-U.S. holder, you will not be subject to information reporting and backup withholding with respect to payments that we make to you provided that we do not have actual knowledge or reason to know that you are a U.S. person and you have given us the certification described under “—Tax Consequences to Non-U.S. Holders—Payments with Respect to the Notes.” In addition, if you are a non-U.S. holder, you will not be subject to information reporting or backup withholding with respect to the proceeds of the sale of a note or share of the common stock within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the certification described above under “—Tax Consequences to Non-U.S. Holders—Payments with Respect to the Notes” and does not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

FATCA Withholding

The Foreign Account Tax Compliance Act (“FATCA”), enacted as part of the Hiring Incentives to Restore Employment Act of 2010, generally imposes a U.S. federal withholding tax of 30% on certain payments of income made after December 31, 2013 and certain payments of gross proceeds made after December 31, 2016 to a “foreign financial institution” (as defined for this purpose) unless the institution enters into an agreement with the U.S. tax authorities (or is subject to an applicable intergovernmental agreement) to withhold on certain payments and to collect and provide to the U.S. tax authorities (or local revenue authorities if required under an applicable intergovernmental agreement) substantial information regarding U.S. account holders of the institution and its affiliates (including certain account holders that are foreign entities with U.S. owners). FATCA also imposes a 30% withholding tax on certain payments of income made after December 31, 2013 and certain payments of gross proceeds made after December 31, 2016 to a “non-financial foreign entity” unless the entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying its direct and indirect substantial U.S. owners.

Under applicable Treasury Regulations, no FATCA withholding taxes will apply to payments made on, or gross proceeds from sales or other dispositions of, debt instruments–such as the notes–that are issued on or before December 31, 2013 (unless the debt instruments are “significantly modified” after that date).

The grandfathering provision will not apply, however, to any common stock into which the notes are converted, regardless of the date of conversion. Thus, any dividends on such common stock after December 31, 2013 or gross proceeds from the disposition of such common stock after December 31, 2016, may be subject to FATCA withholding taxes.

Foreign entities, and other foreign persons who plan to have their notes or shares held through a foreign financial institution, should consider the potential applicability of these new provisions and consult their tax advisors.

UNDERWRITING

Radian Group is offering the notes described in this prospectus supplement and the accompanying prospectus through Morgan Stanley & Co. LLC and Goldman, Sachs & Co., as representatives of the several underwriters (the “representatives”). Radian Group has entered into an underwriting agreement with the underwriters (collectively, the “underwriters”), dated as of February 26, 2013 (the “Underwriting Agreement”). Subject to the terms and conditions of the Underwriting Agreement, each of the underwriters has severally agreed to purchase the principal amount of the notes listed next to its name in the following table:

Underwriters	Principal Amount
Morgan Stanley & Co. LLC	$157,500,000
Goldman, Sachs & Co.	$157,500,000
Keefe, Bruyette & Woods, Inc.	$35,000,000
Total	$350,000,000

Radian Group’s notes are offered subject to a number of conditions, including receipt and acceptance of the notes by the underwriters.

In connection with this offering, the underwriters or securities dealers may distribute documents to investors electronically.

Radian Group has granted the underwriters an option to buy up to an additional $50 million aggregate principal amount of notes at the public offering price less underwriting discounts and commissions. The underwriters may exercise this option in whole or from time to time in part. The underwriters have 30 days from the date of this prospectus supplement to exercise this option. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions in the Underwriting Agreement, to purchase additional notes proportionate to such underwriter’s initial amount relative to the total amount reflected in the above table.

The notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement, plus accrued interest from the original issue date of the notes, if any. Any notes sold by the underwriters to securities dealers may be sold at a discount of up to 1.80% of the principal. If all of the notes are not sold at the public offering price, the representatives may change the offering price and the other selling terms. Sales of the notes made outside of the United States may be made by affiliates of the underwriters.

The following table shows the public offering price and total underwriting discounts and commissions we will pay to the underwriters, assuming both no exercise and full exercise of the underwriters’ option to purchase additional notes:

	Per Note	No Exercise	Full Exercise
Public offering price	100.00%	$350,000,000	$400,000,000
Underwriting discounts and commissions (excluding notes sold to an investor identified by us)(1)	3.00%	$8,250,000	$9,750,000
Proceeds to Radian Group Inc. (before expenses)(1)	97.00%	$341,750,000	$390,250,000

(1)	No underwriting discount will be paid to the underwriters with respect to $75 million principal amount of notes purchased in the offering by an investor identified by us.

The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

We estimate that the total expenses of this offering payable by us, not including the underwriting discounts and commissions, will be approximately $450,000.

Radian Group and its executive officers and directors have entered into lock-up agreements with the underwriters. Under these agreements, Radian Group and each of these persons may not, without the prior written approval of the representatives, subject to limited exceptions, offer, sell, contract to sell or otherwise dispose of or hedge the notes or the common stock or securities convertible into or exercisable or exchangeable for the common stock. These restrictions will be in effect for a period of 90 days after the date of this prospectus supplement. At any time and without public notice, the representatives may, in their sole discretion, release all or some of the securities from these lock-up agreements.

With respect to the directors and executive officers, the lock-up restrictions set forth above will not apply to (i) transfers of shares of common stock as a bona fide gift or gifts, provided, that the beneficiary or beneficiaries thereof agree to be bound in writing by these restrictions, or by will or intestacy, (ii) transfers of shares of common stock to any trust or family limited partnership for the direct or indirect benefit of the director, officer or such person’s immediate family, provided, that the trustee of the trust or general partner of the family limited partnership, as the case may be, agrees to be bound in writing by these restrictions, or (iii) shares of common stock pledged before the date of the lock-up agreement in a bona fide transaction outstanding as of the date of this prospectus supplement to a lender to the directors and officers, (iv) shares of common stock delivered to or withheld by the Company to pay withholding taxes for any equity award such as upon the vesting, lapse of substantial risk of forfeiture, or other similar taxable event, (v) transfers of shares of common stock pursuant to the exercise of stock options for shares of the common stock that have been granted by the Company before the date of this prospectus supplement, where the common stock received upon any such exercise is held by the directors and officers, individually or as fiduciary, in accordance with the terms of the lock-up agreement, (vii) transfers of shares of common stock pursuant to existing Rule 10b5-1 plans of the directors and officers, or (viii) transfers of the common stock with the prior written consent of the representatives on behalf of the underwriters.

Radian Group has agreed to indemnify the several underwriters and their affiliates, selling agents and controlling persons against certain liabilities. If Radian Group is unable to provide this indemnification, it will contribute to the payments the underwriters and their affiliates, selling agents and controlling persons may be required to make in respect of those liabilities.

Radian Group’s common stock is listed on the New York Stock Exchange under the symbol “RDN.”

In order to facilitate the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may sell a greater principal amount of notes than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the principal amount of notes available for purchase by the underwriters under their option to purchase additional notes. The underwriters can close out a covered short sale by exercising their option to purchase additional notes or purchasing the notes in the open market. In determining the source of notes to close out a covered short sale, the underwriters will consider, among other things, the open market price of notes compared to the price available under the option. The underwriters may also sell notes in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, notes in the open market to stabilize the price of the notes. These activities may raise or maintain the market price of the notes above independent market levels or prevent or delay a decline in the market price of the notes. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

In general, purchases of a security for the purpose of stabilizing or reducing a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock or the price of the notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions will not be discontinued without notice, once they are commenced.

Penalty Bids

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and our affiliates in the ordinary course of their business, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. Certain affiliates of Goldman Sachs & Co. hold approximately $121 million principal amount of our 9.000% senior notes due 2017 and approximately $35 million principal amount of our 3.00% convertible senior notes due November 2017. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

Other than in the United States, no action has been taken by Radian Group that would permit a public offering of the notes offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The notes offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus. The prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any notes offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer to the public of the notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in that Relevant Member State other than:

•	to legal entities which are qualified investors as defined in the Prospectus Directive;

•

to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of the notes will require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, (i) the expression an “offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, (ii) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State, and (iii) the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

Each underwriter has represented, warranted and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in circumstances in which Section 21 (1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any of the notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as prospectuses with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1 A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust will not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1 A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

VALIDITY OF SECURITIES

The validity of the securities being offered by this prospectus supplement has been passed upon for us by Drinker Biddle & Reath LLP. Certain legal matters in connection with this offering are being passed upon for the underwriters by Willkie Farr & Gallagher LLP. Willkie Farr & Gallagher LLP has represented and may continue to represent, the Company and its affiliates, from time to time, in connection with various legal matters.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report (which contains an explanatory paragraph which states: “As described in Note 1 to the consolidated financial statements, the Company and its subsidiaries are subject to risks and uncertainties that could affect amounts reported in the Company’s financial statements in future periods. Adverse business and economic conditions have resulted in incurred losses, which have reduced the Company’s insurance subsidiaries’ statutory capital, requiring contributions which have reduced holding company liquidity. Further, statutory capital requirements are subject to regulatory discretion and approval.”) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. These documents contain important information about us and our financial condition. This information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and their amendments, except information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is neither deemed filed nor incorporated by reference herein:

•	Our Annual Report on Form 10-K for the year ended December 31, 2012, filed on February 22, 2013.

•	Our Current Reports on Form 8-K dated January 2, 2013, January 4, 2013 and February 13, 2013 and filed, respectively, on January 2, 2013, January 7, 2013 and February 19, 2013.

•

The description of common stock set forth in our registration statement on Form 8-A/A filed on August 12, 2004, including any and all amendments and reports filed for the purpose of updating that description.

•

The description of our preferred share purchase rights set forth in our registration statement on Form 8-A filed on October 13, 2009, the amendments set forth on Form 8-A/A filed on May 4, 2010 and in any and all amendments and reports filed for the purpose of updating that description.

•

Any future filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including any filings after the date of this registration statement until we terminate this offering.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein may be modified or superseded in the future. Any such statement so modified shall not be deemed to constitute a part of this prospectus supplement except as so modified and any statement so superseded shall not be deemed to constitute a part of this prospectus supplement.

You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus supplement, by writing or telephoning us at the following address:

Radian Group Inc.

1601 Market Street

Philadelphia, Pennsylvania 19103

Attention: Investor Relations

(215) 564-6600

PROSPECTUS

$1,000,000,000

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Rights

Stock Purchase Contracts

Units

Radian Group Inc., from time to time, may offer, issue and sell, together or separately, (i) shares of common stock; (ii) shares of preferred stock; (iii) debt securities, which may be senior debt securities, senior subordinated debt securities or subordinated debt securities; (iv) depositary shares; (v) warrants to purchase common stock, preferred stock or other securities; (vi) rights to purchase common stock, preferred stock or other securities; (vii) stock purchase contracts; and (viii) units consisting of two or more classes of the securities registered hereunder.

This prospectus contains a general description of the securities we may offer. Each time we issue the securities we will provide a prospectus supplement containing specific information about the terms of that issuance, which also may add, update or change information contained in this prospectus. You should read carefully this prospectus and any applicable supplements before deciding to invest.

The aggregate of the offering prices of the securities covered by this prospectus will not exceed $1,000,000,000.

Our common stock is listed on the New York Stock Exchange under the symbol “RDN.” We expect that any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. Any prospectus supplement will contain information, where applicable, as to any other listing on the New York Stock Exchange or any other securities exchange of the other securities covered by the prospectus supplement.

The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers. See “Plan of Distribution” on page 33 of this prospectus. If any agents or underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The net proceeds we expect to receive from such sale also will be set forth in the applicable prospectus supplement.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Consider carefully the Risk Factors beginning on page 5, in any accompanying prospectus supplement, and in the reports we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus before deciding to invest in any of these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 20, 2012.

- i -

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, we use the terms “Company,” “we,” “us,” and “our” to refer to either Radian Group Inc. or to Radian Group Inc. and its subsidiaries.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration. Under this shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate initial offering price of $1,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell the securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

For general information about the distribution of securities offered, please see “Plan of Distribution” on page 33 of this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before you decide whether to invest in any of the securities.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus summarizes certain documents and other information, and we refer you to them for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of our Company and the terms of this offering and the securities, including the merits and risks involved.

We are not making any representation to any purchaser of the securities regarding the legality of an investment in the securities by such purchaser. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in the securities.

RADIAN GROUP INC.

We are a credit enhancement company with a primary strategic focus on domestic, first-lien residential mortgage insurance. Our business segments are mortgage insurance and financial guaranty. Our mortgage insurance segment provides credit-related insurance coverage, principally through private mortgage insurance, and risk management services to mortgage lending institutions. Our financial guaranty segment has provided direct insurance and reinsurance on credit-based risks, including public finance and structured finance transactions, and has provided credit protection on various asset classes through financial guarantees and credit default swaps. While we discontinued writing new financial guaranty business in 2008, our financial guaranty business continues to serve as an important source of capital support for Radian Guaranty Inc. (“Radian Guaranty”), our principal mortgage insurance subsidiary.

Radian Group Inc. (“Radian Group”) acts principally as a holding company for our insurance subsidiaries and does not have any significant operations of its own.

Our principal executive offices are located at 1601 Market Street, Philadelphia, Pennsylvania 19103, and our telephone number is (215) 231-1000. The Company was incorporated in Delaware in 1992.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

In addition to historical information, this prospectus, including the information incorporated by reference into this prospectus, contains statements relating to future events or our future results. These statements are forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Generally, words such as “may,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “project,” “continue,” “goal” and “believe,” or other variations on these and other similar expressions identify forward-looking statements. Forward-looking statements are only predictions and, as such, are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. These statements speak only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual outcomes and results may differ materially from what is expressed or implied in these forward-looking statements. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties, including the following:

•

changes in general economic and political conditions, including high unemployment rates and continued weakness in the U.S. housing and mortgage credit markets, the U.S. economy reentering a recessionary period, a significant downturn in the global economy, a lack of meaningful liquidity in the capital or credit markets, changes or volatility in interest rates or consumer confidence and changes in credit spreads, each of which may be accelerated or intensified by, among other things, further actual or threatened downgrades of U.S. credit ratings;

•

changes in the way customers, investors, regulators or legislators perceive the strength of private mortgage insurers or financial guaranty providers, in particular in light of developments in the private mortgage insurance and financial guaranty industries in which certain of our former competitors have ceased writing new insurance business and have been placed under supervision or receivership by insurance regulators;

•

catastrophic events or economic changes in geographic regions, including governments and municipalities, where our mortgage insurance exposure is more concentrated or where we have financial guaranty exposure;

•

our ability to maintain sufficient holding company liquidity to meet our short- and long-term liquidity needs, including in particular, the repayment of our long-term debt and additional capital contributions that may be required to support our mortgage insurance business;

•

a further reduction in, or prolonged period of depressed levels of, home mortgage originations due to reduced liquidity in the lending market, tighter underwriting standards, general reduced housing demand in the U.S. and potential risk retention requirements established under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”);

•

the potential adverse impact on the mortgage origination market and private mortgage insurers due to increases in capital requirements for banks and bank holding companies for mortgage loans under proposed interagency rules to implement the third Basel Capital Accord (“Basel III”), including in particular the possibility that loans insured by the Federal Housing Administration (“FHA”) will receive a more advantageous capital treatment than loans with private mortgage insurance;

•

our ability to maintain an adequate risk-to-capital position and surplus requirements in our mortgage insurance business, including if necessary, our ability to write new mortgage insurance while maintaining a capital position that is in excess of risk-based capital limitations imposed in certain states, either through waivers of these limitations or through use of another mortgage insurance subsidiary, and the possibility that state regulators could pursue regulatory actions or proceedings, including possible supervisory or receivership actions, against Radian Guaranty Inc. (“Radian Guaranty”), in the event Radian Guaranty’s risk-to-capital position exceeds levels that are acceptable to such regulators;

•	our ability to continue to effectively mitigate our mortgage insurance and financial guaranty losses;

•

the ability of our primary insurance customers in our financial guaranty reinsurance business to provide appropriate surveillance and to mitigate losses adequately with respect to our assumed insurance portfolio;

•

a more rapid than expected decrease in the level of insurance rescissions and claim denials from the current elevated levels, which have reduced our paid losses and resulted in a significant reduction in our loss reserves, including a decrease in rescissions or denials resulting from an increase in the number of successful challenges to previously rescinded policies or claim denials, or caused by the government-sponsored entities (“GSEs”) intervening in mortgage insurers’ loss mitigation practices, including settlements of disputes;

•

the negative impact our insurance rescissions and claim denials or claim curtailments may have on our relationships with customers and potential customers, including the potential loss of business and the heightened risk of disputes and litigation;

•

the need, in the event that we are unsuccessful in defending our rescissions or denials, to increase our loss reserves for, and reassume risk on, rescinded or denied loans, and to pay additional claims;

•	any disruption in the servicing of mortgages covered by our insurance policies and poor servicer performance;

•

adverse changes in the severity or frequency of losses associated with certain products that we formerly offered (and currently insure) that are riskier than traditional mortgage insurance or financial guaranty insurance policies;

•	a decrease in persistency rates of our mortgage insurance policies, which has the effect of reducing our premium income without a corresponding decrease in incurred losses;

•

an increase in the risk profile of our existing mortgage insurance portfolio due to the refinancing of existing mortgage loans for only the most qualified borrowers in the current mortgage and housing market;

•

changes in the criteria for assigning credit or similar ratings, further downgrades or threatened downgrades of, or other ratings actions with respect to, our credit ratings or the ratings assigned to any of our rated insurance subsidiaries at any time, including in particular, the credit ratings of Radian Group and the financial strength ratings assigned to Radian Guaranty;

•

heightened competition for our mortgage insurance business from others such as the FHA, the Department of Veterans Affairs (“VA”) and other private mortgage insurers (in particular, the FHA and those private mortgage insurers that have been assigned higher ratings than we from the major rating agencies, that may have access to greater amounts of capital than we do, or that are new entrants to the industry and are therefore not burdened by legacy obligations);

•

changes in the charters or business practices of, or rules or regulations applicable to, Federal National Mortgage Association (“Fannie Mae”) and Freddie Mac, the largest purchasers of mortgage loans that we insure, and our ability to remain an eligible provider to both Fannie Mae and Freddie Mac;

•	changes to the current system of housing finance, including the possibility of a new system in which private mortgage insurers are not required or their products are significantly limited in scope;

•

the effect of the Dodd-Frank Act on the financial services industry in general and on our mortgage insurance and financial guaranty businesses in particular, including (1) whether and to what extent loans with mortgage insurance are considered “qualified residential mortgages” for purposes of the Dodd-Frank Act securitization provisions or “qualified mortgages” for purposes of the ability to repay provisions of the Dodd-Frank Act, and the possibility that the ultimate definitions of “qualified residential mortgages” and “qualified mortgages” could reduce the size of the mortgage market and potentially reduce the number of insurable loans; and (2) the possibility that our financial guaranty business could be subject to additional registration, reporting, capital and margin requirements, including potentially, the posting of collateral for certain existing derivative contracts;

•

the application of existing federal or state consumer, lending, insurance, tax, securities and other applicable laws and regulations, or changes in these laws and regulations or the way they are interpreted, including, without limitation, any such results from: (i) the resolution of existing, or the possibility of additional, lawsuits or investigations; and (ii) legislative and regulatory changes (a) impacting the demand for private mortgage insurance, (b) limiting or restricting our use of (or increasing requirements for) additional capital and the products we may offer, (c) affecting the form in which we execute credit protection, or (d) impacting our existing financial guaranty portfolio;

•	the amount and timing of potential payments or adjustments associated with federal or other tax examinations;

•

the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses or premium deficiencies for our mortgage insurance business, or to estimate accurately the fair value amounts of derivative instruments in determining gains and losses on these instruments;

•

volatility in our earnings caused by changes in the fair value of our assets and liabilities carried at fair value, including our derivative instruments, and our need to reevaluate the possibility of a premium deficiency in our mortgage insurance business on a quarterly basis;

•	our ability to realize the tax benefits associated with our gross deferred tax assets, which will depend on our ability to generate sufficient sustainable taxable income in future periods;

•	changes in accounting principles, rules and guidance, or their interpretation, from the Securities and Exchange Commission or the Financial Accounting Standards Board; and

•	legal and other limitations on amounts we may receive from our subsidiaries as dividends or through our tax- and expense-sharing arrangements with our subsidiaries.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, investors should review the risks described in this prospectus and in the applicable prospectus supplement and those incorporated by reference into this prospectus, including those risks detailed under Item 1A, “Risk Factors” of Part I our Annual Report on Form 10-K for the year ended December 31, 2011, under Item 1A, “Risk Factors” of Part II our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, and in subsequent reports and registration statements filed from time to time with the Securities and Exchange Commission.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the risk factors contained in our most recent Annual Report on Form 10–K and our subsequent Quarterly Reports on Form 10–Q, which are incorporated by reference herein, and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

We do not currently know the number or types of securities that ultimately will be sold pursuant to this prospectus or the prices at which such securities will be sold. Unless otherwise specified in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds of any sale of securities under this prospectus for any combination of the repayment of outstanding indebtedness, working capital, capital expenditures, acquisitions, capital support for our subsidiaries and general business purposes. Until we use the net proceeds in the manner described above, we may temporarily use them to make short-term investments.

RATIO OF EARNINGS TO FIXED CHARGES AND TO COMBINED FIXED

CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our historical ratio of earnings to fixed charges and to combined fixed charges and preferred stock dividends from continuing operations. Earnings consist of income from continuing operations before income taxes, extraordinary items, cumulative effect of accounting changes, equity in net income of affiliates and fixed charges. Fixed charges consist of interest expense and capitalized interest and an estimate of interest expense within rental expense. Combined fixed charges and preferred stock dividends consist of fixed charges, as defined above, and the amount of pre-tax earnings required to pay the dividends on our preferred stock.

	Six Months Ended	Fiscal Years Ended December 31,
	June 30, 2012	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges (2)	(1)	6.8x	(1)	(1)	(1)	(1)
Ratio of earnings to combined fixed charges and preferred stock dividends (2)	(1)	6.8x	(1)	(1)	(1)	(1)

(1)	For the six months ended June 30, 2012 and the fiscal years ended December 31, 2010, 2009, 2008 and 2007, earnings were not adequate to cover fixed charges in the amount of $267,350, $1,521,450, $215,960, $642,423 and $1,545,048, respectively.
(2)	Interest on tax accruals that are non-third party indebtedness are excluded from the calculation.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

We may from time to time offer under this prospectus, separately or together:

•	common stock;

•	preferred stock, which may be represented by depositary shares as described below;

•	senior, senior subordinated or subordinated debt securities;

•	warrants to purchase from us shares of our common stock, preferred stock or other securities;

•	rights to purchase from us shares of our common stock, preferred stock or other securities;

•	stock purchase contracts; and

•	units, each representing a combination of two or more of the foregoing securities.

The aggregate of the offering prices of the securities covered by this prospectus will not exceed $1,000,000,000.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a general description of our capital stock. The terms of our amended and restated certificate of incorporation and bylaws are more detailed than the general information provided below. You should read our amended and restated certificate of incorporation and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Capital Stock

We are authorized to issue a total of 345,000,000 shares of our capital stock, with a par value of $0.001 per share. Of the authorized amount, 325,000,000 of the shares are designated as common stock and 20,000,000 of the shares are designated as preferred stock.

As of June 29, 2012 there were 133,520,514 shares of common stock issued and outstanding, and no shares of preferred stock were issued or outstanding.

Description of Common Stock

General. Each share of our common stock has the same rights and privileges. Holders of our common stock do not have any preferences or any preemptive, redemption, subscription, conversion or exchange rights. All of our outstanding shares of common stock are fully paid and nonassessable. Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “RDN.”

Voting Rights. The holders of our common stock are entitled to vote upon all matters submitted to a vote of our stockholders and are entitled to one vote for each share of common stock held. There is no cumulative voting.

Dividends. Subject to the prior rights and preferences, if any, applicable to shares of preferred stock or any series of preferred stock, the holders of common stock are entitled to participate ratably in all dividends, payable in cash, stock or otherwise, that may be declared by our board of directors out of any funds legally available for the payment of dividends. Each such distribution will be payable to holders of record as they appear on our stock transfer books on such record dates and dividend dates as may be fixed by our board of directors.

Tax Benefit Preservation Strategy. As part of our strategy to protect stockholder value by preserving important tax assets of the Company, our board of directors has adopted (i) a tax benefit preservation plan, (ii) an amendment to our amended and restated bylaws, and (iii) an amendment to our amended and restated certificate of incorporation. The tax benefit preservation plan and amendment to our amended and restated certificate of incorporation were both approved by our stockholders at our 2010 annual meeting of stockholders. Pursuant to our tax benefit preservation plan, our board of directors authorized and declared one preferred share purchase right for each outstanding share of common stock. Any future issued shares of common stock will include an associated preferred share purchase right. Descriptions of the tax benefit preservation plan and the related bylaw and charter amendments are set forth in more detail below under “Anti-takeover Provisions – Other Transfer Restrictions.”

Liquidation and Distribution. If we voluntarily or involuntarily liquidate, dissolve or wind-up, or upon any distribution of our assets, the holders of our common stock will be entitled to receive, after distribution in full of the preferential amounts, if any, to be distributed to the holders of preferred stock or any series of preferred stock, all of the remaining assets available for distribution equally and ratably in proportion to the number of shares of common stock held by them.

Description of Preferred Stock

General. The preferred stock authorized under our amended and restated certificate of incorporation may be issued from time to time in one or more series. Our board of directors has the full authority permitted by law to establish, without further stockholder approval, one or more series and the number of shares constituting each such series and to fix by resolution full or limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of any series of the preferred stock that may be desired. Subject to the limitation on the total number of shares of preferred stock which we have authority to issue under our amended and restated certificate of incorporation, the board of directors is also authorized to increase or decrease the number of shares of any series, subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series is so decreased, the shares constituting such decrease will resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. We may amend from time to time our certificate of incorporation and bylaws to increase the number of authorized shares of preferred stock or common stock or to make other changes or additions.

Any preferred stock that we issue under this prospectus will have the voting, dividend, liquidation, redemption and conversion rights described below, unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock for specific terms of the series, including:

•	the title and liquidation preference per share and the number of shares offered;

•	the price at which shares of the series will be sold;

•

the form of dividend and dividend rate, if any, or method of calculation of dividends, the dates on which dividends will be payable, whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	any conversion provisions; and

•	any additional dividend, liquidation, redemption or sinking fund provisions and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

When issued, the preferred stock will be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement relating to a series of preferred stock, in the event of a liquidation, each series of preferred stock will rank on a parity as to dividends and distributions with all other outstanding preferred stock, if any. The following is a discussion of terms we expect to be generally applicable to the preferred stock that we may issue from time to time. The particular terms relating to a series of preferred stock that we offer pursuant to this prospectus, which may be different from or in addition to the terms described below, will be set forth in a prospectus supplement relating to such series of preferred stock.

Voting Rights. If we issue shares of any series of preferred stock, holders of such shares will be entitled to one vote for each share held on matters on which holders of such series are entitled to vote, as set forth in the prospectus supplement with respect to such series or as expressly required by applicable law.

The affirmative vote or consent of the holders of a majority of the outstanding shares of each series of preferred stock, unless our board of directors establishes a higher amount, voting as a separate class, will be required for any amendment of our certificate of incorporation that adversely changes any rights or preferences of such series of preferred stock.

Dividend Rights. Holders of the preferred stock of a particular series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available therefor, cash dividends at such rates and on such dates as are set forth in the prospectus supplement relating to such series. The rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on the record dates and dividend dates fixed by our board of directors or a duly authorized committee thereof. Dividends on any series of preferred stock may be cumulative or noncumulative, as provided in the prospectus supplement relating to such series of preferred stock. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on such dividend payment day will be lost, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends are declared for any subsequent period.

If the prospectus supplement relating to a series of preferred stock so provides, when dividends are not paid in full upon any series of preferred stock and any other preferred stock ranking on a parity as to dividends with such series of preferred stock, all dividends declared upon such series of preferred stock and any other preferred stock ranking on a parity as to dividends will be declared pro rata so that the amount of dividends declared per share on such series and such other preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on such series of preferred stock and such other preferred stock bear to each other. Except as provided in the preceding sentence, unless full dividends, including, in the case of cumulative preferred stock, accumulations, if any, in respect of prior dividend payment periods on all outstanding shares of any series of preferred stock have been paid, no dividends, other than in shares of common stock or another stock ranking junior to such series of preferred stock as to dividends and upon liquidation, will be declared or paid or set aside for payment or other distributions made upon our common stock or any of our other stock ranking junior to such preferred stock (including other series of preferred stock ranking junior to such series of preferred stock) as to dividends. If the prospectus supplement relating to a series of preferred stock so provides, no common stock or any other stock (including other series of preferred stock) ranking junior to or on a parity with such series of preferred stock as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired for any consideration, or any monies paid to or made available for a sinking fund for the redemption of any shares of any such stock, by us, while such preferred stock remains outstanding, except by conversion into or exchange for our stock ranking junior to such series of preferred stock as to dividends and upon liquidation.

The amount of dividends payable for each dividend period will be computed by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period will be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in the period.

Liquidation and Distribution. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of each series of preferred stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock or any other class of stock ranking junior to such series of preferred stock upon liquidation, liquidating distributions in the amount set forth in the prospectus supplement relating to such series of preferred stock. If, upon any voluntary or involuntary liquidation, dissolution or winding up of our business, the amounts payable with respect to the preferred stock of any series and any other shares of our stock ranking as to any such distribution on a parity with such series of preferred stock are not paid in full, the holders of the preferred stock of such series and of such other shares will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled.

Redemption. A series of preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and the redemption prices and for the types of consideration set forth in the prospectus supplement relating to such series.

Conversion or Exchange Rights. The prospectus supplement relating to a series of preferred stock will state the terms, if any, on which shares of that series are convertible or exchangeable into shares of our common stock, debt securities or another series of our preferred stock. These provisions may allow or require the number of our shares of common stock or other securities to be received by holders of shares of preferred stock to be adjusted upon the occurrence of events described in the applicable prospectus supplement, including: the issuance of a stock dividend to common stockholders or a combination, subdivision or reclassification of common stock; the issuance of rights, warrants or options to all common and preferred stockholders entitling them to purchase common stock for an aggregate purchase price per share less than the current market price per share of common stock; and any other events described in the prospectus supplement. Unless the prospectus supplement relating to a series of preferred stock so provides, our preferred stock will have no preemptive rights.

Anti-takeover Provisions

Certificate of Incorporation and Bylaws. Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws summarized below may delay, defer or prevent a tender offer or takeover attempt, including attempts that might result in a premium over the market price for our securities.

Our amended and restated certificate of incorporation and amended and restated bylaws provide:

•

that directors can be removed only for cause and only upon the vote of the holders of shares entitled to cast a majority of the votes that all stockholders are entitled to cast in an election of directors;

•	that we may issue preferred stock with such rights, preferences, privileges and limitations as our board of directors may, without prior stockholder approval, establish;

•	that special meetings of stockholders may only be called by the chairman of the board, a majority of our board of directors or the holders of a majority of the shares of common stock then outstanding;

•	advance notice procedures with regard to the nomination, other than by or at the direction of our board of directors or a committee of the board, of candidates for election as directors;

•

procedures providing that a notice of proposed stockholder nominations for the election of directors must be given in writing to Radian Group’s secretary generally not less than 90 days before the meeting at which directors are to be elected; and

•

transfer restrictions in the amended and restated bylaws and amended and restated certificate of incorporation that prohibit any person from transferring, directly or indirectly, any of the shares of common stock if the transfer would (i) create or result in a person becoming a five-percent shareholder under Section 382 of the Internal Revenue Code (“Section 382”) or (ii) increase the stock ownership of any existing five-percent shareholder under Section 382. These restrictions apply to all shares of our common stock issued after April 30, 2010, and to any shares of common stock owned, at the time of the stockholder vote to amend the amended and restated certificate of incorporation to include such transfer restrictions, by any stockholder who voted in favor of that amendment.

Restrictions on Ownership Under Insurance Laws. The application of various state insurance laws could be a significant deterrent to any person interested in acquiring control of us. The insurance and insurance holding company laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled govern any acquisition of control of our insurance subsidiaries or of us. In general, these laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control would be presumed in the case of any person or entity who purchases 10% or more of our outstanding common stock or the outstanding common stock of such insurance company, unless a request for an exemption from the acquisition of control is filed by the acquirer and subsequently approved by all of the applicable insurance regulatory authorities.

Delaware General Corporation Law. Section 203 of the Delaware General Corporation Law applies to Radian Group because it is a publicly-traded Delaware corporation. Pursuant to Section 203, with certain exceptions, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an “interested stockholder,” as defined below, for a period of three years from the date that person became an interested stockholder, unless:

•

the transaction that results in a person becoming an interested stockholder or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder;

•

upon consummation of the transaction that results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans; or

•

on or after the time the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by holders of at least two-thirds of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.

Under Section 203, an “interested stockholder” is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation; or

•

an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately before the date on which it is sought to be determined whether such person is an interested stockholder.

Other Transfer Restrictions. On October 8, 2009, our board of directors adopted a Tax Benefit Preservation Plan, which, as amended, was approved by our stockholders at the 2010 annual meeting. We also adopted certain amendments to our amended and restated bylaws (“Bylaw Amendment”) and our stockholders approved at the 2010 annual meeting certain amendments to our amended and restated certificate of incorporation (“Charter Amendment”). The plan, the Bylaw Amendment and the Charter Amendment were implemented in order to protect our ability to utilize our net operating losses (“NOLs”) and other tax assets, which can generally be used to offset our future taxable income and therefore reduce our United States federal income tax obligations, by preventing an “ownership change” under U.S. federal income tax rules. These provisions restrict or discourage certain transfers of our common stock that would (i) create or result in a person becoming a five-percent shareholder under Section 382 or (ii) increase the stock ownership of any existing five-percent shareholder under Section 382 of the Internal Revenue Code. Our tax benefit preservation plan, the Bylaw Amendment and the Charter Amendment will no longer be effective if the tax benefit preservation plan and the relevant section of our amended and restated certificate of incorporation are not re-approved every three years by a majority of our stockholders at our annual meeting of stockholders. We expect to propose the tax benefit preservation plan and the Charter Amendment for re-approval by our stockholders at our 2013 annual meeting of stockholders.

The rules for determining ownership for the purposes of our tax preservation plan, the Bylaw Amendment, and the Charter Amendment track the definition of ownership for the purposes of Section 382, which differs from the traditional concepts of beneficial ownership under the federal securities laws. Consequently, an investor in our common stock is not able to rely upon the definition of beneficial ownership under the federal securities laws in determining whether or not such investor is in compliance with the requirements of our tax benefit preservation plan, the Bylaw Amendment, and the Charter Amendment. For purposes of Section 382 and under our tax benefit preservation plan, the Bylaw Amendment and the Charter Amendment, unless the Company has actual knowledge to the contrary, the Company is entitled to rely on filings of Schedules 13D, 13F and 13G to identify the holders of our common stock who may be subject to such provisions.

Pursuant to our tax benefit preservation plan, our board of directors authorized and declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock. The dividend was paid on October 19, 2009 to the stockholders of record as of the close of business on that date. Each Right entitles the registered holder to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Stock (the “Preferred Stock”) at a price of $70.00 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment. The Rights become exercisable if any person becomes an “acquiring person”—by becoming the owner (for Section 382 purposes) of 4.90% or more of our outstanding common stock or by adding to a position of 4.90% or more of our outstanding common stock. If the Rights are triggered, each holder of a Right (other than the acquiring person, related persons, or transferees) will have the right to receive upon exercise of a Right (including payment of the Purchase Price) that number of shares of common stock having a market value of two times the Purchase Price. Our tax benefit preservation plan also provides for other methods of exercise or exchange in the discretion of our board of directors.

Both the Bylaw Amendment and the Charter Amendment impose substantially similar transfer restrictions designed to protect our important tax assets. The transfer restrictions prohibit any person from attempting to transfer, directly or indirectly, any of the shares of common stock so restricted if the transfer would (i) create or result in a person becoming a Section 382 five-percent shareholder or (ii) increase the stock ownership of any such existing Section 382 five-percent shareholder. Transfers that violate the provisions of the Bylaw Amendment or Charter Amendment will be null and void and will not be effective to transfer any record, legal, beneficial or any other ownership of the number of shares which result in the violation of the restrictions (which shares are referred to as “excess shares”). The purported transferee will not be entitled to any rights as a Radian Group stockholder with respect to the excess shares. Instead, the purported transferee would be required, upon demand by the us, to transfer the excess shares to the our designated agent for the limited purpose of consummating an orderly arm’s-length sale of such excess shares, primarily in the open market. Any such sales would occur in privately negotiated transactions or over a national securities exchange or national securities quotation system on which our securities may be traded. The net proceeds of the sale would be distributed first to reimburse the agent for any costs associated with the sale, second to the purported transferee to the extent of the price it paid, and finally any additional amount would go to the original transferor, or, if the original transferor cannot be readily identified, to a charity designated by our board of directors.

The Bylaw Amendment imposes these transfer restrictions on our shares of common stock issued after the effective date of the amendment, including any shares of common stock issued pursuant to this registration statement and any shares of common stock issued upon conversion or exchange of securities issued pursuant to this registration statement. The Charter Amendment is enforceable against the holders of the shares that voted in favor of the amendment, their transferees, and holders of shares of common stock issued after the amendment was approved. We intend to presume, with regard to each share of common stock issued before the effectiveness of the Charter Amendment that is proposed to be transferred, that it was voted in favor of the Charter Amendment, or is subject to the transfer restrictions in the amended and restated bylaws, unless the stockholder can demonstrate otherwise to our reasonable satisfaction. In certain circumstances, we also intend to assert that stockholders have waived the right to challenge or are estopped from challenging the enforceability of the Charter Amendment, unless a stockholder establishes, to our satisfaction, that such stockholder did not vote in favor of the Charter Amendment.

Our tax benefit preservation plan, the Bylaw Amendment and the Charter Amendment are intended to protect our tax benefits as long as a limitation on the use of the tax benefits under Section 382 would be material to the Company. Accordingly, the tax benefit preservation plan and transfer restrictions will terminate upon the earliest of:

•	the beginning of a taxable year for which our board of directors determines that no tax benefits may be carried forward;

•

the repeal of Section 382 or any successor statute if our board of directors determines that our tax benefit preservation plan or the transfer restrictions are no longer necessary for the preservation of our tax benefits; or

•

such date as our board of directors determines that a limitation on the use of the tax benefits under Section 382 would no longer be material to the Company, which our board of directors has agreed to review annually.

In addition, the tax benefit preservation plan will terminate at the close of business on October 9, 2019 (unless that date is advanced or extended).

Our board of directors has the discretion to grant exemptions to persons or transactions from the transfer restrictions in our tax benefit preservation plan, and in the Bylaw Amendment and the Charter Amendment, if our board of directors determines that the transfer will not be likely to limit the availability of the Company’s tax benefits or is otherwise in the best interests of the Company.

The above discussion of our tax benefit preservation plan, and the related Bylaw Amendment and the Charter Amendment is intended as a summary only, and is not comprehensive. Investors are urged to consult with their tax advisors regarding the implications of our tax benefit preservation plan, the Bylaw Amendment and the Charter Amendment.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Shareowner Services LLC.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may issue from time to time. The particular terms relating to each debt security, which may be different from or in addition to the terms described below, will be set forth in a prospectus supplement relating to such securities.

The debt securities will be our direct obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The senior subordinated debt securities will have a junior position to all of our senior debt, which is generally defined in both the subordinated debt indenture and senior subordinated debt indenture to include all debt other than debt that is expressly subordinated to or pari passu with the subordinated debt securities or senior subordinated debt securities, as the case may be. The subordinated debt securities will have a junior position to all of our senior debt and all of our senior subordinated debt. The senior debt securities will be issued under a senior debt indenture, the senior subordinated debt securities will be issued under a senior subordinated debt indenture, and the subordinated debt securities will be issued under a subordinated debt indenture. The indentures will be qualified under the Trust Indenture Act of 1939. The type and terms of the debt securities we offer under this prospectus may be limited by the other debt instruments to which we are a party at the time of the offering.

Because most of our operations are conducted through our insurance subsidiaries, most of our cash flow, and consequently, our ability to service debt, including the debt securities, is dependent upon the earnings of those subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or permitted payments under tax- and expense-sharing arrangements, supplemented with borrowings from time to time. Our insurance subsidiaries’ ability to pay dividends to us is subject to various conditions imposed by the insurance regulations of the states where they are domiciled and by the government-sponsored entities (“GSEs”), Freddie Mac and Fannie Mae. In addition, the expense-sharing arrangements between us and our insurance subsidiaries have been approved by applicable state insurance departments, and such approvals are subject to change at any time.

Some of our subsidiaries may finance their operations by borrowing from external creditors; lending agreements between some of the operating subsidiaries and external creditors also may restrict the amount of net assets available for cash dividends and other payments to us.

Because we are a holding company, we rely on dividends from, and permitted payments under tax- and expense-sharing arrangements with, our subsidiaries to meet our liquidity needs, and therefore to make payments in respect of our securities. As such, any securities we issue will be structurally subordinated to the indebtedness and other liabilities, if any, of our subsidiaries, including claims of our subsidiaries’ policyholders, trade creditors, preferred stockholders and creditors, and any taxing authorities. Any claims we have as an unsecured creditor of one of our subsidiaries would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to the indebtedness held by us.

We have summarized below the material provisions of the three indentures. The summary is not complete and is subject in all respects to the provisions of and is qualified in its entirety by reference to the forms of indentures, which are filed as exhibits and incorporated by reference into the registration statement of which this prospectus forms a part. The prospectus supplement relating to the applicable issuance of debt securities will describe any significant differences between the indentures and the summary below. The forms of senior indenture, senior subordinated indenture and subordinated indenture are substantially the same, except for certain covenants of ours and provisions relating to subordination. You should read the indentures for provisions that may be important to you. The forms of indentures may be supplemented or revised in connection with the filing of a prospectus supplement with respect to a particular series of debt securities and such later version will govern any debt securities issued in conjunction with that prospectus supplement.

Terms Applicable to All Debt Securities

No Limit on Debt Amounts. The indentures do not limit the amount of debt that can be issued under the indentures. These amounts will be set from time to time by our board of directors.

Prospectus Supplements. The prospectus supplement relating to a series of debt securities will summarize the specific terms of such debt securities and the related offering including, with respect to each series of debt securities, some or all of the following, as well as any other material terms of the debt securities:

•	the title of the securities of the series (which title will distinguish the securities of the series from all other series of securities);

•

any limit upon the aggregate principal amount of the securities of the series which may be authenticated and delivered (which limit will not pertain to securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other securities of the series or any securities that are deemed never to have been authenticated and delivered);

•	the date or dates on which the principal of and premium, if any, on the securities of the series is payable or the method or methods of determination thereof;

•

the rate or rates at which the securities of the series will bear interest, if any, or the method or methods of calculating such rate or rates of interest, the date or dates from which such interest will accrue or the method or methods by which such date or dates will be determined, the dates on which any such interest will be payable, the right, if any, of the Company to defer or extend an interest payment date, the record date, if any, for the interest payable on any such security on any interest payment date, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•

the place or places where the principal of, premium, if any, and interest, if any, on securities of the series will be payable, any securities of the series may be surrendered for registration of transfer, securities of the series may be surrendered for exchange and notices and demands to or upon the Company in respect of the securities of the series and the indenture may be served and notices to holders will be published;

•

the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at the option of the Company and, the manner in which the particular securities of such series (if less than all securities of such series are to be redeemed) are to be selected for redemption;

•

the right or the obligation, if any, of the Company to redeem or purchase securities of the series pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a holder thereof, and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which securities of the series will be issuable;

•

if other than U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of, premium, if any, and interest, if any, on the securities of the series will be payable, or in which the securities of the series will be denominated, and the particular provisions applicable thereto;

•

if the payments of principal of, premium, if any, or interest, if any, on the securities of the series are to be made, at the election of the Company or a holder, in a currency or currencies (including currency unit or units) other than that in which the securities of such series are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments will be determined, and the particular provisions applicable thereto;

•

if the amount of payments of principal of, premium, if any, and interest, if any, on the securities of the series will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which such amounts will be determined and any special voting or defeasance provisions in connection therewith;

•

if other than the principal amount thereof, the portion of the principal amount of such securities of the series which will be payable upon declaration of acceleration thereof or the method by which such portion will be determined;

•	the person to whom any interest on any securities of the series will be payable;

•	provisions, if any, granting special rights to the holders of securities of the series upon the occurrence of such events as may be specified;

•	any deletions from, modifications of or additions to the events of default or covenants of the Company pertaining to the securities of the series;

•

under what circumstances, if any, and with what procedures and documentation the Company will pay additional amounts on the securities of the series held by a person who is not a U.S. person (including any definition of such term) in respect of taxes, assessments or similar charges withheld or deducted and, if so, whether the Company has the option to redeem such securities rather than pay such additional amounts (and the terms of any such option);

•	the forms of the securities of the series;

•	the applicability, if any, of any means of defeasance or covenant defeasance as may be specified for the securities of such series;

•	if other than the trustee, the identity of the registrar, conversion agent (if any) and any paying agent;

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if the securities of the series will be issued in whole or in part in global form, (A) the depositary for such global securities, (B) whether beneficial owners of interests in any securities of the series in global form may exchange such interests for certificated securities of such series, to be registered in the names of or to be held by such beneficial owners or their nominees and to be of like tenor of any authorized form and denomination, and (C) the circumstances under which any such exchange may occur;

•	the designation of the depositary with respect to the securities of the series;

•	any restrictions on the registration, transfer or exchange of the securities of the series;

•

if the securities of the series may be issued or delivered (whether upon original issuance or upon exchange of a temporary security of such series or otherwise), or any installment of principal or interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

•

if the securities of the series will be convertible into or for other securities or property of the Company, and any deletions from, modifications of or additions to the terms and conditions of any right to convert, exercise or exchange securities of the series into or for other securities or property of the Company;

•

whether the securities of the series are secured or unsecured, and if secured, the security and related terms in connection therewith (which will be provided for in a separate security agreement and/or other appropriate documentation); and

•

any other terms of the securities of the series, including any terms which may be required by or advisable under United States laws or regulations or advisable (as determined by the Company) in connection with the marketing of securities of the series.

Unless otherwise provided in an applicable indenture relating to debt securities, the debt securities will be issued in the form of one or more fully registered global securities that will be deposited with and registered in the name of a depositary or its nominee. Upon issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, participants’ accounts with the principal amount of the debt security beneficially owned by such participants. Each person owning a beneficial interest in a registered global security will have to rely on the procedures of the depositary for such registered global security to exercise any rights of a holder under the applicable indenture. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange and any expenses payable in connection with any registration of transfer or exchange of debt securities, other than exchanges not involving any transfer, such as the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is transferred or redeemed in part.

A series of debt securities may be issued under the relevant indenture as original issue discount securities, which are securities that are offered and sold at a discount from their stated principal amount. In addition, debt securities offered and sold at their stated principal amount may under some circumstances, pursuant to applicable Treasury Regulations, be treated as issued at an original issue discount for federal income tax purposes. Federal income tax consequences and other special considerations applicable to any such original issue discount securities (or other debt securities treated as issued at an original issue discount) will be described in the prospectus supplement relating to those securities.

Covenants. We will agree in the indentures with respect to any series of debt securities to:

•	pay the principal, interest and any premium on the securities of the series when due;

•

maintain an office or agency where the securities of the series may be surrendered for registration of transfer, exchange, payment or conversion (if the debt securities are convertible) and where notices and demands to or upon us in respect of the securities of the series and the relevant indenture may be served;

•

prepare and file or deliver certain reports, as more fully specified in the relevant indenture, with the SEC, the trustee under the relevant indenture, and/or registered holders of the securities of the series, as the case may be;

•

deliver to the trustee under the relevant indenture, as more fully specified in that indenture, officers’ certificates relating to our compliance under the relevant indenture and the occurrence of any default or event of default under that indenture; and

•

unless our board of directors determines that it is no longer desirable in the conduct of our business and that there will be no adverse impact in any material respect to the holders of the securities of the series, subject to those exceptions as more fully specified in the relevant indenture, do or cause to be done all things necessary to preserve and keep in full force and effect our existence as a corporation and our rights (charter and statutory rights) and franchises.

Consolidation, Merger and Sale of Assets. We will agree in the indentures with respect to any series of debt securities that we will not consolidate with or merge into any other entity or transfer all or substantially all of our assets unless:

•	we are the surviving entity; or

•

the successor or surviving entity assumes all of our obligations under the securities of such series and the indentures pursuant to supplemental indentures in forms reasonably satisfactory to the trustee(s) under the relevant indentures and is organized or existing under the laws of the United States of America and any state thereof or the District of Columbia; and, in either case,

•	immediately after giving effect to such transaction, no event of default under the relevant indenture will have happened and be continuing.

Upon any such consolidation, merger or transfer of all or substantially all of our assets, the successor will be substituted for us under the indenture and we will be relieved of all obligations and covenants under the indenture with respect to such series of debt securities, except in the case of a lease of all or substantially all of the Company’s assets.

Satisfaction and Discharge. Upon our request, the relevant indenture will no longer be effective with respect to any series of debt securities for all but certain specified purposes if either:

•

all outstanding securities of that series have been delivered to the trustee for cancellation, we have paid all sums payable in respect of that series and we have delivered to the trustee a certificate and opinion of legal counsel that all conditions precedent to satisfaction and discharge have been fulfilled; or

•

the only securities that remain outstanding have, or within one year will, become due and payable or are to be called for redemption, we have deposited with the trustee funds that are sufficient to make all future payments, no default or event of default will have occurred and be continuing on the date of that deposit, we have paid all other sums payable in respect of that series, and we have delivered to the trustee a certificate and opinion of counsel that all conditions precedent to satisfaction and discharge have been fulfilled.

Legal Defeasance and Covenant Defeasance. Under each indenture, we may elect with respect to a series of debt securities, at our option and subject to the satisfaction of the conditions described below, either:

•

to be deemed to have paid and discharged the entire indebtedness represented by the outstanding securities of the applicable series and to have satisfied all of our other obligations under the securities of the applicable series and under the provisions of the relevant indenture, which we refer to as legal defeasance; or

•	to be released from some of our obligations under the relevant indenture, which we refer to as covenant defeasance.

We can exercise legal or covenant defeasance with respect to any series of debt securities if the following conditions are met:

•

we irrevocably deposit with the applicable indenture trustee (or another trustee meeting certain eligibility requirements and agreeing to be bound by the applicable provisions of the relevant indenture), in trust, for the benefit of the holders of the applicable series of debt securities:

•	cash in United States dollars;

•

non-callable and non-redeemable direct obligations of the United States of America or of an agency or instrumentality controlled or supervised by the United States of America, in each instance, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America; or

•

a combination of the foregoing that, in each case, is sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, interest and premium, if any, on the outstanding debt securities of the applicable series on their stated maturity or applicable redemption date, as the case may be, and any mandatory sinking fund payments applicable to that particular series of debt securities on the day on which the payments are due;

•

we deliver to the trustee an opinion of counsel confirming that the holders of the outstanding securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance;

•

no default or event of default shall have occurred and be continuing on the date of the deposit of the amounts to be held in trust for the benefit of the holders (other than a default or event of default resulting from the borrowing of funds to be applied to the deposit) or in the case of any insolvency-

related defaults, at any time in the period ending on the 91st day after the date of the deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws that apply to the deposit by us); and

•

we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with.

After satisfying the conditions for legal defeasance, the debt securities of the applicable series will be deemed outstanding only for limited purposes as more fully set forth in the relevant indenture. After legal defeasance, the holders of outstanding debt securities of the applicable series will have to rely solely on the deposits we make to the trust for repayment of such debt securities.

After satisfying the conditions for covenant defeasance, the debt securities of the applicable series will be deemed not outstanding for the purposes of the covenants from which we have been released, but will continue to be deemed outstanding for all other purposes under the relevant indenture.

The prospectus supplement relating to a series of debt securities may describe additional provisions, if any, permitting legal defeasance or covenant defeasance, and any modifications to the provisions described above, with respect to the debt securities of a particular series.

Information Concerning the Trustee. The prospectus supplement relating to a series of debt securities will include information concerning the trustee under the applicable indenture and our relationship with the trustee at the time any debt securities are offered. We may also maintain bank accounts, borrow money and have other banking or investment banking relationships with the trustee, or its affiliates, in the ordinary course of business.

Global Securities. The registered debt securities may be issued in the form of one or more fully registered global securities that will be deposited with and registered in the name of a depositary or in the name of a nominee for a depositary identified in the prospectus supplement relating to such debt securities. The specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to such debt securities. We anticipate that the description below will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security (“participants”) or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the principal amounts of the debt securities represented by the registered global security beneficially owned by such participants. Ownership of beneficial interests in such registered global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such registered global security or on the records of participants for interests of persons holding through participants.

So long as the depositary for a registered global security, or its nominee, is the registered owner of a registered global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes. Except as set forth below, owners of beneficial interests in a registered global security will not:

•	be entitled to have the debt securities represented by such registered global security registered in their names;

•	receive or be entitled to receive physical delivery of such debt securities in definitive forms; or

•	be considered the owners of record or holders of the debt securities.

Each person owning a beneficial interest in a registered global security will have to rely on the procedures of the depositary for such registered global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we were to request any action of holders, or if an owner of a beneficial interest in a registered global security desired to take any action that a holder is entitled to take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to take such action, and such participants would authorize beneficial owners owning through such participants to take such action.

Principal of, interest and premium, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such registered global security. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such registered global security.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, interest or premium, if any, will immediately credit participants’ accounts with such payments in amounts proportionate to their respective beneficial interests in such registered global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such a registered global security held by the participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.”

If the depositary notifies us that it is unwilling or unable to continue as depositary for the global security or if at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and such registration as a clearing agency is required by applicable law or regulation to serve as a depositary, and, in either situation, we do not appoint a successor depositary within 90 days, we will issue debt securities in certificated form in exchange for the global security. In addition, we may at any time in our sole discretion decide not to have any debt securities represented by a global security. In such event we will issue debt securities in certificated form in exchange for the global security. The debt securities in certificated form will be in the same minimal denominations and be of the same aggregate outstanding principal amount and tenor as the portion of each global security to be exchanged.

Any debt securities issued in certificated form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such registered global security.

If provided in a prospectus supplement relating to a series of debt securities, the debt securities of that series also may be issued in the form of one or more global securities that will be deposited with a common depositary identified in the prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the prospectus supplement relating to that series.

Form, Exchange, Transfer. Unless otherwise specified in a prospectus supplement relating to a series of debt securities, debt securities will be issued in global form with accompanying book-entry procedures as outlined above. They also may be issued in registered form without coupons.

A holder of debt securities of any series may exchange the debt securities for other debt securities of the same series, in any authorized denomination and with the same terms and aggregate principal amount. The securities are transferable at the corporate trust office or corporate trust agency office of the trustee or at any transfer agent designated by us for that purpose. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange and any expenses payable in connection with any registration of transfer or exchange of debt securities, other than exchanges not involving any transfer, such as the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is redeemed in part.

Particular Terms of the Senior Debt Securities

Ranking of Senior Debt Securities. Unless otherwise specified in a prospectus supplement relating to a series of senior debt securities, the senior debt securities will constitute part of our senior debt and rank equally with all our other senior debt that is unsecured (and will effectively rank junior to any secured debt). In addition to senior debt securities offered under this prospectus, senior debt includes obligations under any credit facilities with banks or other institutional lenders. The senior debt securities will be senior to our senior subordinated debt and subordinated debt. Our obligations under the senior debt securities will be structurally subordinated to certain obligations of our subsidiaries, including claims payable.

Events of Default. The following, among others, are events of default under a series of senior debt securities:

•	we fail to pay the principal, premium, if any, or any sinking fund payment on any securities of that series when due;

•	we fail to pay interest on any securities of that series when due and that failure continues for a period of 30 days;

•	upon exercise of a holder’s conversion right, we fail to deliver conversion consideration in accordance with the indenture;

•	we fail to comply with our obligations in the event of a consolidation, merger or sale of assets, as set forth in the indenture;

•

we fail to observe or perform any other covenant or agreement in the senior indenture for the benefit of that series (other than a covenant or agreement with respect to which a failure to observe or perform is dealt with otherwise in the senior indenture or is expressly included in the senior indenture solely for the benefit of a series of debt securities other than such series of debt securities) and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities;

•	we fail to pay our indebtedness or to pay or discharge certain final judgments against us, as set forth in the indenture; and

•	certain events of bankruptcy or insolvency occur, whether voluntary or not.

The indenture and the prospectus supplement relating to a series of senior debt securities may describe additional or different events of default that apply to that series. An event of default with respect to one series of senior debt securities will not necessarily constitute an event of default with respect to any other series of senior debt securities.

If a default or an event of default occurs and is continuing, the trustee will mail to the holders of senior debt securities of the affected series a notice to that effect within 90 days after the default occurs, if a responsible officer of the trustee under the indenture has actual knowledge of the default or event of default. Except in the case of a default in the payment of principal or interest, the trustee under the senior indenture may withhold notice if, and so long as, a committee of the trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders.

If an event of default with respect to one or more series of senior debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare all the principal of, accrued and unpaid interest or premium (or a lesser amount as may be provided for in the senior debt securities of the series), if any, of all the senior debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding senior debt securities of all series covered by such declaration may annul or rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of senior debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

The senior indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

The holders of a majority in principal amount of the outstanding senior debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

•	the direction cannot conflict with any law or regulation or the indenture;

•	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

•	the trustee need not take any action that might subject it to personal liability or be unduly prejudicial to the holders of the senior debt securities not joining in the action.

A holder may pursue a remedy directly under the senior indenture or a particular series of senior debt securities but, before doing so, the following must occur:

•	the holder must give to the trustee written notice that an event of default has occurred and is continuing;

•

the holders of at least 25% in principal amount of the then outstanding senior debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

•	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

•

during the 60-day period, the holders of a majority in principal amount of the then outstanding senior debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

However, holders have an absolute right to receipt of principal, interest or premium, if any, on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of senior debt securities to bring suit for the enforcement of any payments of principal, interest or premium, if any, on senior debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

The holders of a majority in principal amount of the senior debt securities then outstanding of all affected series, treating all such series as a single class, may, by notice to the trustee on behalf of all holders of the senior debt securities of all those series, waive any past defaults, except:

•	a continuing default in payment of the principal of, interest or premium, if any, on, or any sinking fund payment on, senior debt securities of the series;

•	a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of senior debt securities affected;

•	one arising from a failure to pay or deliver to converting holders consideration due upon conversion; and

•	in respect of a covenant or provision that under the senior indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.

We periodically will file statements with the trustees regarding our compliance with covenants in the senior indenture.

Modifications and Amendments. Except as provided below, or more fully specified in the senior indenture and described in the applicable prospectus supplement, the senior indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior debt securities affected by the amendment or supplement, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding senior debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior indenture. Some amendments or waivers, however, require the consent of each holder of any senior debt security affected. Without the consent of each affected holder, an amendment or waiver regarding a series of senior debt securities may not:

•	change the maturity date, or the payment date of any installment interest on, any securities;

•	reduce the principal amount of, or interest on, any securities;

•	change the place, manner or currency of payment of principal of, or interest on, any securities;

•	impair the right to institute a suit for the enforcement of any payment on, or with respect to, or of the conversion of, any security;

•	change the ranking of the securities in a manner adverse to the holders of securities;

•	adversely affect the right of holders of securities to convert their securities in accordance with the indenture, or reduce the amount of consideration due upon conversion;

•	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a modification or amendment of the indenture or the securities;

•

reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a waiver of compliance with any provision in the indenture, or the securities or a waiver of any default or event of default; or

•	modify the applicable provisions of the indenture, except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.

We and the trustee under the senior indenture may amend or supplement the senior indenture or the senior debt securities issued thereunder without notice to or the consent of any holder to:

•	provide for the assumption by a successor company of the Company’s obligations under the securities and the indenture;

•	add guarantees with respect to the securities;

•	secure the securities;

•	add to the covenants for the benefit of the holders or surrender any right or power conferred upon the Company;

•

make any change, including to cure any omission, ambiguity, manifest error or defect or to correct any inconsistency in the indenture that does not adversely affect the rights of any holder in any material respect;

•	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act or with the rules of any applicable securities depositary;

•

provide for the issuance of and establish the form and terms and conditions of the securities of any series, to establish the form of any certifications required to be furnished, or to add to the rights of the holders of any series of securities;

•	add additional events of default;

•	evidence the acceptance or appointment of a successor trustee or to add an additional trustee or agent in accordance with the indenture; or

•

conform the provisions of the indenture and the securities to the “Description of Notes” section as set forth in a preliminary prospectus supplement related to the offering and sale of the securities, as supplemented by the related pricing term sheet.

Particular Terms of the Senior Subordinated Debt Securities

Ranking of Senior Subordinated Debt Securities. As described below, the senior subordinated debt securities will rank senior to any subordinated debt securities and will be subordinated and junior in right of payment to any senior debt securities issued by us, as well as certain other indebtedness incurred by us to the extent set forth in the applicable indenture and described in the prospectus supplement relating to a series of senior subordinated debt securities. Unless the prospectus supplement relating to a series of senior subordinated debt securities indicates otherwise, the following description will apply to our senior subordinated debt securities.

Subordination. Our obligations under the senior subordinated debt securities will be subordinated in right of payment to our obligations under our senior debt and will be structurally subordinated to certain obligations of our subsidiaries, including claims payable. In the indenture relating to the senior subordinated securities, we will agree not to create, incur or otherwise be liable for any other indebtedness that ranks junior to the senior debt in right of payment, but senior to the senior subordinated securities. For this purpose, “senior debt” generally includes any indebtedness that does not expressly provide that it is on a parity with or subordinated in right of payment to the senior subordinated debt securities. Specifically, senior debt includes obligations under any credit facility with banks or other institutional lenders and obligations under the senior debt securities described in this prospectus. Senior debt will not include:

•	any liability for federal, state, local or other taxes;

•	any indebtedness to any of our subsidiaries or other affiliates;

•	any trade payables;

•	any indebtedness that we may incur in violation of the senior subordinated indenture; or

•	obligations under any subordinated debt securities.

If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior debt before we pay the principal of, or make any other payment on, the senior subordinated debt securities. The provisions of the senior subordinated debt indenture providing these payment restrictions will not limit the right, if any, of a holder of senior subordinated debt securities to convert the debt securities into equity securities.

We may not make any payment on the senior subordinated debt securities if a default in the payment of the principal, interest or premium, if any, including a default under any repurchase or redemption obligation in respect of designated senior debt, occurs and continues beyond any applicable grace period. We may not make any payment on the senior subordinated debt securities if any other default occurs and continues with respect to designated senior debt that permits holders of the designated senior debt to accelerate its maturity and the trustee receives a notice of default from any person permitted to give notice. We may not resume payments on the senior subordinated debt securities until the defaults are cured or specified time periods pass, unless the senior debt is paid in full. The provisions of the senior subordinated debt indenture providing these payment restrictions will not limit the right, if any, of a holder of senior subordinated debt securities to convert the debt securities into equity securities.

The term “designated senior debt” means our obligations under our principal bank or other institutional credit facility, if any, and any other debt expressly designated as senior debt with respect to the applicable senior subordinated debt securities.

We expect that the terms of some of our senior debt will provide that an event of default under the senior subordinated debt securities or an acceleration of their maturity will constitute an event of default under the senior debt. In that case, if the maturity of the senior subordinated debt securities is accelerated because of an event of default, we may not make any payment on the senior subordinated debt securities until we have paid all senior debt or the acceleration has been rescinded. If the payment of the senior subordinated debt securities is accelerated because of an event of default, we must promptly notify the holders of senior debt of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the senior subordinated debt securities may receive less, ratably, than our other creditors.

The indenture for senior subordinated debt securities may not limit our ability to incur additional senior debt.

Events of Default. The following, among others, are events of default under a series of senior subordinated debt securities:

•	we fail to pay the principal, premium, if any, or any sinking fund payment on any securities of that series when due;

•	we fail to pay interest on any securities of that series when due and that failure continues for a period of 30 days;

•	upon exercise of a holder’s conversion right, we fail to deliver conversion consideration in accordance with the indenture;

•	we fail to comply with our obligations in the event of a consolidation, merger or sale of assets, as set forth in the indenture;

•

we fail to observe or perform any other covenant or agreement in the senior subordinated indenture for the benefit of that series (other than a covenant or agreement with respect to which a failure to observe or perform is dealt with otherwise in the senior subordinated indenture or is expressly included in the senior subordinated indenture solely for the benefit of a series of debt securities other than such series of debt securities) and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior subordinated debt securities;

•	we fail to pay our indebtedness or to pay or discharge certain final judgments against us, as set forth in the indenture; and

•	certain events of bankruptcy or insolvency occur, whether voluntary or not.

The indenture and prospectus supplement relating to a series of senior subordinated debt securities may describe additional or different events of default that apply to that series. An event of default with respect to one series of senior subordinated debt securities will not necessarily constitute an event of default with respect to any other series of senior subordinated debt securities.

If a default or an event of default occurs and is continuing, the trustee will mail to the holders of senior subordinated debt securities of the affected series a notice to that effect within 90 days after the default occurs, if a responsible officer of the trustee under the indenture has actual knowledge of the default or event of default.

Except in the case of a default in the payment of principal or interest, the trustee under the senior subordinated indenture may withhold notice if, and so long as, a committee of the trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders.

If an event of default with respect to one or more series of senior subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior subordinated debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare all the principal of, accrued and unpaid interest and premium (or such lesser amount as may be provided for in the senior subordinated debt securities of the series), if any (subject to applicable subordination provisions in the senior subordinated indenture) of all the senior subordinated debt securities of those series, to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding senior subordinated debt securities of all series covered by such declaration may annul and rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of senior subordinated debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

The senior subordinated indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

The holders of a majority in principal amount of the outstanding senior subordinated debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

•	the direction cannot conflict with any law or regulation or the indenture;

•	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

•	the trustee need not take any action that might subject it to personal liability or be unduly prejudicial to the holders of the senior subordinated debt securities not joining in the action.

A holder may pursue a remedy directly under the senior subordinated indenture or a particular series of senior subordinated debt securities but, before doing so, the following must occur:

•	the holder must give to the trustee written notice that an event of default has occurred and is continuing;

•

the holders of at least 25% in principal amount of the then outstanding senior subordinated debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

•	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

•

during the 60-day period, the holders of a majority in principal amount of the then outstanding senior subordinated debt securities of all affected series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

However, holders have an absolute right to receipt of principal, interest or premium, if any, on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of senior subordinated debt securities to bring suit for the enforcement of any payments of principal, interest or premium, if any, on senior subordinated debt securities on or after the respective due dates, without regard to acceleration or default, may not be impaired or affected without the consent of that holder.

The holders of a majority in principal amount of the senior subordinated debt securities then outstanding of all affected series, treating all those series as a single class, may, by notice to the trustee on behalf of all holders of the senior subordinated debt securities of those series, waive any past defaults, except:

•	a continuing default in payment of the principal of, interest or premium, if any, on, or any sinking fund payment on, senior subordinated debt securities of the series;

•	a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of senior subordinated debt securities affected;

•	one arising from a failure to pay or deliver to converting holders consideration due upon conversion; and

•	in respect of a covenant or provision that under the senior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.

We periodically will file statements with the trustees regarding our compliance with covenants in the senior subordinated indenture.

Modifications and Amendments. Except as provided below, or more fully specified in the senior subordinated indenture and described in the applicable prospectus supplement, the senior subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior subordinated debt securities affected by the amendment or supplement, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding senior subordinated debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior subordinated indenture. Some amendments or waivers, however, require the consent of each holder of any senior subordinated debt security affected. Without the consent of each affected holder, an amendment or waiver regarding a series of senior subordinated debt securities may not:

•	change the maturity date, or the payment date of any installment interest on, any securities;

•	reduce the principal amount of, or interest on, any securities;

•	change the place, manner or currency of payment of principal of, or interest on, any securities;

•	impair the right to institute a suit for the enforcement of any payment on, or with respect to, or of the conversion of, any security;

•	change the ranking of the securities in a manner adverse to the holders of securities;

•	adversely affect the right of holders of securities to convert their securities in accordance with the indenture, or reduce the amount of consideration due upon conversion;

•	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a modification or amendment of the indenture or the securities;

•

reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a waiver of compliance with any provision in the indenture, or the securities or a waiver of any default or event of default; or

•	modify the applicable provisions of the indenture, except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.

We and the trustee under the senior subordinated indenture may amend or supplement the senior subordinated indenture or the senior subordinated debt securities of any series issued thereunder without the consent of any holder to:

•	provide for the assumption by a successor company of the Company’s obligations under the securities and the indenture;

•	add guarantees with respect to the securities;

•	secure the securities;

•	add to the covenants for the benefit of the holders or surrender any right or power conferred upon the Company;

•

make any change, including to cure any omission, ambiguity, manifest error or defect or to correct any inconsistency in the indenture that does not adversely affect the rights of any holder in any material respect;

•	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act or with the rules of any applicable securities depositary;

•

provide for the issuance of and establish the form and terms and conditions of the securities of any series, to establish the form of any certifications required to be furnished , or to add to the rights of the holders of any series of securities;

•	add additional events of default;

•	evidence the acceptance or appointment of a successor trustee or to add an additional trustee or agent in accordance with the indenture; or

•

conform the provisions of the indenture and the securities to the “Description of Notes” section as set forth in a preliminary prospectus supplement related to the offering and sale of the securities, as supplemented by the related pricing term sheet.

Particular Terms of the Subordinated Debt Securities

Ranking of Subordinated Debt Securities. The subordinated debt securities will be subordinated and junior in right of payment to any senior debt securities and senior subordinated debt securities issued by us, as well as certain other indebtedness incurred by us to the extent set forth in the applicable indenture described in the prospectus supplement relating to a series of subordinated debt securities.

Subordination. Unless the prospectus supplement relating to a series of subordinated debt securities indicates otherwise, the subordination provisions of the subordinated debt securities will be the same as those of the senior subordinated debt securities just described, except that:

•	“Senior debt” will include our obligations under the senior subordinated debt securities, as well as under the other debt specified above, including the “designated senior debt;” and

•

different series of subordinated debt securities may rank senior to other series. In that case, our obligations under the higher-ranking series will be “senior debt” in relation to the lower-ranking series, as set forth in the prospectus supplement.

The subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional indebtedness constituting senior debt.

Events of Default. The following, among others, are events of default under a series of subordinated debt securities:

•	we fail to pay the principal, premium, if any, or any sinking fund payment on any securities of that series when due;

•	we fail to pay interest on any securities of that series when due and that failure continues for a period of 30 days;

•	upon exercise of a holder’s conversion right, we fail to deliver conversion consideration in accordance with the indenture;

•	we fail to comply with our obligations in the event of a consolidation, merger or sale of assets, as set forth in the indenture;

•

we fail to observe or perform any other covenant or agreement in the subordinated indenture for the benefit of that series (other than a covenant or agreement with respect to which a failure to observe or perform is dealt with otherwise in the subordinated indenture or is expressly included in the subordinated indenture solely for the benefit of a series of debt securities other than such series of debt securities) and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities;

•	we fail to pay our indebtedness or to pay or discharge certain final judgments against us, as set forth in the indenture; and

•	certain events of bankruptcy or insolvency occur, whether voluntary or not.

The indenture and prospectus supplement relating to a series of subordinated debt securities may describe additional or different events of default that apply to that series. An event of default with respect to one series of subordinated debt securities will not necessarily constitute an event of default with respect to any other series of subordinated debt securities.

If a default or an event of default occurs and is continuing, the trustee will mail to the holders of subordinated debt securities of the affected series a notice to that effect within 90 days after the default occurs, if a responsible officer of the trustee under the indenture has actual knowledge of the default or event of default. Except in the case of a default in the payment of principal or interest, the trustee under the subordinated indenture may withhold notice if, and so long as, a committee of the trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders.

If an event of default with respect to one or more series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding subordinated debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare all the principal of, accrued and unpaid interest and premium (or a lesser amount as may be provided for in the subordinated debt securities of the series), if any, (subject to applicable subordination provisions in the relevant indenture) of all the subordinated debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding subordinated debt securities of all series covered by such declaration may annul and rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of subordinated debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

The subordinated indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

The holders of a majority in principal amount of the outstanding subordinated debt securities of all series with respect to which an event of default occurs and is continuing and that rank equal with each other, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it with respect to those series, except that:

•	the direction cannot conflict with any law or regulation or the subordinated indenture;

•	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

•	the trustee need not take any action that might subject it to personal liability or be unduly prejudicial to the holders of the subordinated debt securities not joining in the action.

A holder may pursue a remedy directly under the subordinated indenture or a particular series of subordinated debt securities but, before doing so, the following must occur:

•	the holder must give to the trustee written notice that an event of default has occurred and is continuing;

•

the holders of at least 25% in principal amount of the then outstanding subordinated debt securities of all affected series that rank equal with each other, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

•	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

•

during the 60-day period, the holders of a majority in principal amount of the then outstanding subordinated debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

However, holders have an absolute right to receipt of principal, interest and premium, if any, on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of subordinated debt securities to bring suit for the enforcement of any payments of principal, interest and premium, if any, on subordinated debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

The holders of a majority in principal amount of the then outstanding subordinated debt securities of all affected series that rank equal with each other treating all such series as a single class, may, by notice to the trustee on behalf of all holders of the subordinated debt securities of such series, waive any past defaults, except:

•	a continuing default in payment of the principal of, interest or premium, if any, on, or any sinking fund payment on, subordinated debt securities of the series;

•	a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of subordinated debt securities affected;

•	one arising from a failure to pay or deliver to converting holders consideration due upon conversion; and

•	in respect of a covenant or provision that under the subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.

We periodically will file statements with the trustee regarding our compliance with covenants in the subordinated indenture.

Modifications and Amendments. Except as provided below, or more fully specified in the subordinated indenture and described in the applicable prospectus supplement, the subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all affected series of subordinated debt securities that rank equal with each other, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding subordinated debt securities of all series affected by the waiver that rank equal with each other, treating such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the subordinated indenture. Some amendments or waivers, however, require the consent of each holder of any subordinated debt security affected. Without the consent of each affected holder, an amendment or waiver regarding a series of subordinated debt securities may not:

•	change the maturity date, or the payment date of any installment interest on, any securities;

•	reduce the principal amount of, or interest on, any securities;

•	change the place, manner or currency of payment of principal of, or interest on, any securities;

•	impair the right to institute a suit for the enforcement of any payment on, or with respect to, or of the conversion of, any security;

•	change the ranking of the securities in a manner adverse to the holders of securities;

•	adversely affect the right of holders of securities to convert their securities in accordance with the indenture, or reduce the amount of consideration due upon conversion;

•	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a modification or amendment of the indenture or the securities;

•

reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a waiver of compliance with any provision in the indenture, or the securities or a waiver of any default or event of default; or

•	modify the applicable provisions of the indenture, except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.

We and the trustee under the subordinated indenture may amend or supplement the subordinated indenture or the subordinated debt securities issued thereunder without the consent of any holder to:

•	provide for the assumption by a successor company of the Company’s obligations under the securities and the indenture;

•	add guarantees with respect to the securities;

•	secure the securities;

•	add to the covenants for the benefit of the holders or surrender any right or power conferred upon the Company;

•

make any change, including to cure any omission, ambiguity, manifest error or defect or to correct any inconsistency in the indenture that does not adversely affect the rights of any holder in any material respect;

•	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act or with the rules of any applicable securities depositary;

•

provide for the issuance of and establish the form and terms and conditions of the securities of any series, to establish the form of any certifications required to be furnished, or to add to the rights of the holders of any series of securities;

•	add additional events of default;

•	evidence the acceptance or appointment of a successor trustee or to add an additional trustee or agent in accordance with the indenture; or

•

conform the provisions of the indenture and the securities to the “Description of Notes” section as set forth in a preliminary prospectus supplement related to the offering and sale of the securities, as supplemented by the related pricing term sheet.

DESCRIPTION OF DEPOSITARY SHARES

We describe in this section the general terms of depositary shares. We will describe the specific terms of any depositary shares issued in a prospectus supplement. The following description of the deposit agreement, the depositary shares and the depositary receipts is only a summary and you should refer to the forms of the deposit agreement and depositary receipt that will be filed with the SEC in connection with any particular offering of depositary shares.

General

We may offer fractional interests in preferred stock, rather than full shares of preferred stock. In that case, we will provide for the issuance by a depositary to investors of receipts for depositary shares, each representing a fractional interest in a share of a particular series of preferred stock. The depositary shares will be evidenced by depositary receipts issued under the depositary agreement. For a description of our preferred stock, see “Description of Our Capital Stock – Description of Preferred Stock.”

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and the depositary, which must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $500,000,000. The depositary will be identified in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying such depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends, if any, and other cash distributions, if any, received in respect of the preferred stock to the record holders of depositary shares representing the preferred stock in proportion to the number of depositary shares owned by such holders on the relevant record date.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal

Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, if you surrender depositary receipts at the principal office of the depositary, then you will be entitled to receive the number of shares of preferred stock and any money or other property represented by such depositary shares. We will not issue partial shares of preferred stock. If you deliver depositary receipts evidencing a number of depositary shares that represent other than a whole number of shares of preferred stock by surrender for redemption or exchange, the depositary will issue to you a new depositary receipt evidencing the remainder of depositary shares at the same time that the preferred stock is withdrawn. Holders of shares of preferred stock received in exchange for depositary shares will no longer be entitled to deposit those shares under the deposit agreement or to receive depositary shares in exchange for those shares of preferred stock.

Redemption of Depositary Shares

Unless otherwise specified in the applicable prospectus supplement, neither the depositary shares nor the series of preferred stock underlying the depositary shares will be convertible or exchangeable into any other class or series of our capital stock.

If the series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail information about the meeting contained in the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted. The depositary will be required to vote, insofar as practicable, the number of shares of the preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such shares of preferred stock.

Amendment and Termination of the Deposit Agreement

We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement by agreement with the depositary at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts of a particular series or class will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares of such series or class then outstanding. Additionally, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is also required by the holders of depositary receipts representing not less than a specified percentage or all of the depositary shares of such series or class then outstanding, as provided in the applicable prospectus supplement. The deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed or converted into or exchanged for other securities;

•

there has been a final distribution on the preferred stock underlying the depositary shares relating to the deposit agreement in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares evidenced by depositary receipts; or

•	the holders of depositary receipts representing not less than a specified majority of the outstanding depositary shares relating to the deposit agreement have consented to such termination.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the depositary in connection with the initial deposit of the related class or series of shares of preferred stock and any redemption of such shares of preferred stock. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement for their accounts.

The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of a class or series of shares of preferred stock evidenced thereby until all such taxes and charges with respect to such depositary receipt or such shares of preferred stock are paid by the holders thereof.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications that we must furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable for any damages if, by law or any circumstance beyond our control, either of us is prevented or delayed in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of the duties set forth in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS TO PURCHASE SHARES OF COMMON STOCK, PREFERRED

STOCK OR OTHER SECURITIES

The following is a description of the warrants that we may issue from time to time. The particular terms relating to the warrants, which may be different from or in addition to the terms described below, will be described in a prospectus supplement relating to the warrants.

We may issue warrants to purchase shares of our common stock or our preferred stock, depositary shares, senior debt securities, senior subordinated debt securities, subordinated debt securities or any combination thereof. The warrants may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants of any series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of any warrants and the related offering in respect of which this prospectus is being delivered, including the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants and the number of such underlying securities initially issuable upon exercise of the warrants;

•	the price or prices at which the warrants may be exercised to purchase the securities underlying them;

•	the date on which the right to exercise the warrants will commence and the date on which the right shall expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the other securities with which the warrants are issued and the number of such warrants issued with each such underlying warrant;

•	if applicable, the date on and after which the warrants and other securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain material United States federal income tax considerations;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

In the case of warrants to purchase shares of our capital stock, certain provisions may allow or require the exercise price payable and/or the number of shares of stock purchasable upon warrant exercise to be adjusted upon the occurrence of events described in the applicable prospectus supplement, including the issuance of a stock dividend or a combination, subdivision or reclassification of stock; the issuance of rights, warrants or options to all common and preferred stockholders entitling them to purchase our capital stock for an aggregate consideration per share less than the current market price per share of such stock; and any other events described in the prospectus supplement.

DESCRIPTION OF RIGHTS TO PURCHASE SHARES OF COMMON STOCK, PREFERRED

STOCK OR OTHER SECURITIES

The following is a general description of the rights we may issue to our stockholders or, under certain circumstances, third parties, from time to time. The particular terms of the rights, which may be different from or in addition to the terms described below, will be described in a prospectus supplement relating to the rights.

General

We may issue rights to purchase shares of our common stock or our preferred stock, depositary shares, senior debt securities, senior subordinated debt securities, subordinated debt securities, or any combination thereof. The rights may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of rights will be issued under a separate rights agreement to be entered into between a rights agent and us. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency for or with the holders or beneficial owners of rights.

The applicable prospectus supplement will describe the terms of any rights and the related offering in respect of which this prospectus is being delivered, including the following:

•	the title of the rights;

•	the aggregate number of rights issued;

•	the date of determining the stockholders entitled to the rights distribution;

•	the rights agent;

•	the designation and terms of the underlying securities purchasable upon exercise of the rights and the number of such underlying securities initially issuable upon exercise of the rights;

•	if applicable, the designation and terms of the other securities with which the rights are issued and the number of such rights issued with each such underlying right;

•	the price or prices at which the rights may be exercised to purchase the securities underlying them;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence, and the date on which the right will expire;

•	if applicable, the minimum or maximum number of rights that may be exercised at any one time;

•	the procedure and conditions related to the exercise of the rights;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	if applicable, a discussion of certain material United States federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. Rights will be issued in registered form only.

In the case of rights to purchase shares of our capital stock, certain provisions may allow or require the exercise price payable and/or the number of shares of stock purchasable upon exercise of the rights to be adjusted upon the occurrence of events described in the applicable prospectus supplement, including the issuance of a stock dividend or a combination, subdivision or reclassification of stock; the issuance of rights, warrants or options to all common and preferred stockholders entitling them to purchase our capital stock for an aggregate consideration per share less than the current market price per share of such stock; and any other events described in the prospectus supplement.

Exercise of Rights

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to stockholders or to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

The following is a general description of some of the provisions of the stock purchase contracts we may offer from time to time, as well as the related purchase contract agreement and the pledge agreement. The particular terms of any series of stock purchase contracts, which may be different from or in addition to the terms described below, will be described in a prospectus supplement relating to the stock purchase contracts.

The applicable prospectus supplement will describe the terms of any stock purchase contracts and the related offering in respect of which this prospectus is being delivered. Unless otherwise specified in the prospectus supplement, we may issue stock purchase contracts, including contracts obligating holders to purchase from us and obligating us to sell to the holders, a specified number of shares of our common stock or our preferred stock or depositary shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of our common stock or our preferred stock or depositary shares. The consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by us, or on our behalf, of shares of common stock or preferred stock or depositary shares or it may provide for cash value settlement by reference or linkage to the value, performance or trading price of our common stock, preferred stock or depositary shares, all as set forth in the applicable prospectus supplement. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, securing the holders’ obligations to purchase or sell, as the case may be, the common stock or the preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of common stock or preferred stock pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase common stock, preferred stock or depositary shares under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement except upon the termination or early settlement of the related stock purchase contracts or in the event other securities, cash or property is made subject to the pledge agreement in lieu of the pledged securities, if permitted by the pledge agreement, or as otherwise provided in the pledge agreement. Subject to such security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will retain full beneficial ownership of the related pledged securities. Except as described in the prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute such payments to us or the purchase contract agent, as provided in the pledge agreement. The purchase agent will in turn distribute payments it receives as provided in the purchase contract agreement.

DESCRIPTION OF UNITS

We may issue units consisting of common stock, preferred stock, debt securities, warrants, rights, stock purchase contracts or any combination of those securities. The applicable prospectus supplement will describe their terms of any units and the related offering in respect of which this prospectus is being delivered, including the following:

•

the terms of each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately or exchanged for or converted into any other securities;

•	the terms of any unit agreement governing the units;

•	if applicable, a discussion of certain United States federal income tax considerations; and

•	the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities in any one or more of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	to one or more underwriters acting alone for resale to investors or to the public; and

•	through a combination of any such methods of sale.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

In connection with the sale of any of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

•	identify any such underwriter, dealer or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

•	describe any discounts, concessions or commissions allowed by underwriters to participating dealers;

•	identify the amounts underwritten; and

•	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NYSE. We expect that any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions, third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act of 1933, it will be identified in the applicable prospectus supplements.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

The validity of the securities described in this prospectus will be passed upon for us by Drinker Biddle & Reath LLP. The validity of any securities offered in the prospectus supplement relating to such securities will be passed upon for any underwriters or agents by counsel to be named in the prospectus supplement relating to such securities.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Controls over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Radian Group Inc.

We have filed with the SEC a registration statement on Form S–3, of which this prospectus is a part. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our Company and the securities registered hereby, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents contain specific information regarding us. These documents, including exhibits and schedules thereto, may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Section may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov. Our common stock is listed on the New York Stock Exchange under the ticker symbol “RDN.” Our SEC filings are also available (free of charge) from our web site at www.radian.biz. Information contained on our web site or any other web site is not incorporated into this prospectus and does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. These documents contain important information about us and our financial condition. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and may supersede this information. We incorporate by reference the documents listed below, except information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is neither deemed filed nor incorporated by reference herein:

•	our Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 29, 2012, as amended by our Form 10-K/A filed on March 1, 2012;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012, filed on May 10, 2012 and August 9, 2012, respectively;

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our Current Reports on Forms 8-K and 8-K/A filed January 30, 2012, February 23, 2012, March 30, 2012, April 17, 2012, April 27, 2012, May 30, 2012, June 1, 2012, June 12, 2012, June 22, 2012, June 29, 2012; July 9, 2012 and August 1, 2012;

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the description of our common stock set forth in our registration statement on Form 8-A/A filed on August 12, 2004 and in any and all subsequent amendments and reports filed for the purpose of updating that description;

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the description of the preferred share purchase rights set forth in our registration statement on Form 8-A filed on October 13, 2009, the amendments set forth on Form 8-A/A filed on May 4, 2010 and in any and all subsequent amendments and reports filed for the purpose of updating that description; and

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any future filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, including any filings after the date of this registration statement until we terminate this offering.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein may be modified or superseded in the future. Any such statement so modified shall not be deemed to constitute a part of this registration statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this registration statement.

You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, by writing or telephoning us at the following address:

Radian Group Inc.

1601 Market Street

Philadelphia, Pennsylvania 19103

Attention: Investor Relations

(215) 564-6600